As filed with the U.S. Securities and Exchange Commission on August 28, 2025

Registration No. 333-288932

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Wellgistics Health, Inc.

(Exact name of registrant as specified in its charter.)

Delaware	8090	93-3264234
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

844-203-6092

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Norton

3000 Bayport Drive

Suite 950

Tampa, FL 33607

844-203-6092

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Kate L. Bechen

Louis D. Kern

Dykema Gossett PLLC

111 E. Kilbourn Ave., Suite 1050

Milwaukee, WI 53202

(414) 488-7300

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The registrant named in this preliminary prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION, DATED AUGUST 28, 2025

Wellgistics Health, Inc.

Up to               Shares of Common Stock

Warrants to Purchase up to                 Shares of Common Stock

Pre-Funded Warrants to Purchase up to                  Shares of Common Stock

Placement Agent Warrants to Purchase up to              Shares of Common Stock

Up to             Shares of Common Stock Underlying the Warrants, Pre-Funded Warrants and Placement Agent Warrants

Wellgistics Health, Inc. (the “Company,” “we,” “our,” and “us”) are offering up to shares of our Common Stock, par value $0.0001 per share (the “Common Stock”), together with accompanying warrants (the “Warrants”) to purchase up to            shares of Common Stock. The assumed combined public offering price for each share of Common Stock, together with one Warrant to purchase one share of Common Stock, is $         , which is equal to the last reported sale price of our common stock on the Nasdaq Capital Market on          , 2025. The shares of Common Stock and Warrants will be separately issued. Each Warrant will have an exercise price of $         per share, will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Warrants (the “Warrant Stockholder Approval”), provided, however, if the Pricing Conditions (as defined below) are met, the Warrants will be exercisable upon issuance (the “Initial Exercise Date”) and will expire on the five-year anniversary of the Initial Exercise Date. As used herein “Pricing Conditions” mean that the combined offering price per share and accompanying Warrant is such that the Warrant Stockholder Approval is not required under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) because either (i) the offering is an at-the-market offering under Nasdaq rules and such price equals or exceeds the sum of (a) the applicable “Minimum Price” per share under Nasdaq Rule 5635(d) plus (b) $0.125 per whole share of common stock underlying the Warrants or (ii) the offering is a discounted offering where the pricing and discount (including attributing a value of $0.125 per whole share underlying the Warrants) meet the pricing requirements under Nasdaq’s rules.

We are also offering up to            pre-funded warrants (the “Pre-Funded Warrants”), together with accompanying Warrants to purchase up to             shares of Common Stock, to those purchasers whose purchase of shares of Common Stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering in lieu of the shares of Common Stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants will be exercisable upon issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants and accompanying Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The assumed combined public offering price for each such Pre-Funded Warrant and accompanying Warrant is $           , which is equal to the last reported sale price of our Common Stock on Nasdaq on           , 2025, minus $0.0001. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants, Pre-Funded Warrants and Placement Agent Warrants (as defined herein). For each Pre-Funded Warrant sold, the number of shares of Common Stock sold will be reduced on a 1-for-1 basis.

The actual public offering price per share of Common Stock will be determined between us, the Placement Agent (as defined below), and the investors in the offering at the time of pricing, and may be at a discount to the current market price of our Common Stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “WGRX”. The last reported sale price of our Common Stock on Nasdaq on August 27, 2025, was $1.73 per share. There is no established public trading market for the Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants or the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited.

This offering will terminate on            , 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The public offering price per share of common stock (or pre-funded warrant) and accompanying Warrant will be fixed for the duration of this offering.

We have engaged                 (the “Placement Agent”), to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no minimum number of securities or amount of proceeds required as a condition to closing in this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow trust or similar arrangement and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. We will bear all costs associated with the offering. See the section of this prospectus entitled “Plan of Distribution” on page 55 of this prospectus for more information regarding these arrangements.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and a “smaller reporting company,” each as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings. See the sections of this prospectus entitled “Implications of Being an Emerging Growth Company” and “Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risks. See the section of this prospectus entitled “Risk Factors” beginning on page 6 of the prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus and in the documents incorporated by reference into this prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and accompanying Warrant(2)	Per Pre-Funded Warrant and accompanying Warrant(2)	Total(2)
Public Offering Price	$		$
Placement Agent Fees(1)	$		$
Proceeds, Before Expenses, to us	$		$

(1) We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds raised in this offering. We have also agreed to reimburse the Placement Agent for its legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000, and for its clearing expenses in the amount of $15,950. In addition, we have agreed to issue to the Placement Agent, or its designees, warrants to purchase a number of shares of Common Stock equal to 7.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants sold to the investors in this offering at an exercise price equal to 125% of the public offering price per share of Common Stock and accompanying Warrant (the “Placement Agent Warrants”). We refer you to “Plan of Distribution” on page 55 of this prospectus for additional information regarding Placement Agent compensation.

(2) Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

The delivery of the securities offered hereby is expected to be made on or about                , 2025, subject to satisfaction of certain customary closing conditions.

The date of this prospectus is              , 2025

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ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires, references to “Wellgistics Health,” the “Company,” “we,” “us,” “our” and similar terms refer to Wellgistics Health, Inc., a Delaware corporation, and our consolidated subsidiaries. References to shares of “Common Stock” refer to shares of our common stock, par value $0.0001 per share.

We are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus and the offering of our Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in this prospectus, any related free-writing prospectus, and any prospectus to which we have referred you. Neither we nor the Placement Agent has authorized any other person to provide you with information different from that contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Placement Agent take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither the delivery of this prospectus, nor any sale or delivery of our Common Stock, shall under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. You should not assume that the information appearing in this prospectus any post-effective amendment, and any applicable prospectus supplement to this prospectus is accurate as of any date other than their respective dates. This prospectus will be updated and made available for delivery to the extent required by the federal securities laws.

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under the section of this prospectus entitled “Where You Can Find More Information.” You should carefully read this prospectus as well as the additional information described under the section of this prospectus entitled “Information Incorporated By Reference” before deciding to invest in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section of this prospectus entitled “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or that is incorporated by reference herein. This summary does not contain all of the information you should consider before investing in our Common Stock. Before deciding to invest in our Common Stock, you should read this entire prospectus carefully, including the section of this prospectus entitled “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus.

Overview

Founded in 2022, we are a holding company for existing and future planned operating companies centered around pharmaceuticals and healthcare services. Currently, we exist as a holding company conducting business through two wholly owned subsidiaries— Wood Sage LLC (“Wood Sage”) and Wellgistics, LLC—and two indirect subsidiaries—Wellgistics Tech & Hub, LLC (f/k/a Alliance Pharma Solutions LLC d/b/a DelivMeds) (“Wellgistics Tech & Hub”) and Wellgistics Pharmacy, LLC (f/k/a Community Specialty Pharmacy, LLC) (“Wellgistics Pharmacy”).

In January 2023, we entered into a Membership Interest Purchase Agreement (the “Wood Sage MIPA”) with Nikul Panchal, an individual resident of the State of Florida in connection with our acquisition of Wood Sage (the “Wood Sage Acquisition”). We completed the Wood Sage Acquisition on June 16, 2024. Wood Sage is a holding company formed as a limited liability company formed under the laws of Florida on June 27, 2014, holding all of the equity interests in Wellgistics Tech & Hub, a company focusing on back-end healthcare technology, and Wellgistics Pharmacy, a community pharmacy.

In May 2023, we entered into a Membership Interest Purchase Agreement with Wellgistics, LLC and its owners, Strategix Global LLC, Nomad Capital LLC, Jouska Holdings LLC, and Brian Norton (the “Wellgistics MIPA”), whereby we agreed to acquire all of the issued outstanding membership interests of Wellgistics, LLC (the “Wellgistics Acquisition”). Wellgistics, LLC was founded in 2013, and is a distributor of pharmaceutical products. After negotiating and executing subsequent amendments to the Wellgistics MIPA, we closed on the Wellgistics Acquisition on August 30, 2024. We have entered into several amendments to the Wellgistics MIPA after closing on the Wellgistics Acquisition as detailed in the sections of this prospectus entitled “Business,” “Unaudited Pro Forma Combined Financial Information” and “Certain Relationships and Related Person Transactions.”

In April 2025, we entered into an Agreement and Plan of Merger (the “Peek Merger Agreement”) by and among Wellgistics Health, Inc., Wellpeek Merger Sub 1, Inc. (“Merger Sub 1”), Wellpeek Merger Sub 2, LLC (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”), Peek Healthcare Technologies, Inc. (“Peek”), and the Stockholder Representative (as defined in the Peek Merger Agreement) whereby we will acquire Peek, a pioneering digital prescription platform, and its subsidiaries, Lumina Marketing, LLC (“Lumina Marketing”) and Lumina Therapeutics, LLC (“Lumina Therapeutics” and, together with Lumina Marketing, the “Lumina Entities”), that provide a range of consulting services to brand-name and specialty-lite drug manufacturers in the areas of market access, branding, and commercialization.

We seek to be a micro health ecosystem, with a portfolio of companies consisting of a pharmacy, wholesale operations, and a technology division that provides a novel platform for hub and clinical services. We are focused on improving the lives of patients while delivering unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors. With the successful integration of our patient-centric approach and innovative healthcare applications, we intend to shift the dynamic of pharmaceutical care to revolve around the patient for a wide range of therapeutic conditions by offering a full spectrum of integrated solutions as a result of leveraging the synergies of our business segments to address access, care coordination, dispensing, delivery, and clinical management of pharmaceutical products ranging from “specialty-lite” to general maintenance conditions.

Recent Developments

XRP Treasury Strategy

WE ARE NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940 AND STOCKHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN A REGISTERED INVESTMENT COMPANY NOR THE PROTECTIONS AFFORDED BY THE COMMODITIES EXCHANGE ACT.

In addition to our core pharmaceutical distribution and healthcare services operations through Wellgistics, LLC, Wellgistics Pharmacy, and Wellgistics Tech & Hub, our management team anticipates executing on a strategic plan to integrate blockchain-based technologies within our existing ecosystem in an attempt to improve our payment infrastructure. In this regard, we expect to implement in the near future a payment solution leveraging the XRP Ledger (XRPL) to facilitate secure, low-cost, real-time payments between the Company, our pharmacy customers, and our manufacturer and vendor partners. This represents an initial phase of our broader strategy to incorporate decentralized technologies that we hope will enhance speed, transparency, and cost-efficiency in the healthcare supply chain. We are actively working to implement this system during the third quarter of 2025, and plan to evaluate additional applications, including smart contracts, claim reconciliation, and direct-to-patient fulfillment.

In this regard, we intend to adopt XRP as a treasury reserve asset on an ongoing basis, subject to market conditions and our anticipated cash needs. Our strategy includes acquiring and holding XRP using cash flows that exceed working capital requirements, and from time to time, subject to market conditions, issuing equity or debt securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase XRP. We expect that we will continue to accumulate XRP after adopting it as our primary treasury reserve asset. We have not set any specific target for the amount of XRP we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional XRP purchases. This overall strategy also contemplates that we may periodically sell XRP for general corporate purposes or in connection with strategies that generate tax benefits in accordance with applicable law, enter into additional capital raising transactions, including those that could be collateralized by our XRP holdings, and consider pursuing strategies to create income streams or otherwise generate funds using our XRP holdings.

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This section summarizes our current treasury strategy for XRP, including our XRP holdings, trading execution, custody, storage and accounting considerations. We reserve the right to update and alter our treasury strategy from time to time. We view XRP as a reliable store of value and a compelling investment. We believe it has unique characteristics as a scarce and finite asset that can serve as a reasonable inflation hedge and safe haven amid global instability.

XRP, which operates as a digital payment and settlement asset on the XRP ledger, is a primary component of our treasury strategy. We view XRP as a digital asset with the potential for global adoption, which has specific utility in financial settlements, specifically as a bridge asset for exchanging different fiat currencies. The total supply of XRP is limited, with 100 billion tokens available and a significant portion—approximately 50 billion tokens held in escrow by Ripple Labs, Inc. XRP is released programmatically to ensure liquidity and minimize market disruption. Within the past year from the date of this prospectus, XRP traded within a range of less than $0.55 to above $3.60 per token, of which price volatility is influenced by market conditions, adoption rates, and regulatory developments.

Our intended XRP treasury strategy is subject to regulatory scrutiny. The SEC has previously initiated legal proceedings against Ripple Labs, Inc. alleging that XRP constitutes an unregistered security under the Securities Act of 1933, as amended. A federal court partially ruled on that case determining that XRP is not deemed a security in secondary transactions, but certain sales of XRP to certain buyers (but not other types of sales to other buyers) did involve securities. In October 2024, the SEC appealed this decision. In late March of 2025, senior executives of the promoters of XRP announced on social media platforms that the SEC had agreed to abandon its appeal without conditions in connection with its settlement agreement with the SEC, which is subject to finalization. On April 10, 2025, the promoters of XRP and the SEC filed a joint motion to pause the judicial proceedings. On April 16, 2025, the Second Circuit granted the joint motion and ordered the SEC to file a status report within 60 days. On May 8, 2025 the promoters of XRP and the SEC entered into a settlement agreement, which provided that, among other things, the parties would jointly request the district court to issue an indicative ruling as to whether it would dissolve an August 7, 2024, injunction and order the escrow account to be released, with $50 million ultimately being paid by the promoters of XRP as a civil penalty to the SEC.

If XRP is deemed a security, secondary transactions may be significantly impacted. Trading platforms that facilitate XRP transactions will need to register as national securities exchanges or operate as alternative trading systems to comply with the Exchange Act. As a result, many platforms may delist XRP in that event, which will reduce market liquidity and increase transaction costs. In addition, institutional participants might reduce trading activity due to increased regulatory scrutiny, which further affects liquidity.

Integration of Blockchain Payments

We intend to integrate blockchain payment solutions into our platform to accept payments in XRP. Our management expects that this capability will expand customer payment options while enabling us to hold and transact in these assets directly.

Corporate Information

The mailing address of our principal executive office is 3000 Bayport Drive, Suite 950 Tampa, FL 33607, and our office’s telephone number is (844) 203-6092. Our website is located at www.wellgisticshealth.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into this prospectus and any prospectus supplement and you should not consider it part of the prospectus or part of any prospectus supplement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited consolidated financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure and the inclusion of reduced disclosure about our executive compensation arrangements. As a smaller reporting company, we are also exempt from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jobs Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable rules of the Securities and Exchange Commission (the “SEC”). We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include: (i) being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; (ii) not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iv) reduced disclosure obligations regarding executive compensation; and (v) not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” that are subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements discuss matters that are not historical facts and instead reflect our management’s expectations, hopes, beliefs, intentions, strategies, and assumptions based on information currently available to us. The forward-looking statements are contained principally in, but not limited to, the sections of this prospectus entitled “Prospectus Summary” and “Risk Factors.” Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because the following discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “approximately,” “outlook,” “predict,” “project,” “forecast,” “potential,” and “continue” or the negative of these words or other similar expressions. However, the absence of these words does not mean that a statement is not forward-looking

Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees of future performance. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance, or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. You are cautioned to not place undue reliance on these forward-looking statements.

We cannot predict all the risks and uncertainties that may impact our business, financial condition, or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts. We qualify all of the forward-looking statements in this prospectus by this cautionary note.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, the following:

●	A shift in pharmacy mix toward lower margin plans, margin compression on branded medications, increased offering of specialty products, fees, mail order pharmacy steering, and programs;
●	Our deriving a portion of its sales from prescription drug sales reimbursed by pharmacy benefit management companies;
●	Our being adversely affected by a decrease in the introduction of new brand name and generic prescription drugs as well as increases in the cost to procure prescription drugs;
●	Changes in economic conditions that adversely affect consumer/client buying practices and market adoption of the Wellgistics Tech & Hub mobile application and the accompanying revenues to premium access/services;
●	Wellgistics Health’s relationships with its primary wholesaler for pharmacy operations and Wellgistics Health’s manufacturer relationships for with its wholesale and hub technology platform entities;
●	Changes in the healthcare industry and regulatory environments;
●	The effects of competition on Wellgistics Health’s future business;
●	Wellgistics Health’s ability to execute its business plans and strategy; and
●	Other risks and uncertainties described in the registration statement of which this prospectus forms a part, including, but not limited to, those risks described in the section of this prospectus entitled “Risk Factors.”

Many of those risk factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. You should read this prospectus with the understanding that our actual future results may be materially different from what we expect.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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THE OFFERING
Issuer	Wellgistics Health, Inc.

Common Stock Offered	Up to shares of Common Stock based on the sale of our Common Stock at an assumed combined public offering price of $ per share of Common Stock, which is the closing price of our common stock on , 2025.

Pre-Funded Warrants Offered	If the issuance of shares of Common Stock to a purchaser in this offering would result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering, then such purchaser may purchase, if they so choose, in lieu of the shares of Common Stock that would result in such excess ownership, a Pre-Funded Warrant to purchase shares of Common Stock. The purchase price of each Pre-Funded Warrant and accompanying Warrant will equal the price per share of Common Stock and accompanying Warrant being sold to the public in this offering, minus $0.0001. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. Each Pre-Funded Warrant will have an exercise price of $0.0001 per share, will be exercisable upon issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Purchasers of Pre-Funded Warrants will also receive an accompanying Warrant as if such purchasers were buying shares of Common Stock in this offering. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

Warrants Offered	Each share of Common Stock or Pre-Funded Warrant is being sold together with one Warrant to purchase one share of Common Stock. The Warrants will have an exercise price of $ per share and will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, the Warrants will be exercisable upon issuance (the “Initial Exercise Date”) and will expire on the five-year anniversary of the Initial Exercise Date. See the section of this prospectus entitled “Description of Securities We Are Offering” for additional information.

Offering Price	$ per share

Common Stock issued and outstanding prior to the Offering	84,064,100 shares of Common Stock (as of August 27, 2025).

Common stock issued and outstanding after the Offering	shares of Common Stock (assuming the full exercise of any Pre-Funded Warrants issued in this offering and no exercise of the Warrants).

Use of proceeds	See the section of this prospectus entitled “Use of Proceeds” on page 11.

Market for the Securities Offered

Our Common Stock is traded on Nasdaq under the symbol “WGRX”.

There is no established trading market for the Warrants or Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants or Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

Transfer Agent	Colonial Stock Transfer Company, Inc.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus. All of these risk factors are incorporated herein in their entirety. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Certain statements in this section, or which are incorporated by reference in this section, are forward-looking statements. For more information, see the sections of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

Risks Related to this Offering and Our Common Stock

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

This is a reasonable best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees, and proceeds to us are not presently determinable and may be substantially less than the maximum amounts described in this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Investors in this offering will experience dilution.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of Common Stock. As a result, investors in this offering will incur immediate dilution of $          per share based on the public offering price of $            per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See the section of this prospectus entitled “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

This offering may cause the trading price of our Common Stock to decrease.

The price per share, together with the number of shares of Common Stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “[a] broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under FINRA “suitability rules. FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and for retail customers determine the investment is in the customer’s “best interest” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities. They may affect investing in our common stock, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell our common stock.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for one year from closing, subject to an exception; (iii) agreement to not enter into any financings for 60 days from closing, subject to certain exceptions; and (iv) indemnification for breach of contract.

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We have not historically paid or declared any dividends on our Common Stock and do not expect to pay or declare cash dividends in the future on a regular basis, if at all.

We have not historically paid or declared any dividends on our Common Stock. Any future dividends on our Common Stock will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate. As such, the return on your investment, if any, has historically been dependent solely on an increase, if any, in the market value of our Common Stock.

If we are required to obtain the Warrant Stockholder Approval, the Warrants will not be exercisable until we are able to receive such approval, and if we are unable to obtain such approval, the Warrants will have no value.

If we are required to obtain the Warrant Stockholder Approval, the Warrants will not be exercisable until, and unless, we obtain the Warrant Stockholder Approval from our stockholders. While we intend to promptly seek stockholder approval, if required, there is no guarantee that the Warrant Stockholder Approval will be obtained. If we are unable to obtain the Warrant Stockholder Approval, the Warrants will have no value. In addition, we will incur substantial costs, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

There is no public market for the Warrants or Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Warrants or Pre-Funded Warrants being offered in this offering, and we do not expect one to develop. In addition, we do not intend to apply to list the Warrants or Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Stock Market. Without an active market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

The holders of Warrants and Pre-Funded Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their Warrants or Pre-Funded Warrants and acquire shares of our Common Stock, except as set forth in the Warrants and Pre-Funded Warrants.

Until a holder of Warrants and Pre-Funded Warrants acquires the shares of Common Stock upon exercise of the Warrants and Pre-Funded Warrants, as the case may be, such holder will have no rights with respect to the shares of Common Stock underlying such Warrants and Pre-Funded Warrants, except as set forth in the Warrants and Pre-Funded Warrants. Upon exercise of the Warrants and Pre-Funded Warrants, holders will be entitled to exercise the rights of common stockholders only as to matters for which the record date occurs after the exercise date.

Risks related to our XRP Acquisition Strategy

WE ARE NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940 AND STOCKHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN A REGISTERED INVESTMENT COMPANY NOR THE PROTECTIONS AFFORDED BY THE COMMODITIES EXCHANGE ACT.

XRP and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

XRP and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty. XRP and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of XRP. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of XRP or the ability of individuals or institutions such as us to own or transfer XRP. For example, the U.S. executive branch and SEC, among others in the United States and abroad, have been active in recent years, and laws including the European Union’s Markets in Crypto Asset Regulation and the U.K.’s Financial Services and Markets Act 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and XRP specifically. The consequences of increased or different regulation of digital assets and digital asset activities could adversely affect the market price of XRP and in turn adversely affect the market price of our common stock. Moreover, the risks of engaging in a XRP treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

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The growth of the digital assets industry in general, and the use and acceptance of XRP in particular, may also impact the price of XRP and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of XRP may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to XRP, institutional demand for XRP as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for XRP as a means of payment, and the availability and popularity of alternatives to XRP. Even if growth in XRP adoption occurs in the near or medium-term, there is no assurance that XRP usage will continue to grow over the long-term.

Because XRP has no physical existence beyond the record of transactions on the XRP blockchain, a variety of technical factors related to the XRP blockchain could also impact the price of XRP. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of XRP transactions, hard “forks” of the XRP blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the XRP blockchain and negatively affect the price of XRP. The liquidity of XRP may also be reduced and damage to the public perception of XRP may occur, if financial institutions were to deny or limit banking services to businesses that hold XRP, provide XRP-related services or accept XRP as payment, which could also decrease the price of XRP. Similarly, the open-source nature of the XRP blockchain means the contributors and developers of the XRP blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the XRP blockchain could adversely affect the XRP blockchain and negatively affect the price of XRP.

Recent actions by U.S. banking regulators have reduced the ability of XRP-related services providers to gain access to banking services and liquidity of XRP may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for XRP and other digital assets.

In addition, while the current administration has expressed support regarding the development and use of digital assets as the industry has anticipated, the specific regulatory frameworks are still to be developed.

Expectations around U.S. digital asset policy, including potential sentiments that the U.S. government is not moving quickly enough or not meeting policy expectations, may adversely affect the price of XRP.

Regulatory change reclassifying XRP as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of XRP and the market price of our Common Stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus.

While senior SEC officials have stated their view that XRP is not a “security” in connection with secondary transactions, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consists of investments in XRP exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations. If XRP is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of XRP that constitute investment assets under the 1940 Act. These steps may include, among others, selling XRP that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our XRP at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if XRP is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of XRP and in turn adversely affect the market price of our Common Stock.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As XRP and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of XRP. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of XRP or the ability of individuals or institutions such as us to own or transfer XRP. See the risk factor entitled “XRP and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty” above. If XRP is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of XRP and in turn adversely affect the market price of our common stock. See the risk factor entitled “Regulatory change reclassifying XRP as a security could lead to our classification as an “investment company under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of XRP and the market price of our Common Stock” above. Moreover, the risks of us engaging in a XRP treasury strategy have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

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Our XRP holdings will be less liquid than our cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the XRP markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability and to the extent we hold XRP, we may not be able to sell XRP at favorable prices or at all. As a result, our XRP holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, XRP we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered XRP or otherwise generate funds using our XRP holdings, including in particular during times of market instability or when the price of XRP has declined significantly. If we are unable to sell our XRP, enter into additional capital raising transactions using XRP as collateral, or otherwise generate funds using our XRP holdings, or if we are forced to sell our XRP at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Due to the unregulated nature and lack of transparency surrounding the operations of many XRP trading venues, XRP trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in XRP trading venues and adversely affect the value of our XRP.

XRP trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many XRP trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in XRP trading venues, including prominent exchanges that handle a significant volume of XRP trading and/or are subject to regulatory oversight, in the event one or more XRP trading venues cease or pause for a prolonged period the trading of XRP or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 5, 2023, complaint that Binance Holdings Ltd. committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the XRP market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the XRP market than is commonly understood. Any actual or perceived false trading in the XRP market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our XRP. Negative perception, a lack of stability in the broader XRP markets and the closure, temporary shutdown or operational disruption of XRP trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the XRP ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in XRP and the broader XRP ecosystem and greater volatility in the price of XRP. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX, and BlockFi filed for bankruptcy, following which the market prices of XRP and other digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase, Inc., and Binance Holdings Ltd., two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of XRP and other digital assets. These were followed in November 2023, by an SEC enforcement action against Payward Inc. and Payward Ventures Inc., together known as Kraken, another large trading venue for digital assets. The price of our common stock may be affected by the value of our XRP holdings, the failure of a major participant in the XRP ecosystem could have a material adverse effect on the market price of our common stock.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our XRP, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our XRP and our financial condition and results of operations could be materially adversely affected.

Security breaches and cyberattacks are of particular concern with respect to our XRP. XRP and other blockchain-based cryptocurrencies and the entities that provide services to participants in the XRP ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of our XRP in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our XRP;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

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Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader XRP blockchain ecosystem or in the use of the XRP network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to XRP, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the XRP industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

The acceptance of blockchain and digital assets as payment on our platform introduces significant risks, including, without limitation, regulatory uncertainty, market volatility, and operational challenges.

Digital assets are subject to evolving legal and regulatory frameworks in the U.S. and internationally. Any change in laws regulating or enforcement actions pertaining to digital assets may restrict the use of these assets, including XRP, expose us to penalties and increase compliance costs, among other things. In addition, the value of digital assets is highly volatile and may fluctuate due to market dynamics, macroeconomic factors or technical vulnerabilities, potentially reducing their liquidity and utility as a payment method.

Our ability to convert digital asset payments into fiat currency may be impaired during periods of market instability, while funds stored in digital assets lack protections offered by institutions such as the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. The integration of blockchain payment systems may expose us to risks of cyberattacks, fraud, or technical failures, potentially resulting in financial losses or reputational damage. The limited familiarity of consumers and institutions with digital assets may also hinder adoption and increase operational costs, while evolving tax obligations and reporting requirements related to digital asset transactions might create additional issues and risks relating to compliance. These factors may negatively affect our business, financial condition and results of operations.

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USE OF PROCEEDS

We will receive net proceeds of approximately $         million from this offering (assuming the sale of all shares offered hereby at a public offering price of $           per share, which represents the closing price of the Common Stock on Nasdaq on              , 2025), after deducting Placement Agent fees and estimated offering expenses payable by us. However, this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a closing condition, and we may not sell all or any of these securities offered in this prospectus; as a result, we may receive significantly less in net proceeds.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include operating expenses, research and development, and pending and future acquisitions. We have not determined the amount of net proceeds to be used specifically for any of such purposes. Although we may, from time to time, evaluate potential strategic investments and acquisitions, we do not have any definitive agreements in place to make any such acquisitions at this current time. We will not prioritize any of these uses of proceeds to the extent we receive less than the approximate net proceeds identified above.

Our expected use of net proceeds from this offering and our existing cash and cash equivalents represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used include:

●	The existence of other opportunities or the need to take advantage of changes in timing of our existing activities;
●	The need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions and competitive developments; and/or
●	If strategic opportunities present themselves (including acquisitions, joint ventures, licensing and other similar transactions).

As a result, we cannot predict with any certainty our use of the net proceeds from this offering. Our management will retain broad discretion over the allocation of the net proceeds from this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

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CAPITALIZATION

The following table presents a summary of our cash and cash equivalents and capitalization as of June 30, 2025:

●	on an actual basis;
●	on an as adjusted basis to reflect the issuance and sale of 11,182,565 shares of Common Stock subsequent to June 30, 2025; and
●	on an as adjusted basis to reflect the issuance and sale of shares of Common Stock or, in lieu thereof, Pre-Funded Warrants to purchase up to shares of Common Stock, and accompanying Warrants to purchase up to shares of Common Stock in this offering at an assumed public offering price of $ per share, which represents the closing price of the Common Stock on Nasdaq on , 2025, after deducting Placement Agent Fees and estimated offering expenses payable by us.

The unaudited as adjusted information below is prepared for illustrative purposes only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read the following table in conjunction with information contained in our Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent quarterly reports, which are incorporated herein by reference, such as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our historical financial statements, and the related notes to such financial statements.

	As of June 30, 2025
(in thousands)	Actual	As adjusted
Cash and cash equivalents	$419,942	$
Common stock, $0.0001 par value, 500,000,000 shares authorized, 72,881,535 and 51,055,508 shares issued and 63,144,817 and 51,055,508 shares outstanding as of June 30, 2025 and December 31, 2024, respectively	6,315
Additional paid-in capital	49,759,467
Accumulated deficit	(48,860,527)
Total stockholders’ equity	$905,255	$

Each $0.10 increase (decrease) in the assumed public offering price of $           per share would increase (decrease) each of cash and cash equivalents, additional paid-in capital and total shareholders’ equity by approximately $        , assuming the number of shares of Common Stock set forth on the cover page of this prospectus remains the same, and after deducting estimated Placement Agent fees and estimated offering expenses. Similarly, each increase (decrease) of            shares in the number of shares of Common Stock offered would increase (decrease) cash and cash equivalents, additional paid-in capital and total shareholders’ equity by approximately $        , assuming the assumed public offering price remains the same, and after deducting estimated Placement Agent Fees and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The above discussion is based on 72,881,535 shares of our Common Stock outstanding as of June 30, 2025.

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DILUTION

If you purchase securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering.

Our net tangible book value as of June 30, 2025, was $(43,560,033), or $(0.60) per share of our Common Stock. Our net tangible book value is the amount of our total tangible assets minus total liabilities. Net tangible book value per share as of June 30, 2025, is our net tangible book value divided by the number of shares of Common Stock outstanding as of June 30, 2025.

The information below is illustrative only. Our dilution following the closing of this offering will change based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included in our Annual Report on Form 10-K and subsequent quarterly reports.

After giving effect to the sale of the maximum number of shares of Common Stock offered hereby, or                   shares in this offering at an assumed public offering price of $       per share of Common Stock, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025, would have been approximately $         million, or approximately $         per share of Common Stock. This amount represents an immediate increase in as adjusted net tangible book value of $              per share of Common Stock to our existing stockholders and an immediate dilution of $          per share of Common Stock to investors participating in this offering. We determine dilution per share of Common Stock to investors participating in this offering by subtracting as adjusted net tangible book value per share of Common Stock after giving effect to this offering from the public offering price per share of Common Stock paid by investors participating in this offering.

Assumed offering price per share of Common Stock			$
Actual Net tangible book value per share of Common Stock before this offering(1)		$(0.60)

Increase in net tangible book value per share attributable to new investors(2)	$
Net tangible book value per share after this offering(3)			$
Immediate dilution in net tangible book value per share to new investors			$

(1)	Determined by dividing (i) net tangible book value (total assets less intangible assets) less total liabilities by (ii) the total number of shares of Common Stock issued and outstanding prior to the offering.
(2)	Represents the difference between (i) as adjusted net tangible book value per share after this offering and (ii) net tangible book value per share as of June 30, 2025.
(3)	Determined by dividing (i) as adjusted net tangible book value, which is our net tangible book value plus the cash proceeds of this offering, after deducting the estimated offering expenses payable by us, by (ii) the total number of shares of Common Stock to be outstanding following this offering.

A $0.10 increase (decrease) in the assumed combined public offering price per share of $         would increase (decrease) the as adjusted net tangible book value by approximately $          ($            ) per share and the dilution to new investors by $       ($       ) per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated Placement Agent fees and estimated offering expenses payable by us. An increase (decrease) of                in the number of shares offered by us would increase (decrease) the as adjusted net tangible book value by approximately $            ($           ) per share and the dilution to new investors by $         ($       ) per share, assuming no change in the public offering price per share of Common Stock, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us.

The number of shares of our Common Stock outstanding is based on an aggregate of                  shares of our Common Stock outstanding as of June 30, 2025, and excludes:

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INDUSTRY AND MARKET DATA

Some of the market and industry data contained in this prospectus are based on independent industry publications or other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified and cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained herein, and our beliefs and estimates based on such data, may not be reliable.

BUSINESS

Overview

Incorporated in 2022, we are a holding company for existing and future planned operating companies within the pharmaceutical, healthcare, and healthcare technology industries. We seek to be a micro health ecosystem, with a portfolio of companies consisting of a pharmacy, wholesale operations, and a technology division that provides a novel platform for hub and clinical services. We are focused on improving the lives of patients while delivering unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors. With the successful integration of our patient-centric approach and innovative healthcare applications, we intend to shift the dynamic of pharmaceutical care to revolve around the patient for a wide range of therapeutic conditions by offering a full spectrum of integrated solutions as a result of leveraging the synergies of its business segments to address access, care coordination, dispensing, delivery, and clinical management of pharmaceutical products ranging from “specialty-lite” to general maintenance conditions.

As of the date of this prospectus, we are a holding company that currently conducts business through two direct subsidiaries—Wood Sage and Wellgistics, LLC—and two indirect subsidiaries—Wellgistics Tech & Hub and Wellgistics Pharmacy. We have also entered into an agreement whereby we will acquire a third direct subsidiary, Peek. We expect to close on our acquisition of Peek during the third quarter of 2025.

We closed on our acquisition of Wood Sage on June 16, 2024. Wood Sage is a holding company with no operations other than those of its wholly owned subsidiaries, Wellgistics Tech & Hub and Wellgistics Pharmacy, which it acquired in August 2023. Wellgistics Tech & Hub was founded in 2017 and has been operating as a healthcare technology company, namely as the creator of a technology platform that was recommissioned to serve as a pharmaceutical hub to facilitate the transfer of prescriptions and provide backend clinical concierge services to a network of independent pharmacies. Wellgistics Tech & Hub has not generated any revenue to date. Wellgistics Pharmacy, was founded in 2011 and has continuously operated as a retail community specialty pharmacy.

We closed on our acquisition of Wellgistics, LLC on August 30, 2024. Closing occurred pursuant to the Wellgistics MIPA, which was first entered into on May 11, 2023, and subsequently amended, most recently on July 24, 2025. As amended, the purchase consideration that we agreed to pay the sellers of Wellgistics, LLC under the revised Wellgistics MIPA consists of:

●	a closing cash payment of $10 million, $1 million of which was paid in immediately available funds to Zions Bank, a creditor of Wellgistics, LLC, by wire transfer, and the remainder of which was converted to common stock of the Company in July 2025;
●	a promissory note in the aggregate principal amount of $15 million plus simple interest accruing annually equal to the “Prime Rate” as published by the Wall Street Journal on January 1 of the applicable year, together payable in two annual installments of $5 million each and a third annual installment of $7.5 million commencing on July 24, 2026;
●	bonus payments in the form of our Common Stock in an aggregate amount of 2,666,224 shares, after accounting for the reverse stock split that we effected on December 5, 2024, that are subject to restrictions on transfer. Such restrictions shall be removed over three years commencing December 31, 2024;
●	shares of restricted Common Stock in an aggregate amount of up to 1,333,111 shares, after accounting for the reverse stock split that we effected on December 5, 2024, that are subject to repurchase if such financial metrics are not met for calendar years 2024, 2025, and 2026 (the “Financial Contingent Bonus Payments”); and
●	contingent bonus payments consisting of 50% cash and 50% our Common Stock to the extent that Wellgistics Health’s EBITDA is in excess of 110% of certain established targets for each of the years ended December 31, 2024, December 31, 2025, and December 31, 2026.

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The Financial Contingent Bonus Payments will no longer be subject to repurchase by Wellgistics Health, according to the following terms:

●	For the calendar year ending December 31, 2024: (i) 222,185 shares of our Common Stock will no longer be subject to repurchase if the gross revenue of Wellgistics, LLC is greater than or equal to $47.2 million, and (ii) 222,185 shares of our Common Stock will no longer be subject to repurchase if the net operating income of Wellgistics, LLC prior to the provision for (a) interest expense and interest income, (b) federal, state, local and foreign taxes based on the income or profits, and (c) depreciation and amortization (“EBITDA”) is greater than or equal to $4.2 million. However, each metric will have been deemed to have been met if the final financial metrics are at least ninety percent (90%) of each target. Further, the largest number of shares that will no longer be subject to repurchase in calendar year 2024 is capped at 444,370 shares.
●	For the calendar year ending December 31, 2025: (i) 222,185 shares of our Common Stock will no longer be subject to repurchase if the gross revenue of Wellgistics, LLC is greater than or equal to $57.7 million, and (ii) 222,185 shares of our Common Stock will no longer be subject to repurchase if the EBITDA of Wellgistics, LLC is greater than or equal to $6.5 million. However, each metric will have been deemed to have been met if the final financial metrics are at least ninety percent (90%) of each target. Further, the largest number of shares that will no longer be subject to repurchase in calendar year 2025 is capped at 444,370 shares.
●	For the calendar year ending December 31, 2026: (i) 222,185 shares of our Common Stock will no longer be subject to repurchase if the gross revenue of Wellgistics, LLC is greater than or equal to $63.5 million, and (ii) 222,186 shares of our Common Stock will no longer be subject to repurchase if the EBITDA of Wellgistics, LLC is greater than or equal to $7.5 million. However, each metric will have been deemed to have been met if the final financial metrics are at least ninety percent (90%) of each target. Further, the largest number of shares that will no longer be subject to repurchase in calendar year 2026 is capped at 444,371 shares.

We focus on providing “specialty-lite” or niche pharmaceutical products and services through Wood Sage and we support these activities through Wellgistics, LLC. We intend to source and distribute pharmaceutical products to our pharmacy and network of independent pharmacy partners throughout the United States, positioning us to negotiate greater discounts based on market share. Our management believes that our digital pharmacy business, hub and clinical services technology platform, and wholesale distribution operations will place us in a position to provide significant value in this key “specialty-lite” market by providing patients access and convenience, while providing partners with ready-to-go market solutions with big data.

Data released from the Centers for Medicare & Medicaid Services illustrates that the National Health Expenditure Data for 2022 grew to $4.5 trillion dollars and accounted for 17.3% of GDP. A deeper dive of this report reveals that total retail prescription drug specialty drug market accounts for less than 10% of total drugs in the market but is responsible for greater than 50% of the prescription drug spend per annum. It is well documented in the literature that the with an expected increase in the health spending share of GDP to 19.7% by 2032. IQVIA’S 2024 report on medicine spending trends found that overall spending in the United States market for medicines reached $435 billion in 2023. After evaluating reasons for increased healthcare expenditure, poor medication adherence continues to be a challenge that causes unnecessary strain on the healthcare system, including, but not limited to, increased hospital admissions and readmissions rates from medication non-compliance and adverse events. Many of these factors are preventable by empowering patient autonomy in their healthcare journey, identifying cost savings opportunities, and providing access to clinical resources and support.

We believe that we are in a prime position to address prescription spending in the “specialty lite” therapy area while improving patient health outcomes by equipping patients with innovative digital health tools. Our pharmacy business has expanded our service coverage area while strengthening our clinical expertise in several key therapeutic categories, including services such as care coordination and patient financial assistance. We anticipate that potential partner relationships will enable the pharmacy business to offer a competitive cash formulary as an alternative option when high insurance deductibles make such formulary economically feasible.

We intend to expand our wholesale activities by continuing to partner with existing, and establishing new, manufacturer relationships. These relationships will help provide sales and clinical education support to pharmacies purchasing pharmaceutical products. Our planned wholesale operations will help us strategically identify opportunities to wholesale products that are normally not carried by the three largest wholesalers in the United States. Furthermore, these wholesale activities should help us enter exclusive or semi-exclusive relationships based on a time period to support revenue maximization. We anticipate that new partnerships with group purchasing organizations will be effective, as such partnerships increase the business division’s visibility with many of our member pharmacies.

Our novel Wellgistics Tech & Hub platform that serves as a pharmacy hub and allows for clinical services to be connected to our pharmacy operations. This platform allows for an end-to-end mobile application solution whereby patients can digitize their prescription journey. The solution helps to preserve patient autonomy, improve prescription price transparency, and provide additional concierge services in an effort to boost medication adherence and improve patient outcomes. Wellgistics Tech & Hub aggregates data collected from administering the software to provide aggregated reports that are tied to medication adherence and outcomes to make a meaningful impact for all stakeholders involved.

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In addition to its core pharmaceutical distribution and healthcare services operations through Wellgistics, LLC, Wellgistics Pharmacy, and Wellgistics Tech & Hub, our management team anticipates executing on a strategic plan to integrate blockchain-based technologies within our existing ecosystem in an attempt to improve our payment infrastructure. In this regard, we expect to implement in the near future a payment solution leveraging the XRP Ledger (XRPL) to facilitate secure, low-cost, real-time payments between the Company, our pharmacy customers, and our manufacturer and vendor partners. This represents an initial phase of our broader strategy to incorporate decentralized technologies that we hope will enhance speed, transparency, and cost-efficiency in the healthcare supply chain. We are actively working to implement this system during the third quarter of 2025, and plan to evaluate additional applications, including smart contracts, claim reconciliation, and direct-to-patient fulfillment.

Wellgistics Tech & Hub

Founded in 2017 under the name Alliance Pharma Solutions, LLC and acquired by us in June 2024 through our acquisition of Wood Sage, Wellgistics Tech & Hub serves as the middleware technology arm of our healthcare ecosystem by facilitating prescription transfer and clinical concierge services to a network of independent pharmacies. After conducting an extensive market research survey focusing on competition, Wellgistics Tech & Hub identified several key differentiators from other healthcare technology solutions, including various integrations of the hub with pharmacy management software systems and pharmacy point of sale systems, among others. This suggests that Wellgistics Tech & Hub could serve as an end-to-end patient-centric solution automating the prescription journey. Powered by Wellgistics Pharmacy as the backend pharmacy, Wellgistics Tech & Hub is the frontend technology serving as the middleware between all key stakeholders referenced in what we refer to as the 5P-Model: patients, providers, pharmacies, payors or pharmacy benefit managers, and pharmaceutical manufacturing companies.

Through Wellgistics Tech & Hub, we aim to preserve patient autonomy, improve price transparency, and aid in making a meaningful impact on patient outcomes by eliminating barriers to therapy while simultaneously boosting adherence. We work with channel partners such as pharmaceutical manufacturers, provider groups and accountable care organizations, telehealth companies, and employer groups to offer full suite of patient-centered pharmacy services. Wellgistics Tech & Hub’s business-to-business strategy approach enables prescriptions to be sent directly to Wellgistics Pharmacy and subsequently transferred to an eligible in-network independent pharmacy. Each channel partner is equipped with de-identified data to improve its respective business operation and or improve its renumeration from the value-based services the clinical concierge arm provides.

Wellgistics Tech & Hub services include:

●	Robust Hub Pharmacy Network: establishing relationships with multiple entities (i.e., pharmacy management software systems, wholesalers, buying groups, secondary channel partners, etc.) and their pharmacy networks to provide a robust pharmacy network for prescription dispensing services which spans across all 50 states.
●	Patient Care Coordination: maintaining a dedicated pharmacy team coordinates and tracks patient adherence and safety. Pharmacists and pharmacy technicians work together to complete patient enrollment and work with prescribers to identify potential adherence failures and implement proactive plans to optimize treatment effectiveness.
●	Clinical Services: maintaining a pharmacy team that, with the assistance of pharmacy technicians, provide clinically based drug therapy management programs for clients and patients. These programs include new disease state counseling, adverse event monitoring, refill check-ins, and overall medication therapy management services. In addition, pharmacists work with patients’ prescribers to identify adherence failures and to implement a proactive plan to achieve intended effectiveness. The team also provides emergency pharmacy support services including phone, email, and chat support. We expect that many of these services will be available virtually, through a tele-pharmacy program to make it easier for patients to connect with clinical pharmacists from a mobile application.

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●	Patient Compliance Programs: maintaining and providing compliance and persistency programs designed to support the needs of patients based on therapy regimen by facilitating screening and follow-up with high-risk patients based on concomitant medications to ensure compliance with therapy programs. The data analytics platform aggregates adherence data to identify these patients to allow for proactive interventions to ensure adherence to therapy programs.
●	Benefits Investigation: conducting a benefits investigation for each patient, screening for prior authorization status prior to adjudicating the claim, determining the projected deductibles, coinsurance, and out-of-pocket maximums to assist the patient with adhering to therapy programs and/or working with the prescriber to identify alternative recommendations. Its specialists provide all necessary coding for the prescribed therapy or service. Any prior authorization or predetermination requirements are defined at the time of the benefits investigation.
●	Patient Financial Assistance: maintaining a pharmacy team, in conjunction with its partners, to assist patients by navigating their benefits and finds third-party financial assistance to address coverage deficiencies. When available, it works with available cash drug discount providers, manufacturer co-pay cards, co-pay payment plans, including co-pay card enrollment and program management. The team also coordinates with many external charitable foundations and research grant organizations that help subsidize the cost of medications for patients.
●	Prior Authorization: assisting, in conjunction with its partners, with the prescribing physicians and their staff, contacts the patient’s insurance plan and collects all necessary patient specific information, together with supporting documentation, to provide to the appropriate third party to support reimbursement for the prescribed medication. If the required therapy is not listed on the third-party payer’s formulary, it compiles the necessary information to file a formulary exception on behalf of the patient. These services work to minimize prescription abandonment while simultaneously improving outcomes and revenue optimization for provider groups and pharmaceutical manufacturing clients.
●	Data Access & Reporting: producing de-identified customizable reports tailored to the requirements of each channel partner. These reports enable clients to conduct data mining on prescribing patterns, insurance coverage, and track and trace dispositions status, among many others. The technology can also create real-time data dashboards for enterprise clients such as account care organizations, payors, and health systems.
●	AI Driven Technology: using artificial intelligence to facilitate a convenient and easy-to-use pharmacy experience for users of its digital pharmacy and mobile technology solutions. Its smart algorithm conducts efficient routing of prescriptions to partner pharmacies based on pharmacy benefit manager/payor contracts, pharmacy state licenses, pricing, and other location features such as hours of operations and service level provided, thereby eliminating delays with receiving prescription products and time to initiate therapy. The application will also auto-apply discount and manufacturer copay cards based on eligible commercial plans or cheaper cash options.
●	Optimized Prescription Journey: providing an easy button for refill reminders and processing, which can be initiated by the dispensing pharmacy or the patient. Reminders in the form of push notifications, texts, and emails are all configurable. Through the application and with our integrated pharmacy partners, it is able to provide the end-to-end solution, assisting with co-pay collection, providing 100% pass through to our integrated partner pharmacies, and arranging for the delivery of that medication via our nationwide partnerships with Lyft and Roadie.

In the future, we expect that we will generate recurring SaaS transaction fees for use of our technology to transfer prescriptions into our pharmaceutical network. Revenue driven by this model will be derived from pharmaceutical manufacturers and other strategic channel partners paying for the following services: patient care coordination, clinical services, compliance and persistency programs, patient financial assistance, prior authorizations and access to data.

Wellgistics Pharmacy, LLC

Founded in 2011 under the name Community Specialty Pharmacy, LLC and acquired by us in June 2024 through our acquisition of Wood Sage, Wellgistics Pharmacy serves as the backbone dispensing pharmacy of our healthcare ecosystem. First operating as a retail community specialty pharmacy, Wellgistics Pharmacy provides general and specialty pharmacy services dedicated to servicing the needs of patients, as well as clinical expertise, technology-driven innovation tools, and administrative efficiencies that support physicians, payers, and pharmaceutical manufacturers. Initially focusing on providing HIV/AIDS products, Wellgistics Pharmacy has expanded its business operations to perform 340B services by partnering with local clinics and provider groups. It has pursued pharmacy state licenses to convert its business into a mail order pharmacy. Currently, Wellgistics Pharmacy is licensed in 32 states and the District of Columbia, with superb license coverage along the east coast. While Wellgistics Pharmacy voluntarily forfeited its specialty accreditations, Wellgistics Pharmacy maintains specialty internal standard operating procedures and performs all of the functions of a specialty pharmacy.

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Wellgistics Pharmacy purchases pharmaceuticals including specialty medications from manufacturers and wholesale distributors, fills prescriptions, labels, packages and delivers these pharmaceuticals to patients’ homes or physicians’ offices through contract couriers or carriers. It maintains a call center and customer support within its pharmacy located in Tampa, Florida. Wellgistics Pharmacy has several 340B relationships, acting as the dispensing pharmacy for these healthcare facilities that help drive revenue and prescription volume. Wellgistics Pharmacy’s relationship with Wellgistics, LLC and other wholesalers enables it to offer a competitive cash-based formulary for the uninsured and underinsured patient populations. Given its low-cost business model, Wellgistics Pharmacy believes there is an opportunity to gain market share with small- to medium-size employer groups in a partnership model with other consumer driven healthcare companies to the extent that more patients elect to pay out of pocket for prescriptions.

Wellgistics Pharmacy’s current revenue model is based on prescription fulfillment and reimbursement from payors (i.e., insurance companies/pharmacy benefit managers) and patient copayments for prescription drugs. Wellgistics Pharmacy adds value to our combined operations by providing an opportunity to centrally perform the general and specialty services on behalf of our network of independent pharmacies, leveraging proprietary technology solutions and thereby reducing network pharmacy administrative burden and associated costs.

Wellgistics Pharmacy’s services include:

●	Patient Care Coordination: coordinating and tracking patient adherence and safety. Pharmacists and pharmacy technicians work together to complete patient enrollment and work with prescribers to identify potential adherence failures and implement proactive plans to optimize treatment effectiveness.
●	Clinical Services: providing, with the assistance of pharmacy technicians, clinically-based drug therapy management programs for clients and patients. These programs include new disease state counseling, adverse event monitoring, refill check-ins, and overall medication therapy management services. Wellgistics Pharmacy’s pharmacists’ work with patients’ prescribers to identify adherence failures and to implement a proactive plan to achieve intended effectiveness. Wellgistics Pharmacy also provides emergency pharmacy support services.
●	Compliance and Persistency Programs: maintaining compliance and persistency programs that support the needs of patients based on their therapy regimen. High-risk patients are proactively managed by Wellgistics Pharmacy’s pharmacy teams to ensure adherence to therapy programs. Wellgistics Pharmacy offers special compliance packaging including unit dose and blister packs to promote patient adherence.
●	Patient Financial Assistance: assisting, in conjunction with its partners, patients by navigating their benefits and finding third-party financial assistance to address coverage deficiencies. When available, Wellgistics Pharmacy works with available co-pay assistance programs, including co-pay card enrollment and program management. Wellgistics Pharmacy’s team also coordinates with many external charitable foundations and research grant organizations that help subsidize the cost of medications for patients.
●	Prior Authorization: assisting, in conjunction with its partners, in coordinating with prescribing physicians and their staff, contacting the patient’s insurance plan and collects all necessary patient specific information, together with supporting documentation, to provide to the appropriate third party to support reimbursement for the prescribed medication. If the required therapy is not listed on the third-party payer’s formulary, Wellgistics Pharmacy compiles the necessary information to file a formulary exception on behalf of the patient.
●	Risk Evaluation and Mitigation Strategy: administering Risk Evaluation and Mitigation Strategy protocols on all levels of risk mitigation, which is required by many pharmaceutical manufacturers due to regulatory requirements. The United States Food and Drug Administration (the “FDA”) requires Risk Evaluation and Mitigation Strategy from certain manufacturers to ensure that the benefits of a drug or biological product outweigh its risks. Manufacturers are required to comply with specific FDA requirements that may include medication use guides, black box warnings/patient package insert language, and a communication plan to healthcare providers. As part of Risk Evaluation and Mitigation Strategy protocols, manufacturers may also be required to comply with Elements to Assure Safe Use to mitigate a specific serious risk listed in the labeling of the drug, including specialized training and certifications, required dispensing locations, patient monitoring, and associated reporting. Wellgistics Pharmacy has standard operating procedures in place to support all aspects of a Risk Evaluation and Mitigation Strategy program, administration, drug fulfillment, disease management, medication guide dispensing, and the Elements to Assure Safe Use specific to a pharmaceutical manufacturer’s program.

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Wholesale — Wellgistics, LLC

Founded in 2013 and acquired by us in August 2024, Wellgistics, LLC serves as the wholesale arm of our healthcare ecosystem as a 50-state, FDA-licensed and NABP-accredited pharmaceutical wholesaler distributor, bridging the gap between small- to mid-size pharmaceutical manufacturers and independent retail pharmacies. Serving over 5,000 registered pharmacies nationwide, Wellgistics, LLC provides significant value by offering competitive pricing, unique products, and exceptional service, while also promoting manufacturers’ products to a diverse range of pharmacies. Wellgistics, LLC’s primary focus is on supporting independent retail pharmacies in search of better products, prices, and services, thereby ensuring their growth and sustainability in the competitive pharmaceutical sector.

Wellgistics, LLC provides distribution and third party logistics services to both pharmaceutical manufacturers and independent retail pharmacies. With over 60 manufacturing relationships, Wellgistics, LLC identifies niche therapeutic products and work with its manufacturing clients to increase market access and visibility of its client relationships with product awareness and support campaigns. Specifically, Wellgistics, LLC helps promote product distribution through its network of pharmacy buyers by providing sales and marketing support. These services include providing product education, identifying opportunities for therapeutic substitution when clinically relevant, and cost savings opportunities for pharmacies and their patients. Wellgistics, LLC’s portfolio of products is comprised of 65% topical generics with a primary focus on the dermatology market, 20% oral generic formulations primarily in the non-narcotic pain category, 10% oral and topical brand formulations, and 5% in the over-the-counter market space. Its investments in cold chain infrastructure will position this division to compete in the specialty-lite therapy category while also expanding our ability to house additional branded products.

Wellgistics, LLC’s services include:

●	Distribution: distributing branded and generic pharmaceuticals, as well as over-the-counter healthcare and consumer products throughout the United States. The Wellgistics, LLC main office is located in Tampa, Florida. Wellgistics, LLC’s primary distribution center is located in Lakeland, Florida and another facility is located in Columbus, Ohio. This segment is dedicated to supporting independent retail pharmacies in search of competitive pricing, unique products, and exceptional services, ensuring their growth and sustainability within the competitive pharmaceutical sector.
●	Third-Party Logistics: Wellgistics, LLC’s third-party logistics segment focuses on providing various services, including warehousing, inventory management, pick and pack, and shipping, to small and mid-size pharmaceutical manufacturers. By investing in FDA-regulated warehouse facilities and a state-of- the-art cold chain infrastructure, Wellgistics, LLC ensures the highest standards of product integrity and timely delivery. This segment allows Wellgistics, LLC to offer comprehensive supply chain solutions to both manufacturer partners and independent retail pharmacies.

Peek

On April 8, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Wellpeek Merger Sub 1, Inc. (“Merger Sub 1”), Wellpeek Merger Sub 2, LLC (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”), Peek Healthcare Technologies, Inc. (“Peek”), and the Stockholder Representative (as defined in the Merger Agreement). Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), Merger Sub 1 will merge with and into Peek (the “First Merger”), with Peek continuing as the surviving entity and a wholly owned subsidiary of the Company. Immediately thereafter, Peek will merge with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 continuing as the surviving entity. The Mergers, taken together, are intended to constitute an integrated plan and be treated as a “reorganization” for U.S. federal income tax purposes. The board of directors and officers of Merger Sub 2 existing as of the Effective Time will serve as the board of directors and officers of Merger Sub 2, as the ultimate surviving entity.

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Peek is a pioneering digital prescription platform that seeks to transform how patients shop for medications by providing real-time pricing transparency to assist consumers with making more informed medication purchase decisions. Peek’s mission is to empower individuals with price transparency, innovative comparison tools, and seamless access to affordable prescriptions nationwide. Lumina Marketing, LLC, a Florida limited liability company (“Lumina Marketing”), and Lumina Therapeutics, LLC, a Delaware limited liability company (“Lumina Therapeutics” and, together with Lumina Marketing, the “Lumina Entities”) are affiliates of Peek and provide a range of consulting services to brand-name and specialty-lite drug manufacturers in the areas of market access, branding, and commercialization.

As a condition to and prior to the closing of the Mergers, Peek will acquire all of the assets of each of the Lumina Entities in exchange for newly issued shares of Class A Common Stock of Peek (the “Lumina Contribution Shares”). Following closing of the transactions contemplated by the Merger Agreement, the legacy Peek and Lumina Entity businesses will operate under a single, wholly-owned subsidiary of the Company.

At the effective time of the First Merger (the “First Effective Time”), the Lumina Contribution Shares that are issued and outstanding immediately prior to the First Effective Time will be converted into the right to receive Closing Merger Consideration as follows:

●	A cash payment by the Company equal to $2,000,000, minus (i) the amount of Closing Indebtedness (as defined in the Merger Agreement), minus (ii) the amount of any unpaid Transaction Expenses (as defined in the Merger Agreement), plus (iii) the amount by which the Estimated Working Capital (as defined in the Merger Agreement) exceeds $150,000, or minus (iv) the amount by which the $150,000 exceeds the Estimated Working Capital; and
●	An unsecured promissory note made by the Company (the “Note”) in the principal amount of $6,000,000 bearing interest at the rate of 4.5%, compounding annually, and maturing on the third anniversary of the date such note is made.

Also at the First Effective Time, all shares of Class A Common Stock of Peek (other than the Lumina Contribution Shares) and all shares of Class B Common Stock of Peek (collectively, the “Specified Shares”) that are issued and outstanding immediately prior to the First Effective Time will be converted into the right to receive 1,777,778 shares of Company common stock (the “Stock Consideration”) in Closing Merger Consideration as follows:

●	507,615 shares of our Common Stock (the “Guaranteed Stock Consideration”); and
●	1,270,163 shares of our Common Stock (the “Earn-Out Shares”), which shall be subject to forfeiture based on the Surviving Company’s ability to achieve the target aggregate revenue amount of $8,800,000 during the period commencing on the Closing Date and ending on December 31, 2027.

In order to preserve the intended U.S. federal income tax treatment of the Mergers, it is possible that all or a portion of the final payment under the Note may be made in the form of additional shares of our Common Stock, depending on whether and the extent to which any Earn-Out Shares issued at the First Effective Time are forfeited pursuant to the terms of the Merger Agreement.

The consideration to be paid by us will be appropriately adjusted for any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock.

Peek stockholders who have not voted in favor of adopting the Merger Agreement and who perfect their appraisal rights under the Delaware General Corporation Law (the “DGCL”) are entitled to the rights granted by Section 262 of the DGCL in lieu of receiving the consideration described above.

Pursuant to the Merger Agreement, our board of directors resolved to recommend that our stockholders vote in favor of approval of the issuance of shares of our Common Stock under the Merger Agreement. In this regard, we agreed to take all action reasonably necessary to obtain such approval as soon as reasonably practicable following execution of the Merger Agreement and receipt of a disclosure letter containing any limitations or qualifications to the representations and warranties made by Peek under the Merger Agreement.

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The Merger Agreement contains a number of representations, warranties, and covenants made by each of the Company, the Merger Subs, and Peek as of the date of the Merger Agreement or other specified dates. Certain representations and warranties are qualified by materiality and/or information provided in a disclosure letter delivered pursuant to the Merger Agreement.

The representations and warranties of the parties contained in the Merger Agreement generally survive until the eighteen (18) month anniversary of the closing date. However, certain representations and warranties made by Peek, including those with respect to Peek’s organization, standing, and power, capital structure, authority and brokers’ and finders’ fees (each, a “Fundamental Representation”) survive until the expiration of the applicable statute of limitations period plus sixty (60) days.

Except for losses arising out of any inaccuracy in or breach of a Fundamental Representation or a breach by Peek of a covenant, we will be indemnified by Peek’s stockholders to the extent that the aggregate amount of our losses exceeds $80,000, provided that Peek’s stockholders are not responsible for making indemnification payments for such losses in an amount exceeding $800,000, except for our losses resulting from fraud, intentional misrepresentation, or intentional misconduct. Peek’s stockholders will indemnify us for an amount up to $8,000,000 for our losses arising out of any inaccuracy in or breach of a Fundamental Representation or a breach by Peek of a covenant. Except for losses by Peek stockholders resulting from fraud, intentional misrepresentation or intentional misconduct, we will indemnify Peek for losses in an amount up to $800,000.

The Merger Agreement contains customary conditions to closing, including the following mutual conditions of the parties: (i) the Merger Agreement having been duly adopted by the vote of a majority of Peek’s stockholders; (ii) our having received the necessary approvals from our stockholders for the transactions contemplated by the Merger Agreement; (iii) our having received approval for the listing of additional shares of our Common Stock on Nasdaq for any shares of our Common Stock issuable under the Merger Agreement; (iv) no governmental entity having jurisdiction over any party to the Merger Agreement having enacted, issued, promulgated, enforced, or entered any laws or orders, that make illegal, enjoin, or otherwise prohibit consummation of the transactions contemplated by the Merger Agreement; and (v) all consents, approvals and other authorizations of any governmental entity required to consummate the transactions contemplated by the Merger Agreement having been obtained.

We and Peek may terminate the Merger Agreement at any time prior to closing by mutual consent or to the extent that the transactions contemplated by the Merger Agreement are prohibited by law or a governmental authority has issued a final and non-appealable order restraining or enjoining the transactions contemplated by the Merger Agreement.

Each of the Company and Peek unilaterally may terminate the Merger Agreement if (i) such party is not in material breach of the Merger Agreement and the other party is in material breach of the Merger Agreement and such breach cannot be cured by September 30, 2025, or (ii) the conditions to closing have not been fulfilled by September 30, 2025, except to the extent that such conditions have not been fulfilled due to the failure of such party to perform or comply with any of the covenants, agreements or conditions to be performed or complied with by such party prior to closing.

In April 2025, we entered into the Peek Merger Agreement, whereby we will acquire Peek and its subsidiaries, Lumina Marketing and Lumina Therapeutics. We currently anticipate closing on our acquisition of Peek and the Lumina Entities during the third quarter of 2025.

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The 5P-Model

We aim to provide value to all stakeholders along the continuum of healthcare delivery in what is known as its “5P” model: Patients, Providers, Pharmacies, Payors or Pharmacy Benefit Managers and Pharmaceutical Manufacturing Companies:

Our combined synergies position us uniquely to increase patient medication adherence, improve price transparency for all stakeholders, and provide an all-around better patient/pharmacy centric experience.

Patients

Our core focus is on patients. Wellgistics Tech & Hub helps patients adhere to complex medication therapies, process refills and manage any side effects and insurance concerns to ensure they get the best standard of care. The clinical efficacy of drug therapies, especially for chronic conditions, is typically enhanced when patients precisely follow their prescribed treatment regimens (including dosing and frequency). We further believe that medication non-adherence (i.e., patients not following the instructions for their medication or failing to finish taking their medication) can contribute to a substantial worsening of disease and, in some cases, accelerated mortality, which increases hospital and other healthcare costs. Through Wellgistics Tech & Hub, we have established benchmarks for patients based on standards set by the Healthcare Effectiveness Data and Information Set, the National Committee for Quality Assurance, and the Utilization Review Accreditation Commission to help patients achieve adherence rates greater than 80 – 90% based on the disease state. We also helps identify third-party funding support programs through Wellgistics Tech & Hub to help cover expensive out-of-pocket costs.

Wellgistics Tech & Hub helps manage patients’ complex disease states through counseling and education regarding their treatment and by providing ongoing monitoring and, in some cases, proactive follow-up contact to encourage patient adherence to their prescribed therapy. The goal of Wellgistics Tech & Hub’s patient care programs is to provide clinical services in a caring and supportive environment, optimize medication adherence, prevent disease progression and improve therapeutic effectiveness. To accomplish this, Wellgistics Tech & Hub focuses on each patient and provides solutions related to medication access, tolerance and adherence. Further, Wellgistics Tech & Hub’s digital pharmacy concept with mobile technology is able to provide these additional benefits:

●	Autonomy: the ability to select the pharmacy of their choice based on a proprietary algorithm that factors numerous variables and data points for “smart” selection.
●	Convenience: the ability to receive medication via same-day delivery, mail order and or pick up options. Patients do not need to wait in long lines or waste time. They have a plethora of network pharmacies to choose from.
●	Transparency: the ability to utilize an easy-to-use application that provides streamlined information and fair market value pricing for services rendered.

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●	Cost Savings: the ability to access competitive pricing with options to process via insurance, cash and or with a drug discount card.
●	Clinical Value: the ability to have a complete arsenal of clinical services bundled with the application from telehealth, tele-pharmacy, drug interaction reports, basic disease and drug information and refill reminder programs.

Providers

Our team will work with provider offices, groups, and account care organizations to manage prior-authorization and other managed care organization requirements, such as the denial and appeal process, to ensure that complicated administrative tasks do not impair the delivery of quality patient care. Our focus on “specialty-lite” and general maintenance conditions will enable us to develop strong relationships with clinical experts and thought leaders in key therapeutic categories. We will leverage these relationships to gain greater visibility into future drug launches and to stay current on the latest advances in patient care.

We will assist prescribers with personalized and intensive patient support by providing care management related to their patients’ pharmacy needs and improving patient adherence to therapy protocols. We will eliminate the need for physicians to carry inventories of high-cost prescriptions by distributing medications directly to patients’ homes via the Wellgistics Tech & Hub network of independent partner pharmacies. We will also assist providers and their clinical and non-clinical staff members by performing many of the administratively intensive tasks associated with benefits investigations, prior authorizations, and other reimbursement-related matters. Further, we will assist physicians by helping their patients manage the side effects of their therapies and by monitoring adherence. We also will deliver clinical updates in the form of reporting. These reports will be tailored to each organization’s requests by our data analytics team. These physicians will provide clinical updates and assist with managing the pipeline of potential new therapies. Our custom de-identified reports will shed light on patients that enroll into patient compliance programs and also provide keen insights on engagements and or interventions made. Our goal is to improve the renumeration potential for these providers by boosting medication adherence and improving their Healthcare Effectiveness Data and Information Set (“HEDIS”) scores. Further, Wellgistics Health’s digital pharmacy concept with mobile technology will be able to provide these additional benefits:

●	Reporting: Providers too often are disconnected with patients once they leave the practice. Prescriptions can be stopped months before the next office visit, adverse reactions or side effect develop or the medication is transferred to another pharmacy without provider knowledge.
●	Adherence: Reports demonstrate compliance or adherence issues that can alert providers to become engaged sooner rather than later. The solution we are developing will enable providers to receive data on an easy to use and customizable dashboard that will allow providers to tweak variables associated to adherence.
●	HEDIS: HEDIS is one of health care’s most widely used performance improvement tools. Providers are often reimbursed based on their performance in managing patients. The combination of clinical and concierge services help improve adherence to therapy which in turn boosts HEDIS scores for providers.
●	Convenience: An all-in-one solution that provides an integrated healthcare ecosystem that revolves around the patient. Instead of sending prescriptions to multiple pharmacies, providers can select one pharmacy which empowers the patient to pick and choose what variables are important to them for dispensing.
●	Efficiency: Wellgistics Tech & Hub assists patients with locating the best option for their needs while also coordinating benefits such as prior authorizations, applying manufacturing copay cards, analyzing formularies, etc.

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Pharmacies

Wellgistics Pharmacy acts as a digital non-dispensing pharmacy with the primary goal of routing prescriptions to an independent partner pharmacy based on, for example, patient preference, pharmacy capability, and access to prescription drugs. In the event that a patient elects mail order service delivery, we intend to use the back-end pharmacy to fulfill the prescription for the patient. our relationship with its network of independent pharmacies is expected to help grow their business organically by transmitting prescriptions that we will be able to adjudicate without disrupting pharmacy workflow and causing undue delay to patients. Our networks will be broken down into the following categories:

●	Integrated Network: in-network independent pharmacies utilizing Best Rx as their pharmacy management software system where our hub technology platform will be able to electronically transfer prescriptions due to the integrations with the software.
●	Soft Network: in-network independent pharmacies that are not integrated and receive prescriptions transfer via facsimile transmission. This capability will enable us to onboard any of the independent pharmacies in the United States.
●	Retail Network: out of network pharmacies that have not onboarded with Wellgistics Tech & Hub. Patients reserve the right to have their prescription sent to any of the thousands of pharmacies in the United States. However, they will be unable to manage the prescription via Wellgistics Tech & Hub’s mobile technology.
●	Mail Order Network: Wellgistics Pharmacy serves as our in-network independent pharmacy when patients elect to receive their prescriptions via mail.

Our management believes Wellgistics Tech & Hub’s digital pharmacy concept with hub services will be able to provide the following benefits to partner pharmacies who join the Wellgistics Tech & Hub network:

●	Streamlined Workflow: A key differentiator of Wellgistics Tech & Hub, as compared to other applications or programs claiming to have similar capabilities, is workflow system integration. Wellgistics Tech & Hub integrates with pharmacies’ pharmacy management software systems in conjunction with workflow processes to provide an interoperable solution, resolves prior authorizations before the prescription is sent to pharmacy, provides copay collection which is 100% pass through and coordinating the order delivery;
●	Increased Revenue: Participation in the network will enable pharmacies to receive additional prescriptions outside of their normal patient base. An increase in prescription count will lead to an increase in revenue. Many of the services provided by Wellgistics Tech & Hub also eliminate overhead expenses through automation and patient engagement via the app;
●	Larger Patient Diversification: Opportunity to scale and reach more patients that may not have heard of the pharmacy. Through the proprietary “smart” pharmacy algorithm, pharmacies are presented to patients based off of their merit and services rendered; and
●	Additional Renumeration Opportunities: Every prescription dispensed through the network partners will have an opportunity to engage in clinical education services via tele-pharmacy. These consultations provide a unique renumeration opportunity to bill for clinical services with our easy-to-use technology.

Pharmaceutical Manufacturing Companies

We believe that we will be able to provide pharmaceutical manufacturers with a strong distribution channel for existing pharmaceutical products through the coverage and clinical expertise of Wellgistics, LLC’s main distribution facility in Lakeland, Florida and supporting regional locations. In many cases, our national presence and patient centric care model will be critical to becoming a selected partner in the launch of new products. When providing new products to patients, implementing a monitoring program through Wellgistics Tech & Hub to promote adherence to the prescribed therapy, and subsequently aggregating valuable clinical information on behalf of the manufacturer can significantly aid in pharmaceutical manufacturers’ evaluations of product efficacy and general market access. Wellgistics Tech & Hub will receive fees, which we will record as revenue, from certain pharmaceutical manufacturers in return for providing them with a reliable hub pharmacy network and the associated data in the form of reporting or a real-time data analytics dashboard, among other services.

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Wellgistics Tech & Hub offers specialized and highly customized prescription programs for pharmaceutical companies to help them optimize, encourage, and track patient adherence, which helps drive the clinical and commercial success of “specialty-lite” and other drug products. Through Wellgistics Tech & Hub’s customer engagement call center, Wellgistics Tech & Hub promotes educational, sales, and marketing-related services to help pharmaceutical manufacturers cultivate channel strategies as part of their commercial launch preparation, specifically with pharmacy buyers. Wellgistics Tech & Hub further provides pharmaceutical manufacturers with an established distribution channel for their existing pharmaceuticals and their new product launches. In some cases, Wellgistics Tech & Hub believes that these engagements have led to exclusive rights to administer the products of these pharmaceutical companies or a trial period of exclusivity. The adherence rates that result from the patient-centered services directly benefit pharmaceutical manufacturers through clinically appropriate continuity of care of patients that utilize their products who might otherwise have not achieved full benefit from, or failed to achieve the benefit from, their prescribed therapies. In addition, the financial assistance and reimbursement management Wellgistics Tech & Hub provides to patients from the digital pharmacy division acts further to drive pharmaceutical sales.

Pharmaceutical manufacturers frequently seek patient data on the efficacy and utilization of their products, which Wellgistics Tech & Hub provides in a de-identified format compliant with HIPAA. These data provide valuable drug level and clinical information in the form of effectiveness and adherence data to manufacturers to aid in their evaluation of product safety and efficacy. Wellgistics Tech & Hub continues to make significant investments in technological upgrades that will enable us to better provide these analytical services.

We have identified various manufacturing relationships with commercially available products and intend to actively monitor the drug pipeline and maintain dialogue with a significant number of biotechnology and pharmaceutical manufacturers to identify opportunities in pre- and peri-commercial stages of drug development. We believe that limited distribution has become the delivery system of choice for many drug manufacturers because it is conducive to smaller patient populations, facilitates high patient engagement, provides clinical expertise, and elevates focus on service, managing drug supply, real world utilization and patient specific product experience. We also believe the trend toward limited distribution of specialty drugs will continue to expand, making strong representation in this area essential. The Wellgistics Tech & Hub digital pharmacy concept with hub services can provide these additional benefits to partner pharmacies who join Wellgistics Tech & Hub’s network:

●	Reporting: One of the main components that demonstrates value for manufacturers is reporting metrics. Wellgistics Tech & Hub is able to provide customized reporting on a granular level from its centralized database of pharmacies within the network. This in turn drives value across the supply chain as Wellgistics Tech & Hub uses these rebates or subsidies to drive down costs in other areas for patients, creating a holistic value-based system.
●	Compliance: Provider and pharmacy compliance through patient engagement within the app enables Wellgistics Tech & Hub to ensure there are no gaps in therapy by executing and implementing refill reminder programs, working with providers on prior authorizations, automating refill requests, applying copay assistance programs, etc. Tied to prescription adherence, most patients discontinue therapy within the first couple of weeks of starting a regimen. By creating concierge services powered by retail pharmacists through our technology platform, Wellgistics Tech & Hub provides pharmacists with an opportunity to get involved and make impacts before a patient discontinues therapy. In the event the retail pharmacist cannot assist, Wellgistics Tech & Hub utilizes its network of clinical pharmacists to resolve patient concerns or potential red flags triggered by our application.
●	Wholesale Operations: Through its wholesale operations, Wellgistics, LLC is able to provide pharma companies with the ability to leverage Wellgistics, LLC’s distribution network of over 5,000 participating pharmacies and serve as a single point for contracting. Wellgistics, LLC is able to handle the ordering and returns associated with product purchases while also working with the pharmacies on fee collection and billing cycles. The ability to eliminate charge backs and effectively conduct revenue cycle management due to Wellgistics Health’s cash flow serves as a win-win strategy for all.
●	Third-Party Logistics Provider: Wellgistics, LLC’s warehouse operations can assist new manufacturers with the ability to pick, pack, and ship orders with Wellgistics, LLC’s multi-state distribution centers. This removes added operational costs with setting up services in house along with the multitude of operational and administrative costs.
●	Integrated Pharmacy Network with Key Performance Indicators: Wellgistics Tech & Hub has a robust network of pharmacy providers that span traditional enterprise, regional enterprise, and independent pharmacies via Integral platform and mail order options that are multi- state licensed. Within this vast network, Wellgistics Tech & Hub has carved out a preferred network that is continuously evaluated on key performance indicators such as prescription adherence, refill percentage, prior authorization success, prescription turnaround therapy and prescription days covered. These performance indicators are benchmarks for several national accrediting bodies in pharmacy and are used as the gold standard in selecting pharmacies to have preferred distribution channels for manufacturer direct relationships.

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Payors & Pharmacy Benefit Managers

With the increasing trend of vertical integration in healthcare, the industry is seeing more alignment across payors, pharmacy benefit managers, pharmacies, specialty pharmacy, digital health, primary care, and in home medical services. The notable acquisitions in the payor and pharmacy benefit manager space include CVS/Caremark and Aetna, United Healthcare and Optum Rx, and Cigna and Express Scripts. Many of the other pharmacy benefit managers have similar relationships including Prime Therapeutics and Blue Cross Blue Shield, Humana and DST Solutions, and the recent acquisitions made by Anthem.

With healthcare systems shifting from fee-for-service to value-based care, these companies are looking for strategic acquisitions or partnerships to taper the rising cost of healthcare. Self-funded organizations are on the rise and added government and regulatory pressure on the pharmacy benefit manager industry as a whole is priming this market to re-evaluate antiquated business models and foster an environment with better pricing transparency. Managed care models such as per member per month with revenue sharing on savings has become largely popular in the healthcare space. Although we are not currently servicing a payor or pharmacy benefit manager today, we see this as an opportunity to penetrate this market based on synergistic services aimed at controlling high drug spend and improving patient outcomes. Further, our management believes that Wellgistics Tech & Hub’s digital pharmacy concept with mobile technology is able to provide payors and pharmacy benefit managers with aggregate data to provide these additional benefits:

●	Compliance (Programs): Enrolling patients into loyalty programs that rewards them for adherence to therapies, participation or patient engagement in clinical education programs that directly impact patient behavior and refill reminder programs to alert patients to stay on top of medication management.
●	Compliance (Therapy): Programs with healthcare professionals spanning from Board-Certified Medical Providers for telehealth services to Clinical Pharmacists for tele-pharmacy services such as initial prescription counseling, monitoring side effects, adverse drug event reporting and medication therapy management.
●	Compliance (Costs): Providing patients with cash-alternative options to supplement the expenses of insurance-based services. For payor’s lacking an integrated pharmacy benefit manager, Wellgistics Tech & Hub can serve as an integrated healthcare ecosystem providing mail order service, an integrated pharmacy network, and wholesale prescription acquisition pricing.
●	Compliance (Transportation): A well-known barrier to patient adherence for medical visits and prescription therapy is transportation impediments. Wellgistics Tech & Hub solves this issue for patients by working with national delivery partners and getting meds to the doors of patients.
●	Reducing Expenses: Through the various synergistic clinical programs, Wellgistics Tech & Hub plays a direct role in improving patient outcomes which aid payors and pharmacy benefit managers in reducing long-term costs associated with nonadherence such as hospitalizations and procedures.

Vendors/Suppliers

Wellgistics Tech & Hub obtains the pharmaceuticals and medical supplies that it provides to its patients through AmerisourceBergen, Wellgistics, LLC, and other secondary wholesalers for Wellgistics Pharmacy. We consider AmerisourceBergen to be the primary wholesaler due to the wide array of products AmerisourceBergen carries to service general and specialty-lite medications required by Wellgistics Tech & Hub’s patient population. Additionally, Wellgistics, LLC has direct contracts with several pharmaceutical manufacturers to offer the services of Wellgistics Tech & Hub and as part of that relationship, Wellgistics, LLC is able to source directly from these manufacturers for Wellgistics Pharmacy. In the event of a termination of Wellgistics Tech & Hub’s relationship with AmerisourceBergen, we believe that we will be able to locate at least one alternative drug wholesaler from whom we could source each indirectly purchased drug that is dispensed. We further believes that we could replace the inventories without a material disruption to its operations. However, certain pharmaceuticals, such as the specialty-lite and other niche drugs that are purchased directly from pharmaceutical manufacturers, may not be available from any other source.

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On the wholesale side, Wellgistics, LLC sources products directly from pharmaceutical manufacturers. On occasion, Wellgistics, LLC may purchase products from other distributors when an opportunity presents based on pricing and Wellgistics, LLC’s ability to move that product within its network of purchasing pharmacies. Most of the manufacturers of the pharmaceuticals Wellgistics, LLC sells have the right to cancel their supply contracts with Wellgistics, LLC without cause and after giving notice (generally 90 days or less).

Billing and Significant Payers

Wellgistics Pharmacy will derive revenue for us on the pharmacy side from contracts with third-party payers such as insurance companies, self-insured employers, pharmacy benefit managers, and Medicare and Medicaid programs. Wellgistics Pharmacy contracts directly with most payers and pharmacy benefit managers and, in other limited cases, with third parties which in turn contract with payers and pharmacy benefit managers on our behalf.

Wellgistics Pharmacy bills payers and track accounts receivable through computerized billing systems. These systems allow our billing staff the flexibility to review and edit claims in the system before claims are submitted to payers. For the great majority of dispensing business, claims are submitted to payers electronically. Wellgistics Pharmacy has extensive experience managing the coordination of benefits between commercial and government-sponsored plans, and primarily participates in the Medicare Part D program. A benefit coverage specialist reviews all Medicare coverage determinations to ensure that the appropriate benefit is being billed. Upon completion of all benefit verifications, they follow each plan’s guidelines to identify which plan is primary and secondary and submit the billing accordingly.

Our financial and operational performance will be highly dependent upon effective billing and collection practices as well as the use of our technology to adequately supply the network with prescription transfers that are able to be adjudicated at the dispensing pharmacy. The process will begin with an accurate and complete patient onboarding process, in which all critical information about the patient, the patient’s insurance and the patient’s care needs will be gathered. A critical part of this process will be verification of insurance coverage and authorization from insurance to provide the required care, which typically takes place before the initiation of services.

Competition

There are a significant number of competitors that distribute/wholesale specialty pharmacy drugs, perform digital pharmacy services, including but not limited to hub and clinical services, and provide other pharmacy-oriented services that would compete with our healthcare ecosystem. Some of these competitors have greater resources than us. Many of the competitive segments in which we will compete have experienced significant consolidation over the past few years as described further in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, on file with the SEC, and in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus.

The leading payors and drug chains have completed extensive mergers and acquisitions transactions and business combinations, and, therefore, have significantly greater market share, resources and purchasing power than we do and, in the aggregate, these competitors generally have access to substantially the same limited distribution drugs as our current and planned operating subsidiaries. These competitors also benefit from their acquisition activity with healthcare organizations, as we have seen recent acquisitions in the home healthcare and primary care services arena (i.e., One Medical, Signify Health, Village MD, Summit Health, CareCentrix, among others).

Digital pharmacies both national and regional have been increasingly entering the market over the course of the last decade with well-known players such as Roman, Lemonaid Health, ForHims, TruePill, and PillPack (acquired by Amazon). At the regional level, we have seen the emergence of companies like Capsule, Alto, and many others looking to penetrate markets and gain access to lives by looking for additional points of differentiation. The competitive healthcare landscape combined with macroeconomic pressures have resulted in increased chapter 11 filings for bankruptcy and or other means of dissolution for certain companies such as Medley, NowRx, AmazonCare, Haven (the joint venture of Amazon, Berkshire Hathaway, and JPMorgan Chase) over recent years. Many of these companies leverage access to telehealth services and backend partnerships with mail order pharmacies to provide consumers with cash-paying models for access to niche services. The evolution of centralized digital patient support networks with network pharmacies has also recently been gaining steam.

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Below is a 2025 Snapshot of Vertical Integration amongst key healthcare stakeholders/entities that may compete with our business:

Vertical Business Relationships Within the U.S. Drug Channel, 2025

	BlueCross BlueShield	The Cigna Group	Centene Corporation	CVS Health		Humana	UnitedHealth Group
Insurer	BlueCross BlueShield	Cigna healthcare	Medicaid wellcare ambetter	aetna	Anthem Wellpoint	Humana	United Healthcare
PBM	Prime Therapeutics[1]	Express Scripts By Evernorth	Centene Pharmacy Services[5]	CVS caremark	carelon Rx[6]	Humana Pharmacy Solutions	Optum Rx
GPO	synergie medication collective[2]	Ascent Health Services	—	zinc Health Services	synergie medication collective[2]	—	EMISAR
Manufacturer	—	Quallent Pharmaceuticals	—	cordavis	—	—	nuvaila
Wholesale distribution	—	CuraScript SD By Evernorth	—	—	—	—	Optum Frontier Therapies
Specialty/mail pharmacy	Prime Therapeutics Pharmacy[3]	Accredo By Evernorth Freedom Fertility By Evernorth	AcariaHealth Specialty Pharmacy	CVS specialty	carelon Rx BioPlus Specialty Pharmacy A Carelon Company	CenterWell Specialty Pharmacy	Optum Specialty Pharmacy
Retail/LTC pharmacy	—	—	—	CVS pharmacy Omnicare a CVS Health company	—	—	genoa healthcare PharmScript
Provider	—	Evernorth Care Group MDLIVE VillageMD[4]	Community Medical Group Magellan Health	CVS minuteclinic signifyhealth Oak St. Health	carelon Health carelon Behavioral Health	CenterWell Senior Primary Care CenterWell Home Health conviva Senior Primary Care	Optum

PBM = pharmacy benefit manager; GPO = group purchasing organization; LTC = long-term care

1. Prime Therapeutics sources formulary rebates from—and has a minority ownership interest in—Ascent Health Solutions, which is part of Cigna's Evernorth segment.
2. Synergie is a buying group focused on medical benefit drugs. Its ownership includes the Blue Cross Blue Shield (BCBS) Association, Prime Therapeutics, Elevance Health, and other independent BCBS health plans.
3. Prime Therapeutics Pharmacy was previously known as Magellan Rx Pharmacy. Prime's clients have the option to use Express Scripts for mail/specialty pharmacy services.
4. In 2022, Cigna invested $2.7 billion for an estimated 14% ownership stake in VillageMD. In 2024, it wrote down the full value of this investment. Walgreens Boots Alliance owns a majority of VillageMD.
5. Centene began outsourcing its PBM operations to Express Scripts in 2024. In 2023, Centene rebranded its Envolve Pharmacy Solutions pharmacy benefit subsidiary as Centene Pharmacy Services.
6. CVS Caremark provides certain PBM services to CarelonRx business. CarelonRx also sources formulary rebates from—and has a minority interest in—Zinc Health Services, which is a subsidiary of CVS Health.

Source: *The 2025 Economic Report on U.S. Pharmacies and Pharmacy Benefit Managers*, Exhibit 261. Exhibit does not illustrate every subsidiary business operated by each company.

DRUG CHANNELS INSTITUTE
An HMP Global Company

Source: https://www. https://www.drugchannels.net/2025/04/mapping-vertical-integration-of.html.

Our management believes that we differentiate ourself from our competitors in several key aspects that place us in a prime position to positively impact overall patient outcomes while generating gross revenues. Our primary differentiator is our focus on the local independent pharmacy segment. Competing digital pharmacies rely on centralized processing facilities and delivery through mail that can take days for fulfillment. We aim to leverage the brick-and-mortar infrastructure of thousands of independent, locally-owned pharmacies to create a powerful combination of a best-in-class digital platform with a network of local pharmacies capable of delivering prescriptions to patients in hours. Additionally, these accessible healthcare providers are known for their clinical expertise and personalized face-to-face patient relationships that deliver improved health outcomes. The independent pharmacy channel is a viable segment with over 19,000 pharmacies nationally, representing over a $47 billion market (at wholesale cost) that fills 1.3 billion prescriptions annually. Independent pharmacists are rooted in their communities and are well-respected members of the healthcare team. Wellgistics Tech & Hub will provide connective technology between providers and pharmacies, offering back-office efficiencies including prior authorizations and apply manufacturer copay or cash discount cards as appropriate. Wellgistics Tech & Hub technology utilizes an integrated model with pharmacy systems and provides patients with a holistic end-to-end solution that fosters an environment of access, price transparency, and digital convenience. National pharmacy chains have the resources to invest in technology but are struggling financially and facing pharmacist and labor shortages. Our solutions provide independent pharmacists with the technology they need to compete and leverage their local presence and patient care expertise. Therefore, our affiliation with independent pharmacies will be different from the national and regional enterprise pharmacy systems.

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On the wholesale side, Wellgistics, LLC’s product lines are designed to carry specialty lite and niche pharmaceutical products that improve margins for all stakeholders. New emerging to midsize manufactures are increasingly looking for supply chain flexibility as launching drugs into retail channels through the “Big 3” wholesalers is proving to be cost prohibitive. Wellgistics, LLC provides alternative distribution solutions for these manufacturers. Lastly, our data science methodology for capture, analysis, and promotion will be exemplary and will serve as a key channel for monetization from manufactures, providers, and payors.

Sales and Marketing

Our sales and marketing efforts will focus on three primary objectives: (1) establishing, maintaining and strengthening relationships with pharmaceutical manufacturers to gain distribution access as such manufacturers release new or improved products to carry within Wellgistics, LLC’s wholesale distribution network and also to perform hub and clinical services through Wellgistics Tech & Hub; (2) establishing, maintaining and strengthening relationships with provider groups, account care organizations, and other key opinion leaders to obtain prescription referrals for Wellgistics Pharmacy and Wellgistics Tech & Hub; (3) building new relationships with pharmacy management software system providers and the recruitment of independent pharmacies utilizing that software to be part of our integrated pharmacy network; and (4) building new relationships with managed care organizations, hospitals, health systems, telehealth companies, employer groups, and other payers or pharmacy benefit managers. We will integrate national and regional sales teams to focus on establishing and expanding our pharmacy footprint and product pipelines and integrate account managers to focus on maximizing value for purchasing pharmacies and the network. We also will have a dedicated sales force, through a combination of internal (phone sales) and external (field sales) team members for scalability and efficiency. In addition, our sales team will be focused on maintaining and expanding relationships with biotechnology and specialty drug manufacturers to establish its position as an exclusive, semi-exclusive, or participating provider.

Information Technology

Wellgistics Tech & Hub has robust information technology capabilities that are relevant to all stakeholders across the healthcare continuum, and equips the development, quality assurance, and support and monitoring teams with patent pending proprietary systems that fosters medication adherence. The overall platform solution is comprised of the following suite of products: direct-to-consumer facing mobile applications available on the Apple App Store and Google/Android Play Store, an administrative panel similar to a customer relationship management panel that exposes data to frontend customer service and operations teams, an administrative panel mobile application, a comprehensive sales dashboard, and an agnostic core engine that serves as a centralized data reservoir which enables our platform to integrate with various third-party partners to drive our end-to-end solution while communicating seamlessly with all of the products within the technology stack.

Specifically, our direct-to-consumer and administrative mobile applications were developed using Dart and Flutter code and programs. Dart is a general-purpose programming language used to develop front-end applications, specifically mobile applications like Wellgistics Tech & Hub, web, and server applications. Flutter is a user interface toolkit that works in conjunction with Dart for the development of our Wellgistics Tech & Hub mobile application. The two work like hand-in-glove, thereby allowing our applications to utilize ahead-of-time and just-in-time compilation, enabling our apps to start faster and run smoother all of which deliver a comprehensive and seamless user interface and experience for users. The administrative panel utilizes Angular and TypeScript, which are derivatives of JavaScript, a programming language that provides the framework for these web-based portals allowing our customer service and operations teams to review data and drive actionable outcomes through a dedicated dashboard with varying levels of permissions for user access. The administrative panel can be customized to provide dedicated dashboards to a broad range of constituents including providers, pharma manufacturers, pharmacies, and ultimately payors.

The core engine is our centralized data repository where all third-party partners are integrated. Our core is agnostic, enabling us to integrate with numerous partners in the same space, thus providing redundancies to drive overall reliability. Examples of these third-party partners at a high-level include pharmacy management software systems, ride sharing partners for same and next-day delivery, carriers for shipping, point-of-sale systems, numerous databases for service specific requests that consumers and stakeholders have grown accustomed to using with other applications, among many others. Overall, our solution is hosted via Amazon Web Services and our data is organized using Microsoft SQL and Amazon Relational Database Services.

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Wellgistics Tech & Hub is integral to our combined company as it is the focal point that interconnects the various business segments: wholesale, tech & hub, and pharmacy operations through our proprietary platform that drives value to all constituents, patients, providers, pharmacies, pharma manufacturers, and payors. The data that is received is then aggregated and reported on through our combined business units enabling our company to provide HIPAA-compliant reporting that contains inventory data, prescription status, adherence, compliance, discontinuation, and payer data for various healthcare stakeholders. In addition to reporting, we are able to provide patient and prescriber demographics, turnaround times, spend and error reporting, patient assessment data, clinical status, and other monitoring parameters. Moreover, this data is aggregated to provide actionable means to improve patient outcomes while also fostering medication compliance. Wellgistics Tech & Hub has invested significantly in information technology in recent years to position it as a vital component of the healthcare ecosystem that will improve cost efficiencies and service delivery while also impacting outcomes and business decisions for providers, pharmaceutical manufacturers, and payors through our pharmacy channel.

Properties

We currently lease our corporate offices.

Governmental Regulation

The healthcare industry is subject to extensive regulation by several governmental entities at the federal, state and local level. The industry is also subject to frequent regulatory change. Laws and regulations in the healthcare industry are extremely complex and, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. These regulations may have a significant impact on us and our existing and planned operating subsidiaries as summarized in the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus.

Professional Licensure

Pharmacists and pharmacy technicians employed by us must be individually licensed or certified under applicable state law. In addition, professionals licensed to dispense controlled substances are required to register with the United States Drug Enforcement Agency (the “DEA”). Each of our existing and planned operating subsidiaries performs criminal, government exclusion and other background checks on employees and take steps to ensure that employees possess all necessary licenses, certifications and registrations to perform the duties of their respective positions.

Pharmacy Licensing and Registration

State laws require a pharmacy to be licensed in each jurisdiction in which the pharmacy anticipates dispensing or distributing pharmaceutical products. Wellgistics, LLC is licensed in all 50 states for its wholesale operations. Wellgistics Pharmacy is licensed in 35 states and the District of Columbia for its pharmacy operations. Wellgistics Pharmacy will pursue additional state licenses to be able to dispense in all 50 states when patients elect to use mail order as their method of receipt for prescription medications. Where required by law, Wellgistics Pharmacy also has pharmacists licensed in all states in which it dispenses. Each of our existing and planned operating subsidiaries must comply with all state licensing laws that are applicable to its respective business.

Federal and state law also require pharmacy businesses and wholesale operations businesses to individually register with the DEA and, as applicable, certain state agencies to handle controlled substances, including prescription pharmaceuticals. A separate registration is required at each principal place of business where we will dispense controlled substances. Federal and state law also require compliance with specific labeling, reporting and record-keeping requirements for controlled substances. We will maintain DEA registrations for each of its facilities that requires such registration and will follow procedures intended to comply with all applicable federal and state requirements regarding controlled substances.

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Food, Drug and Cosmetic Act

Certain provisions of the federal Food, Drug and Cosmetic Act govern the handling, distribution and compounding of pharmaceuticals and medical devices. This law prohibits the adulteration or misbranding of these products while in interstate commerce. Companies engaged in drug and device distribution may be required to register their facilities with FDA, comply with track and trace requirements, and operate their businesses according to appropriate quality standards. The law applies to all parts of the drug and device distribution chain, but does exempt pharmacies from most federal registration, labeling and packaging requirements as long as any drugs or medical devices are not adulterated or misbranded and are dispensed in accordance with and pursuant to a valid prescription.

Fraud and Abuse Laws — Anti-Kickback Statute

The federal Anti-Kickback Statute prohibits individuals and entities from knowingly and willfully paying, offering, receiving, or soliciting money or anything else of value in order to induce the referral of patients or to induce a person to purchase, lease, order, arrange for, or recommend services or goods covered by Medicare, Medicaid, or other federal healthcare programs. The federal courts have held that an arrangement violates the Anti-Kickback Statute if any one purpose of the remuneration is to induce the referral of patients covered by a federal health care program, even if another purpose of the payment is to compensate an individual for rendered services. The Anti-Kickback Statute is broad and potentially covers many standard business arrangements. Violations can lead to significant penalties, including criminal fines of up to $100,000 per violation and/or ten years imprisonment, civil monetary penalties of up to $100,000 per violation plus treble damages and/or exclusion from participation in Medicare, Medicaid and other federal healthcare programs. Certain types of payments are excluded from the statutory prohibition. Additionally, in an effort to clarify the conduct prohibited by the Anti-Kickback Statute, the Office of the Inspector General publishes regulations that identify a limited number of safe harbors. Business arrangements that satisfy all of the elements of a safe harbor are immune from criminal enforcement or civil administrative actions. The Anti-Kickback Statute is an intent-based statute and the failure of a business relationship to satisfy all of the elements of a safe harbor does not, in and of itself, mean that the business relationship violates the Anti-Kickback Statute.

The Office of the Inspector General, in its commentary to the safe harbor regulations, has recognized that many business arrangements that do not satisfy a safe harbor nonetheless operate without the type of abuses the Anti-Kickback Statute is designed to prevent. The Office of the Inspector General is authorized to issue advisory opinions regarding the interpretation and applicability of the Anti-Kickback Statute, including whether an activity constitutes grounds for the imposition of civil or criminal sanctions.

Several states have statutes and regulations that prohibit the same general types of conduct as those prohibited by the Anti-Kickback Statute described above. Some state anti-fraud and anti-kickback laws apply only to goods and services covered by Medicaid. Other state anti-fraud and anti-kickback laws apply to all healthcare goods and services, regardless of whether the source of payment is governmental or private. Where applicable, each of Wellgistics Health’s existing and planned operating subsidiaries its business relationships to comply with these statutes and regulations.

Fraud and Abuse Laws — False Claims Act

All providers and entities that submit to and receive payments from a government health care program are subject to state and federal laws that govern the submission of claims for reimbursement, including the False Claims Act (the “FCA”) in the case of claims submitted to Medicare or another federal health care program. The FCA prohibits an individual or entity from knowingly presenting a claim, or causing a claim to be presented, for payment from a federal healthcare program that is false or fraudulent. The standard for “knowingly” includes conduct that amounts to a reckless disregard for the truth or falsity of the information presented to Medicare or the other applicable government payer. Penalties under the FCA include substantial civil and criminal fines, exclusion from the Medicare or Medicaid programs and imprisonment. The FCA may be enforced by the federal government directly or by a private plaintiff by filing a qui tam lawsuit on the government’s behalf. Under the FCA, the government and private plaintiffs, if any, may recover monetary penalties in the amount of $13,946 to $27,894 per false claim (for penalties assessed after January 15, 2024), as well as an amount equal to three times the amount of damages sustained by the government as a result of the false claim. Several states have adopted their own false claims statutes as well as statutes that allow individuals to bring qui tam actions. In recent years, federal and state government authorities have launched several initiatives aimed at uncovering practices that violate false claims or fraudulent billing laws, and they have conducted numerous investigations of pharmaceutical manufacturers, pharmacy benefit managers, pharmacies and healthcare providers with respect to false claims, fraudulent billing and related matters.

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Fraud and Abuse Laws — Physician Self-Referral (Stark) Law

The federal Physician Self-Referral Law, commonly known as the Stark Law, prohibits a physician from referring a patient for designated health services payable by Medicare or Medicaid from an entity with which the physician or an immediate family member has a financial relationship, unless an exception applies. A financial relationship is generally defined as an ownership, investment, or compensation relationship. Designated health services include, but are not limited to, outpatient prescription drugs, parenteral and enteral nutrition products, home health services, durable medical equipment, physical and occupational therapy services, and inpatient and outpatient hospital services. The Stark Law also prohibits an entity from presenting or causing to be presented a bill or claim to anyone for designated health services furnished as a result of a prohibited referral.

Among other sanctions, a civil monetary penalty of up to $15,000 may be imposed for each claim for a service prohibited by the Stark Law. Such persons or entities are also subject to exclusion from the Medicare and Medicaid programs. Any person or entity participating in a circumvention scheme to avoid the referral prohibitions is liable for a civil monetary penalty of up to $100,000. A $10,000 fine may be imposed for failure to comply with reporting requirements regarding an entity’s ownership, investment and compensation arrangements for each day for which reporting is required to have been made under the Stark Law.

The Stark Law is a broad prohibition on certain business relationships, with detailed exceptions. However, unlike the Anti-Kickback Statute under which an activity may fall outside a safe harbor and still be lawful, a referral for designated health services that does not fall within an exception is strictly prohibited by the Stark Law. The Stark Law is a strict liability statute, and proof of intent to violate the law is not required.

In addition to the Stark Law, many of the states in which our existing and planning operating subsidiaries operate have comparable restrictions on the ability of physicians to refer patients for certain services to entities with which they have a financial relationship. Certain of these state statutes mirror the Stark Law while others may be more restrictive.

HIPAA and Other Privacy Legislation

Some of our business activities do or will involve the receipt, use and disclosure of confidential health information, including disclosure of the confidential information to a patient’s health benefit plan, as permitted in accordance with applicable federal and state privacy laws. In addition, we will use and disclose de-identified data for analytical and other purposes. Many federal and state laws restrict the use and disclosure of confidential medical information, and additional legislative and regulatory initiatives are underway at the state and federal levels.

HIPAA imposes extensive requirements on the way in which certain “covered entities,” which include healthcare providers that engage in certain transactions covered by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), use, disclose and safeguard patient health information, including requirements to protect the integrity, availability and confidentiality of electronic patient health information. It also applies to persons or entities that create, receive, maintain, or transmit patient health information on behalf of covered entities (known as “business associates”) and their subcontractors.

The privacy regulations issued by the Office of Civil Rights of United States Department of Health and Human Services (“HHS”) pursuant to HIPAA give individuals a number of rights, including the right to know how their patient health information is used and disclosed, as well as the right to access, amend and obtain information concerning certain disclosures of patient health information.

Covered entities, such as pharmacies and health plans, are required to provide a written Notice of Privacy Practices to individuals that describes how the entity uses and discloses patient health information, and how individuals may exercise their rights with respect to their patient health information. For most uses and disclosures of patient health information other than for treatment, payment, healthcare operations and certain public policy purposes, HIPAA generally requires that covered entities obtain a valid written individual authorization. In most cases, use or disclosure of patient health information must be limited to the minimum necessary to achieve the purpose of the use or disclosure.

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DelivMeds and CSP are each considered a covered entity under HIPAA in connection with their operation when working with other network pharmacies. To the extent that they provide services other than as a covered entity and perform a function or activity, or provide a service to, a covered entity that involves patient health information, the covered entity may be required to enter into a business associate agreement with Wellgistics Health. Business associate agreements mandated by the Privacy Rule will create a contractual obligation for Wellgistics Health, as a business associate, to perform its duties for the applicable covered entity in compliance with the Privacy Rule and applicable provisions of the Security Rules. In addition, Wellgistics Health will be subject to certain aspects of the Privacy Rule and the Security Rules when it acts as a business associate, including direct liability for, among other things, impermissible uses and disclosures of patient health information and the failure to disclose patient health information to the covered entity, the individual, or the individual’s designee (as specified in the business associate agreement), as necessary to satisfy a covered entity’s obligations with respect to an individual’s request for an electronic copy of patient health information. These obligations also extend to subcontractors of a business associate where the function, activity, or service delegated by the business associate to the subcontractor involves the creation, receipt, maintenance, or transmission of patient health information. As such, business associates are required to enter into business associate agreements with subcontractors for services involving access to patient health information and may be subject to civil monetary penalties for the acts and omissions of their subcontractors. HIPAA also requires individual authorization for all treatment and healthcare operations communications where the covered entity receives payment in exchange for the communication from or on behalf of a third-party whose product or service is being described.

If one of our businesses fails to comply with HIPAA, or its policies and procedures are not sufficient to prevent the unauthorized use or disclosure of patient health information, it could be subject to monetary penalties, fines and legal action under federal and state privacy laws, consumer protection statutes and other laws. Criminal penalties and civil sanctions may be imposed for failing to comply with HIPAA standards either as a covered entity or business associate. In addition to imposing potential monetary penalties, the Office of Civil Rights of HHS conducts periodic compliance audits and empowers state attorneys general to bring actions in federal court for violations of HIPAA on behalf of state residents harmed by such violations.

Several such actions have already been brought, and continued enforcement actions are likely to occur in the future. The transactions and code sets regulation promulgated under HIPAA requires that all covered entities that engage in certain electronic transactions, directly or through a third-party agent, use standardized formats and code sets. Each of Wellgistics Tech & Hub and Wellgistics Pharmacy must conduct such transactions in accordance with such transaction rule and related regulations that require the use of operating rules in connection with HIPAA transactions. In Wellgistics Tech & Hub’s and Wellgistics Pharmacy’s roles as a specialty pharmacy operator, we will also be required to conduct such transactions in accordance with such regulations or engage a clearinghouse to process each covered transaction. HHS promulgated a final rule that requires covered entities to utilize National Provider Identifiers in all standard transactions. National Provider Identifiers replaced National Association of Boards of Pharmacy numbers for pharmacies, DEA numbers for physicians and similar identifiers for other healthcare providers for purposes of identifying providers in connection with HIPAA standard transactions. Covered entities may be excluded from federal healthcare programs for violating these regulations.

The security rules issued pursuant to HIPAA mandate the use of administrative, physical and technical safeguards to protect the confidentiality of electronic patient health information. Such obligations apply to covered entities and business associates.

Wellgistics Tech & Hub and Wellgistics Pharmacy must also comply with the “breach notification” regulations under HIPAA. In the case of a breach of “unsecured patient health information,” covered entities must promptly notify affected individuals and the HHS Secretary in cases where a beach of “unsecured patient health information” affects 500 or more individuals. Wellgistics Tech & Hub and Wellgistics Pharmacy must also promptly notify the media in cases where a breach of “unsecured patient health information” affects more than 500 individuals in a particular state or jurisdiction. Breaches of “unsecured patient health information” affecting fewer than 500 individuals must be reported to the HHS Secretary on an annual basis. The regulations also require business associates of covered entities to notify the covered entity of such breaches of “unsecured patient health information” by the business associate.

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Other health reform laws require the HHS Secretary to develop new health information technology standards that could require changes to the existing Wellgistics Tech & Hub and Wellgistics Pharmacy software products. For example, the statute requires the establishment of interoperable standards and protocols to facilitate electronic enrollment of individuals in federal and state health and human services programs and provides the government with authority to require incorporation of these standards and protocols in health information technology investments as a condition of receiving federal funds for such investments.

HIPAA generally preempts state laws, except when state laws are more protective of individual health information than HIPAA requirements. Therefore, to the extent states continue to enact more stringent, protective, or restrictive legislation, Wellgistics Tech & Hub and Wellgistics Pharmacy could be required to make significant changes to their business operations. In addition, independent of any statutory or regulatory restrictions, individual health plan clients could increase limitations on the use by Wellgistics Tech & Hub and Wellgistics Pharmacy of medical information, which could prevent us from offering certain services.

Medicare Part D

The Medicare Part D program, which makes prescription drug coverage available to eligible Medicare beneficiaries, regulates various aspects of the provision of Medicare drug coverage, including enrollment, formularies, pharmacy networks, marketing, and claims processing. The Centers for Medicare & Medicaid Services (“CMS”) imposed restrictions and consent requirements for automatic prescription delivery programs, and further limited the circumstances under which Medicare Part D plans may recoup payments to pharmacies for claims that are subsequently determined not payable under Medicare Part D. Examples of CMS sanctions for non-compliance may include suspension of enrollment and even termination from the program.

The Medicare Part D program has undergone significant legislative and regulatory changes since its inception. Medicare Part D continues to attract a high degree of legislative and regulatory scrutiny, and applicable government rules and regulations continue to evolve. For example, CMS may issue regulations that limit the ability of Medicare Part D plans to establish preferred pharmacy networks.

Accreditations

Where applicable, our licensed facilities will maintain accreditations from the following organizations:

●	ADD from the National Association of Boards of Pharmacy: Wellgistics, LLC holds an Accredited Drug Distributor (formerly known as “Verified Accredited Wholesale Distributor”), accreditation from the National Association of Boards of Pharmacy. This accreditation is designed to comply with state and federal laws for preventing counterfeit drugs from entering the United States. and to protect patients from below- quality drug distribution by employing security and best practice standards for wholesale drug distribution.
●	HMA from the National Association of Boards of Pharmacy: Wellgistics Tech & Hub and Wellgistics Pharmacy hold an Healthcare Merchant Accreditation (formerly known as “Safe Pharmacy”) from National Association of Boards of Pharmacy. This accreditation is designed for online advertising platforms and card brand networks which demonstrate compliance with state and federal laws for pharmacies. It is also a prerequisite for Digital Pharmacy Accreditation, which we will actively pursue.
●	Healthcare Broker Platform Certification from LegitScript: Wellgistics Tech & Hub holds a Healthcare Merchant Certification from LegitScript. This certification provides a recognized stamp of approval for businesses that facilitate transaction for pharmacies. Wellgistics Tech & Hub remains payment card industry compliant, as its platform technology does not retain credit card information within its application or servers.
●	Healthcare Platform Certification from LegitScript: Wellgistics Pharmacy holds a Healthcare Merchant Certification from LegitScript. This certification provides a recognized stamp of approval for businesses that conduct some aspect of pharmacy including but not limited to internet, mail order, brick-and-mortar, local, veterinary, and sterile compounding pharmacies.

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Intellectual Property

We and our combined businesses rely or will rely on copyright, trademark, and trade secret laws, in addition to contractual restrictions, to establish and protect their proprietary rights. We will have registered or applied to register a variety of trademarks and service marks used throughout our businesses. DelivMeds® and DelivMeds Pharmacy® are service marks registered with the United States Patent Trademark Office. Specifically, a United States Non-Provisional Patent Application for a Utility Patent was filed on July 26, 2022, and the application was successfully submitted on September 26, 2023. The patent is entitled “Method and Apparatus for Prescription Management.” This patent protects our novel mechanisms for digitizing the prescription journey and management of said prescription through the use of our tech and hub platform including its proprietary process and methodology including but not limited to source code, data aggregation, and use of artificial intelligence and machine learning for our algorithms.

In addition, we and our combined businesses rely on unregistered common law trademark rights and unregistered copyrights under applicable United States law to distinguish and/or protect their services and branding. We are not aware of any facts that could materially impact our continuing use of any of our intellectual property. We do not believe that the loss of copyrights, trademarks, or service marks would have a material adverse effect on our business.

Employees

As of August 20, 2025, we employed 27 employees, including those employed by Wellgistics, LLC, Wood Sage, Wellgistics Tech & Hub, and Wellgistics Pharmacy. We also have numerous non-employee contractor relationships with consultants and full stack technology developers.

Legal Proceedings

As of the date of the registration statement of which this prospectus forms a part, we and our subsidiaries are not parties to any material pending legal proceedings.

Recent Developments

Effective August 26, 2025, the Company entered into a Business Loan and Security Agreement with Agile Capital Funding, LLC for a principal amount of $1,300,000 (the “Agile Loan”). The loan does not bear a stated interest rate; instead, the debt discount represents the implied borrowing cost. The loan matures in April 2026, and is repayable in weekly installments of $58,500. A portion of the Agile Loan was used to satisfy previously outstanding amounts under (i) that certain Business Loan and Security Agreement dated as of May 14, 2025, among Agile Capital Funding, LLC, Wellgistics Health, Inc., and Wellgistics, LLC and (ii) that certain Agreement for the Purchase and Sale of Future Receipts dated June 25, 2025 by and between Wellgistics Health, Inc. and Agile Capital Funding, LLC. The Company received approximately $500,000 in cash proceeds. The Company intends to utilize the net proceeds of the Agile Loan for general working capital purposes. The Agile Loan is secured by certain assets of the Company not otherwise secured in its other financing arrangements.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to shares of Common Stock, together with Warrants to purchase up to shares of Common Stock. We are also offering Pre-Funded Warrants to purchase up to shares of Common Stock to those purchasers, whose purchase of shares of Common Stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering in lieu of the shares of our Common Stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each Pre-Funded Warrant will be exercisable for one share of Common Stock. The shares of Common Stock or Pre-Funded Warrants, as the case may be, and the accompanying Warrants, can only be purchased together in this offering, but the shares of Common Stock (or Pre-Funded Warrants in lieu thereof) and accompanying Warrants are immediately separable and will be issued separately in this offering. We are also registering the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants and Warrants offered hereby.

Common Stock

The description of our Common Stock under the section of this prospectus entitled “Authorized and Outstanding Capital Stock” is incorporated herein by reference.

Warrants

The following summary of certain terms and provisions of the Warrants included with the shares of Common Stock and the Pre-Funded Warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

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Duration and Exercise Price

Each Warrant offered hereby will have an exercise price of $              per share and will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, the Warrants will be exercisable on the Initial Exercise Date. The Warrants will expire on the 5-year anniversary of the Initial Exercise Date. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Warrants will be issued separately from the Common Stock and Pre-Funded Warrants and may be transferred separately immediately thereafter. The Warrants will be issued in certificated form only.

We intend to promptly, and in no event later than 90 days after the consummation of this offering, seek the Warrant Stockholder Approval for the issuance of shares of Common Stock issuable upon exercise of the Warrants but we cannot assure you that such stockholder approval will be obtained, provided, that, if, and only if, the Pricing Conditions are satisfied, we will not seek the Warrant Stockholder Approval as such stockholder approval will not be required. We have agreed with the investors in this offering that, if we do not obtain stockholder approval for the issuance of the shares of Common Stock upon exercise of the Warrants at the first stockholder meeting for such purpose after this offering, we will call a stockholder meeting every 90 days thereafter until the earlier of the date we obtain such approval or the Warrants are no longer outstanding, provided, that, if, and only if, the Pricing Conditions are satisfied, we will not seek the Warrant Stockholder Approval as such stockholder approval will not be required.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser prior to the issuance of the Warrants, 9.99%) of the outstanding Common Stock immediately after exercise. Following the issuance of the Warrants, upon notice from the holder to us, the holder may increase or decrease the amount of beneficial ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants and in accordance with the rules and regulations of the SEC, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of c Common Stock underlying the Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment equal to such fraction multiplied by the exercise price to the holder.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

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Trading Market

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Warrants will be extremely limited. The Common Stock issuable upon exercise of the Warrants is currently listed on Nasdaq.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our board of directors, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrant for cash in the amount of the Black-Scholes Value (as defined in the Warrant) of the unexercised portion of the Warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrant for the consideration paid in the fundamental transaction in the amount of the Black-Scholes Value of the unexercised portion of the Warrant on the date of the consummation of the fundamental transaction.

Amendments

The Warrants may be modified or amended with the written consent of the holder of such Warrant and us.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrants will be issued separately from the accompanying Warrants, in certificated form only.

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Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser prior to the issuance of the Pre-Funded Warrant, 9.99%) of the outstanding Common Stock immediately after exercise. Following the issuance of the Pre-Funded Warrants, upon notice from the holder to us, the holder may increase or decrease the amount of beneficial ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants and in accordance with the rules and regulations of the SEC. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Stock, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Transferability

Subject to applicable law, Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment to such fraction multiplied by the exercise price to the holder.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited. The Common Stock issuable upon exercise of the Pre-Funded Warrants is currently listed on Nasdaq.

Right as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our Common Stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

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Amendments

The Pre-Funded Warrants may be modified or amended with the written consent of the holder of such Pre-Funded Warrant and us.

Placement Agent Warrants

We have also agreed to issue to the Placement Agent (or its designees) Placement Agent Warrants to purchase up to shares of Common Stock. The Placement Agent Warrants will have substantially the same terms as the Warrants described above, except that the Placement Agent Warrants will have an assumed exercise price of $                    per share (representing 125% of the public offering price per share of Common Stock and accompanying Warrant) and a termination date that will be five years from the commencement of the sales in this offering. Pursuant to FINRA Rule 5110(e), the Placement Agent Warrants and any shares of common stock issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. See the section of this prospectus entitled “Plan of Distribution” below.

Authorized and Outstanding Capital Stock

The following description of our capital stock and provisions of our certificate of incorporation and bylaws are summaries of material terms and provisions and are qualified by reference to our amended and restated certificate of incorporation and bylaws, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Prior to the completion of this offering, our authorized capital stock consists of 500,000,000 shares of Common Stock, $0.0001 par value per share. On October 30, 2024, we effected a forward stock split of all issued and outstanding shares of Common Stock at a ratio of 1-to-1,677,000, resulting in 191,458,151 shares of issued and outstanding shares of Common Stock. On December 5, 2024, we effected a reverse stock split of all issued and outstanding shares of Common Stock at a ratio of 1-for-3.75, resulting in 51,055,508 shares of issued and outstanding shares of Common Stock. On February 24, 2025, we closed on our initial public offering of 888,889 shares of Common Stock. We have not authorized the issuance of preferred stock.

As of the date of this prospectus, we have 84,064,100 shares of Common Stock issued and outstanding held by 49 stockholders of record.

Holders of our Common Stock are entitled to one vote for each share of Common Stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Except as described under “Description of Securities We Are Offering – Anti-Takeover Effects of Delaware Law and Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws” below, a majority vote of the holders of Common Stock present at a meeting in which a quorum is present is generally required to take action under our certificate of incorporation and bylaws. Holders of our Common Stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our Common Stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our Common Stock have no preemptive, subscription, redemption, or conversion rights, and no sinking fund provisions are applicable to our Common Stock. The rights, preferences, and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

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Anti-Takeover Effects of Delaware Law and Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws

Certain provisions of the DGCL and of our certificate of incorporation and bylaws effective immediately prior to the completion of this offering could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our board of directors or management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our Common Stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

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Election of Directors

The election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at each annual stockholder meeting and entitled to vote thereon, except that if any annual stockholder meeting will not be held, such election will take place at any stockholders meeting called and held in accordance with the DGCL.

Stockholder Meetings

Our bylaws provide that annual stockholder meetings will be held at a date, time, and place—whether remote or in person—as determined by our board of directors. Any stockholder seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide written or printed notice of the annual meeting of stockholders stating the place, day and hour of the meeting, and in case of a meeting held by remote communication stating such means, will be delivered not less than ten nor more than 60 calendar days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. Only the board of directors may call a special meeting of the stockholders upon delivery of the written notice described above, with such notice also setting forth the purpose(s) for which the meeting has been called. Our bylaws provide that our board of directors may adopt by resolution such rules and regulations for the conduct of stockholders meetings as the board of directors deems appropriate. Except to the extent inconsistent with such rules and regulations as adopted by our board of directors, the chairman of any meeting of the stockholders has the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. These rules, regulations, or procedures, may include, without limitation: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Amendment to certificate of incorporation and bylaws.

As required by the DGCL, any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, limitation of liability and the amendment of our amended and restated certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority vote of the directors then in office or a majority of our stockholders.

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Stock is Colonial Stock Transfer Company, Inc., 7840 S 700 E, Sandy, UT 84070.

Listing

Our Common Stock is listed on Nasdaq under the trading symbol “WGRX”.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined statements of operations for the six months ended June 30, 2025 and the twelve months ended December 31, 2024, combine the historical results and operations of Wellgistics Health, Wood Sage and Wellgistics, LLC giving effect to the transactions as if they occurred on January 1, 2024, and separately include the results of operations of Wood Sage, which was acquired by Wellgistics Health on June 16, 2024, and Wellgistics, LLC, which was acquired by the Company on August 30, 2024. The unaudited pro forma combined statements of operations for the year ended December 31, 2023, combine the historical results and operations of Wellgistics Health, Wood Sage and Wellgistics, LLC giving effect to the transactions as if they occurred on January 1, 2023, and separately include the results of operations of Wellgistics Tech & Hub and Wellgistics Pharmacy, which were acquired by Wood Sage in 2023.

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The unaudited pro forma combined balance sheet of Wellgistics Health as of June 30, 2025, which gives effect to the Wellgistics Acquisition and the Wood Sage Acquisition, is included within the historical financial statements incorporated by reference into the registration statement of which this prospectus forms a part.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of the Wellgistics Health, Wood Sage and Wellgistics, LLC and the notes thereto. Additional information about the basis of presentation of this information is provided below.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, Wellgistics Health allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

Unaudited Proforma Combined Statement of Operations for the Six Months Ended June 30, 2025

	Wellgistics Health	Wood Sage, LLC	Wellgistics, LLC	Pro Forma Adjustments	Pro Forma Combined
Net revenues	$-	$192,432	$18,461,876	$-	$18,654,308
Cost of net revenues	-	210,929	17,244,986	-	17,455,915
Gross profit (loss)	-	(18,497)	1,216,890	-	1,198,393

Operating expenses:
General and administrative	32,019,379	727,666	3,285,824	-	36,032,869
Sales and marketing	408,600	-	-	-	408,600
Depreciation and amortization	1,526,130	-	79,538	-	1,605,668
Total operating expenses	33,954,109	727,666	3,365,362	-	38,047,137

Loss from operations	(33,954,109)	(746,163)	(2,148,472)	-	(36,848,744)

Other income (expense):
Other income	2,966	2,957	17,984	-	23,907
Interest expense, net	(1,663,988)	-	(614,542)	-	(2,278,530)
Total other income (expense)	(1,661,022)	2,957	(596,558)	-	(2,254,623)

Loss before income taxes	(35,615,131)	(743,206)	(2,745,030)	-	(39,103,367)
Provision for income taxes	-	-	-		-
Net loss	$(35,615,131)	$(743,206)	$(2,745,030)	$-	$(39,103,367)

Weighted average common shares outstanding - basic and diluted	56,863,720				56,863,720
Net loss per common share - basic and diluted	$0.63				$0.69

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Unaudited Proforma Combined Statement of Operations for the Year Ended December 31, 2024

	Wellgistics Health	Wood Sage, LLC	Wellgistics, LLC	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$18,128,831	$323,525	$28,135,112	$-		$46,587,468
Cost of net revenues	16,361,517	279,824	25,732,545	-		42,373,886
Gross profit	1,767,314	43,701	2,402,567	-		4,213,582

Operating expenses:
General and administrative	6,797,782	524,228	3,563,666	(465,000	)(a)	10,420,676
Depreciation and amortization	1,114,664	-	95,107	2,005,210	(b)	3,214,981
Total operating expenses	7,912,446	524,228	3,658,773	1,540,210		13,635,657

Loss from operations	(6,145,132)	(480,527)	(1,256,206)	(1,540,210)		(9,422,075

Other income (expense):
Other income	120,373	-	623,462	-		743,835
Interest expense, net	(831,467)	-	(232,508)	(850,000	)(c)	(1,913,975
Total other income (expense)	(711,094)	-	390,954	(850,000)		(1,170,140

Loss before income taxes	(6,856,226)	(480,527)	(865,252)	(2,390,210)		(10,592,215
Provision for income taxes	-	-	-	-		-
Net loss	$(6,856,226)	$(480,527)	$(865,252)	$(2,390,210)		$(10,592,215

Weighted average common shares outstanding - basic and diluted	47,252,081					47,252,081
Net loss per common share - basic and diluted	$18,128,831	$323,525	$28,135,112	$-		$46,587,468

(a) To reverse historical management services fees paid to Nomad Capital LLC.

(b) To record amortization on the intangible assets recorded as a result of the acquisitions.

(c) To record interest expense related to the promissory notes issued in connection with the Wellgistics Acquisition.

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Description of Transactions

Wood Sage Membership Interest Purchase Agreement

In January 2023, Wellgistics Health entered into the Wood Sage MIPA with Nikul Panchal, an individual resident of the State of Florida in connection with the Wood Sage Acquisition. Wellgistics Health and Mr. Panchal amended and restated this agreement in June 2024, whereby the parties revised the closing payment to be made by Wellgistics Health to Mr. Panchal to be 0.389 shares of Wellgistics Health Common Stock. The shares issued by Wellgistics Health to Mr. Panchal were meant to approximate total cash compensation of $400,000 with a 20% discount. Mr. Panchal currently is Wellgistics Health’s President of Healthcare Operations in addition to being a Wellgistics Health stockholder.

Wellgistics, LLC Membership Interest Purchase Agreement

During May 2023, Wellgistics Health entered into the Wellgistics MIPA regarding the Wellgistics Acquisition whereby Wellgistics Health agreed to acquire all of the outstanding membership interests of Wellgistics, LLC.

On August 4, 2023, Wellgistics Health and Wellgistics, LLC amended the Wellgistics MIPA to extend the termination date of the Wellgistics MIPA to no later than December 26, 2023, and designate Brian Norton as a representative who may act on behalf of all named sellers in the Wellgistics MIPA. On December 26, 2023, Wellgistics Health and Wellgistics, LLC further amended the Wellgistics MIPA to extend the termination date to March 29, 2024. On March 22, 2024, Wellgistics Health and Wellgistics, LLC further amended the Wellgistics MIPA to extend the termination date to August 31, 2024, and to provide for Wellgistics Health to extend such date for a maximum of ninety days, among other things.

On August 23, 2024, we closed on our acquisition of Wellgistics, LLC, thereby making Wellgistics, LLC a wholly owned subsidiary of Wellgistics Health. Closing occurred pursuant to the Wellgistics MIPA, which was first entered into on May 11, 2023, and subsequently amended, most recently on July 24, 2025. As amended, the purchase consideration that we agreed to pay the sellers of Wellgistics, LLC under the revised Wellgistics MIPA consists of:

●	a closing cash payment of $10 million, $1 million of which was paid in immediately available funds to Zions Bank, a creditor of Wellgistics, LLC, by wire transfer, and the remainder of which was converted to common stock of the Company in July 2025 (including 333,333 shares of the Company’s Common Stock issued to Strategix Global, LLC, an entity controlled by the Company’s Chief Executive Officer, at the initial public offering price of $4.50 that are subject to a 12-month lock-up agreement whereby Strategix Global, LLC has agreed not to transfer or dispose of such shares except in certain limited instances);
●	a promissory note in the aggregate principal amount of $15 million plus simple interest accruing annually equal to the “Prime Rate” as published by the Wall Street Journal on January 1 of the applicable year, together payable in two annual installments of $5 million each and a third annual installment of $7.5 million commencing on July 24, 2026;
●	bonus payments in the form of our Common Stock in an aggregate amount of 2,666,224 shares, after accounting for the reverse stock split that we effected on December 5, 2024, that are subject to restrictions on transfer. Such restrictions shall be removed over three years commencing December 31, 2024;
●	shares of restricted Common Stock in an aggregate amount of up to 1,333,111 shares, after accounting for the reverse stock split that we effected on December 5, 2024, that are subject to repurchase if such financial metrics are not met for calendar years 2024, 2025, and 2026 (the “Financial Contingent Bonus Payments”); and
●	contingent bonus payments consisting of 50% cash and 50% our Common Stock to the extent that Wellgistics Health’s EBITDA is in excess of 110% of certain established targets for each of the years ended December 31, 2024, December 31, 2025, and December 31, 2026.

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The Financial Contingent Bonus Payments will no longer be subject to repurchase by Wellgistics Health, according to the following terms:

●	For the calendar year ending December 31, 2024: (i) 222,185 shares of our Common Stock will no longer be subject to repurchase if the gross revenue of Wellgistics, LLC is greater than or equal to $47.2 million, and (ii) 222,185 shares of our Common Stock will no longer be subject to repurchase if the net operating income of Wellgistics, LLC prior to the provision for (a) interest expense and interest income, (b) federal, state, local and foreign taxes based on the income or profits, and (c) depreciation and amortization (“EBITDA”) is greater than or equal to $4.2 million. However, each metric will have been deemed to have been met if the final financial metrics are at least ninety percent (90%) of each target. Further, the largest number of shares that will no longer be subject to repurchase in calendar year 2024 is capped at 444,370 shares.
●	For the calendar year ending December 31, 2025: (i) 222,185 shares of our Common Stock will no longer be subject to repurchase if the gross revenue of Wellgistics, LLC is greater than or equal to $57.7 million, and (ii) 222,185 shares of our Common Stock will no longer be subject to repurchase if the EBITDA of Wellgistics, LLC is greater than or equal to $6.5 million. However, each metric will have been deemed to have been met if the final financial metrics are at least ninety percent (90%) of each target. Further, the largest number of shares that will no longer be subject to repurchase in calendar year 2025 is capped at 444,370 shares.
●	For the calendar year ending December 31, 2026: (i) 222,185 shares of our Common Stock will no longer be subject to repurchase if the gross revenue of Wellgistics, LLC is greater than or equal to $63.5 million, and (ii) 222,186 shares of our Common Stock will no longer be subject to repurchase if the EBITDA of Wellgistics, LLC is greater than or equal to $7.5 million. However, each metric will have been deemed to have been met if the final financial metrics are at least ninety percent (90%) of each target. Further, the largest number of shares that will no longer be subject to repurchase in calendar year 2026 is capped at 444,371 shares.

Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited proforma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

The transactions were accounted for as a business acquisition wherein Wood Sage and Wellgistics, LLC are the accounting acquirees and Wellgistics Health is the accounting acquirer.

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Consideration Transferred

Wood Sage (closed in June 2024)

The Company has made a preliminary allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Total
Cash and cash equivalents	$30,255
Accounts receivables	82,831
Inventories	49,533
Goodwill	1,550,081
Customer relationship - Intangibles	393,853
Intangible assets under development	1,240,729
Due to related parties	(616,703)
Accounts payable	(815,081)
Note payable	(1,300,000)
Other current liabilities	(215,498)
Purchase price consideration	$400,000

On June 16, 2024, in connection with the acquisition of Wood Sage, the Company issued 173,961 shares of Common Stock (after giving effect to the stock split effected by the Company on October 30, 2024 and the reverse stock split on December 05, 2024). These shares were issued to approximate total cash compensation of $400,000.

Wellgistics, LLC (closed in August 2024)

The total fair value of the initial purchase price consideration associated with the Wellgistics Acquisition was determined as follows:

Cash payment	$10,000,000	(1)
Note payable	15,000,000	(2)
Restricted common stock	15,000,000	(3)
	$40,000,000

(1)	Represents the cash consideration pursuant to the Wellgistics Acquisition, which is reflected as due to seller on the pro forma balance sheet. As per the Wellgistics MIPA, the closing cash payment of $10 million includes $1 million of which is payable in immediately available funds, and the remainder of which was due no later than 120 calendar days following effectiveness of the registration statement relating to our initial public offering. The Company’s planned initial recognition of this component is to record as a current liability at its fair value.

(2)	Represents the note payable to be issued to Strategix, Nomad, Jouska, and Brian Norton. As per the Wellgistics MIPA, the principal of the note is $15,000,000, payable in three equal annual installments commencing on February 14, 2026. The Company’s planned initial recognition of this component is to record the issuance of the note payable at fair value, which is estimated to be $15,000,000.

(3)	Represents the issuance of 3,999,335 shares of restricted Common Stock pursuant to the Wellgistics MIPA. 2,666,223 shares vest in equal annual installments, and 1,333,112 shares vest only upon the achievement of certain financial metrics. The 2,666,223 shares are not considered earn-out or contingent upon any event, and will vest annually. These shares only have restrictions with regards to transferability until the vesting occurs. The Company believes it is probable the remaining 1,333,112 shares will vest and not be subject to any repurchase. The Company’s planned initial recognition of this component is to account for the issuance of 3,999,335 shares of restricted Common Stock at a fair value of $15,000,000 as equity consideration included within the total purchase price consideration, including the recognition of $400 as Common Stock for the par value of the shares issued and $14,999,600 recognized as additional paid-in capital as per the pro forma balance sheet. The Company recognized the issuance of the 3,999,335 shares in its statement of changes in stockholders’ equity, recognized within the issued and outstanding shares.

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The Company has made a preliminary allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Total
Cash and cash equivalents	$901,113
Accounts receivable, net	2,695,280
Inventories	9,396,719
Goodwill	14,669,848
Customer relationship - Intangibles	11,256,067
Trademark - Intangibles	10,143,137
Other assets	833,730
Note receivable	139,771
Prepaid expenses and other assets	11,959
Property, plant and equipment, net	455,796
Investments in unconsolidated entity	17,671
Operating lease, right of use asset	1,258,141
Accounts payable	(4,649,741)
Accrued expenses and other liabilities	(758,009)
Current portion of debt obligations	(5,047,698)
Operating lease liability	(1,323,784)
Purchase price consideration	$40,000,000

The Company expects to identify intangible assets such as developed technology and customer relationships upon the business combination.

MANAGEMENT

The following is a list of our directors and executive officers as of August 27, 2025.

Name	Age	Position	Director Since
Brian Norton	46	Chief Executive Officer
Mark DiSiena	59	Chief Financial Officer
Dr. Shafaat Pirani	36	Chief Clinical Officer
Tony Madsen	35	Chief Operating Officer
Srini Kalla	50	Chief Information Officer
Jason Lang	43	President of Distribution
Suren Ajjarapu	54	Chairman of the Board	2022
Michael L. Peterson*	63	Director	2025
Donald W. Anderson*	67	Director	2023
Rebecca Shanahan*	71	Director	2024

*Independent Director

Executive Officers

Mark DiSiena, has offered operational leadership and accounting oversight to clients through Cresset Advisors, a specialty consulting practice he founded to focus on the delivery of tailored interim CFO and advisory services. DiSiena has served in related leadership roles, including Chief Financial Officer for AgEagle Aerial Systems, Titanium Healthcare, Decentral Life, Cherokee Brands, and 4Medica. He has held management positions at Oracle-NetSuite, LVMH and Nokia/Bell Labs. In addition, he has consulted at notable companies that include: Kyruus Health, PreciseMDX, PublicSq, World View Enterprises, Countrywide Bank, American Apparel, Paramount Pictures and HauteLook. He began his career as an assurance auditor at PriceWaterhouseCoopers. Mr. DiSiena earned a Bachelor of Science degree with honors from New York University, an MBA from Stanford University and a law degree from Vanderbilt University.

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Tony Madsen, has worked as a Managing Director and Managing Partner at Nomad Capital, a firm investing in healthcare, tech, and regulated industries, providing deep operational expertise in pharmaceutical distribution and technology-driven businesses. He also led cybersecurity operations as a Director at Cingo Solutions, a SOC2-certified provider of managed detection and response services. As COO of WGRX, he focuses on optimizing the first mile of drug distribution—spanning wholesale operations, supply chain logistics, and network efficiency. Tony holds an associates degree from Brigham Young University-Idaho.

Srini Kalla, is a former senior executive of OptumRx (UnitedHealth Group) and Elevance Health, and brings meaningful expertise in pharmacy and PBM healthcare technology, with a track record of leading major tech initiatives and M&A integrations across the healthcare landscape. During his time with Elevance Health between February 2024 and October 2024, Srini led the company’s technology strategy and M&A initiatives for the Pharmacy Benefit Management (PBM) and Pharmacy business units while working cross-functionally with enterprise strategy, product, finance, and technology teams to evaluate and execute on strategic investment and partnership opportunities. He also drove due diligence for pharmacy-related acquisitions, assessed technology alignment, integration feasibility, and value creation opportunities, and provided executive-level guidance on build-vs-buy decisions and long-term technology architecture strategy to support scalable pharmacy services. During his time at OptumRx between 2010 and 2024, Srini held various leadership roles across PBM and clinical technology domains, culminating in the role of Vice President. In this regard, he directed end-to-end technology strategy, product engineering, and platform modernization initiatives impacting pharmacy operations, claims processing, prior authorization, adherence programs, and clinical interventions. Srini holds a bachelor of technology (engineering) from the College of Technology, OU, in India and a masters in management information systems from the University of South Florida in Tampa, Florida.

Jason Lang, is a healthcare entrepreneur and operator with over 20 years of experience in the pharmaceutical industry. He has founded and successfully exited multiple ventures, including five independent retail pharmacies, a 503B sterile compounding facility, and a pharmaceutical wholesaler. With deep expertise in pharmacy operations, direct-buy strategy, and M&A execution, Jason specializes in unlocking growth across complex, regulated markets. As President of Wellgistics, he leads strategic expansion initiatives and operational scaling efforts across the pharmaceutical supply chain. He earned a Doctor of Pharmacy with honors from Midwestern University and Bachelors from the University of Utah and is widely regarded for his ability to align operational execution with long-term growth strategy in highly regulated markets.

Non-Employee Directors

Michael L. Peterson, has served as President, Chief Executive Officer and as a member of the Board of Directors of the Lafayette Energy Corp., an oil and gas exploration and production company headquartered in Woods Cross, Utah, since May 2022. Between October 2023 and July 2024, Mr. Peterson served as President and CEO, and from July 2022 through July 2024, as a member of the Board of Directors, of Trio Petroleum Corp. (NYSE American: TPET), an oil and gas company with assets in the State of California. Since September 2021 Mr. Peterson has served as a member of the Board of Directors and as of October 2024, as audit committee chair of Ocean Biomedical, Inc., formerly Aesther Healthcare Acquisition Corp. (Nasdaq: OCEA), a former special purpose acquisition company which recently acquired a biopharmaceutical company. From September 2021 to February 2023, Mr. Peterson served as the Chair of the Audit Committee and a member of the Compensation Committee and Nominating and Corporate Governance Committee of Ocean Biomedical, Inc. Since February 2021, Mr. Peterson also has served on the board of directors and as the Chairman of the Audit Committee of Indonesia Energy Corporation Limited (NYSE American: INDO). Mr. Peterson previously served as the president of Nevo Motors, Inc. from December 2020 to June 2023, which was established to commercialize a range extender generator technology for the heavy-duty electric vehicle market but is currently non-operational. Mr. Peterson also previously served as the president of the Taipei Taiwan Mission of The Church of Jesus Christ of Latter-day Saints, in Taipei, Taiwan from June 2018 to June 2021. Furthermore, Mr. Peterson served as an independent member of the Board of Directors of Scienture Holdings, Inc. (formerly TRxADE HEALTH, Inc.) from August 2016 to May 2021 (Nasdaq: SCNX), and as an independent member of the Board of Directors, and as Chairman of the Audit Committee and member of the Compensation Committee and Nominating and Corporate Governance Committee of Scienture Holdings, Inc. from January 2023 to May 2024. From May 2016 to May 2018, Mr. Peterson served as the Chief Executive Officer of PEDEVCO Corp. (NYSE American: PED), a public company engaged primarily in the acquisition, exploration, development and production of oil and natural gas shale plays in the US from May 2016 to May 2018. Mr. Peterson served as Chief Financial Officer of PEDEVCO between July 2012 and May 2016, as Executive Vice President of Pacific Energy Development (PEDEVCO’s predecessor) from July 2012 to October 2014, and as PEDEVCO’s President from October 2014 to May 2018. Mr. Peterson joined Pacific Energy Development as its Executive Vice President in September 2011, assumed the additional office of Chief Financial Officer in June 2012, and served as a member of its board of directors from July 2012 to September 2013. Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of Pacific Energy Development, as a director (from May 2006 to July 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (NASDAQ: AMTX), and as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms that he helped form in December 2008 (from December 2008 to July 2012). From 2005 to 2006, Mr. Peterson served as a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City. From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high-net-worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President. Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University.

The backgrounds of our other directors and executive officers can be found in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 25, 2025, which is incorporated by reference into this prospectus.

Family Relationships

There are no family relationships among any of our directors or executive officers.

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Board Composition and Director Independence

The Company’s board of directors is comprised of five (5) directors and the Company has determined that Rebecca Shanahan, Michael L. Peterson, and Donald W. Anderson qualify as independent directors, as defined under the listing rules of Nasdaq.

Board Committees

Audit Committee

The Company’s audit committee consists of Donald W. Anderson, Rebecca Shanahan, and Michael L. Peterson, with Mr. Peterson serving as the chair of the committee. The Company’s board of directors determined that Mr. Peterson qualifies as an audit committee financial expert within the meaning of the rules and regulations of the SEC and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, the Company’s board of directors considered Mr. Peterson’s formal education and previous experience in financial roles.

The Company’s board of directors also has determined that each of the members of the audit committee will satisfy the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Company’s board of directors examined each audit committee member’s scope of experience and the nature of such committee member’s prior and/or current employment.

Both the Company’s independent registered public accounting firm and management periodically will meet privately with the Company’s audit committee. The functions of the audit committee will include, among other things:

●	evaluating the performance, independence and qualifications of the Company’s independent auditors and determining whether to retain the Company’s existing independent auditors or engage new independent auditors;
●	monitoring the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
●	reviewing the integrity, adequacy and effectiveness of the Company’s internal control policies and procedures;
●	preparing the audit committee report required by the SEC to be included in the Company’s annual proxy statement;
●	discussing the scope and results of the audit with the Company’s independent auditors, and reviewing with management and the Company’s independent auditors the Company’s interim and year-end operating results;
●	establishing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;
●	reviewing the Company’s guidelines and policies on risk assessment and risk management;
●	reviewing and approving related party transactions;
●	obtaining and reviewing a report by the Company’s independent auditors at least annually, that describes the Company’s independent auditors internal quality control procedures, any material issues raised by review under such procedures, and any steps taken to deal with such issues when required by applicable law; and
●	approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by the Company’s independent auditors.

The composition and function of the audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations, and Nasdaq listing rules. The Company will comply with future requirements to the extent they become applicable to the Company.

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Compensation Committee

The Company’s compensation committee consists of Donald W. Anderson, Rebecca Shanahan, and Michael L. Peterson, with Donald W. Anderson serving as the chair of the committee. The Company’s board of directors has determined that each of the members of the compensation committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and will satisfy the independence requirements of Nasdaq. The functions of the compensation committee will include, among other things:

●	approving the retention of compensation consultants and outside service providers and advisors;
●	reviewing and approving, or recommending that the Company’s board of directors approve, the compensation of the Company’s executive officers, including annual base salary, annual incentive bonuses, specific performance goals relevant to their compensation, equity compensation, employment;
●	reviewing and recommending to the Company’s board of directors the compensation of the Company’s directors;
●	administering and determining any award grants under the Company’s equity and non-equity incentive plans;
●	reviewing and evaluating succession plans for the Company’s executive officers;
●	preparing the compensation committee report required by the SEC to be included in the Company’s annual proxy statement; and
●	periodically reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives.

The composition and function of its compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations, and Nasdaq listing rules. The Company will comply with future requirements to the extent they become applicable to the Company.

Nominating and Corporate Governance Committee

The Company’s nominating and corporate governance committee consists of Donald W. Anderson, Rebecca Shanahan, and Michael L. Peterson, with Rebecca Shanahan serving as the chair of the committee. The Company’s board of directors has determined that each of the members of the Company’s nominating and corporate governance committee will satisfy the independence requirements of Nasdaq. The functions of the nominating and corporate governance committee include, among other things:

●	identifying, evaluating, and recommending individuals qualified to become members of the Company’s board of directors and its committees;
●	evaluating the performance of the Company’s board of directors and of individual directors;
●	reviewing the Company’s environmental and social responsibility policies and practices;
●	developing and recommending corporate governance guidelines to the Company’s board of directors; and
●	overseeing an annual evaluation of the Company’s board of directors and management.

The composition and function of the nominating and corporate governance committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations, and Nasdaq listing rules. The Company will comply with future requirements to the extent they become applicable to the Company.

Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s compensation committee has at any time during the prior three years been an officer or employee of the Company. Furthermore, none of the Company’s executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s board of directors or compensation committee.

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DIRECTOR COMPENSATION

Summary Independent Director Compensation Table

The following table provides information regarding all compensation awarded to, earned by or paid to each person who served as a non-executive director of the Company for some portion or all of 2024. Other than as set forth in the table and described more fully below, the Company did not pay any fees, make any equity or non-equity awards, or pay any other compensation, to its non-employee directors. All compensation paid to its employee directors is set forth in the tables summarizing executive officer compensation above.

Name	Fees Earned or paid in cash		Stock Awards*	Option Awards**	All Other Compensation	Total

Donald W. Anderson(1)	$50,000	(1)	$-	$-	$-	$-
Rebecca Shanahan(2)	$25,000	(2)	$-	$-	$-	$-
Sajid Syed(3)	$50,000	(3)	$-	$-	$-	$-
Michael L. Peterson(4)	$-		$-	$-	$-	$-

* Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of restricted shares and option awards are set forth in the Critical Accounting Estimates as disclosed in our Consolidated Financial Statements for the year ended December 31, 2024. The amount reported in this column reflects the accounting cost for these awards and does not correspond to the actual economic value that may be received by the director upon the vesting of the restricted shares, the exercise of the stock options, or any sale of the underlying shares of Common Stock.

** Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with the Black-Scholes option pricing model. The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include the per share fair value of the underlying Common Stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield and the expected stock price volatility over the expected term. The Company estimates volatility by reference to the historical volatilities of the Company. The risk-free interest rate is based on the yield available on United States Treasury zero-coupon issues similar in duration to the expected term of the equity-settled award.

(1) Mr. Anderson joined the board of directors on November 4, 2023. Mr. Anderson earned cash compensation for serving on the board of directors in an aggregate amount of $50,000 during the year-ended December 31, 2024, pursuant to an agreement entered into by and between the Company and Mr. Anderson, all of which has been paid.

(2) Ms. Shanahan was appointed to the board of directors on August 13, 2024. Ms. Shanahan earned cash compensation for serving on the board of directors in an aggregate amount of $25,000 during the year-ended December 31, 2024, pursuant to an agreement entered into by and between the Company and Ms. Shanahan, all of which has been paid.

(3) Mr. Syed was appointed to the board of directors on February 10, 2024. Mr. Syed earned cash compensation for serving on the board of directors in an aggregate amount of $50,000 during the year-ended December 31, 2024, pursuant to an agreement entered into by and between the Company and Mr. Syed, $12,500 of which is accrued and unpaid. As previously disclosed, Mr. Syed resigned from the board of directors on April 9, 2025.

(4) Mr. Peterson was appointed to the board of directors on April 10, 2025, and, therefore, did not earn compensation for serving on the board of directors during the year ended December 31, 2024.

Independent Director Compensation Policy

We previously entered into individual agreements with each of its independent directors where we agreed to pay Mr. Anderson and Ms. Shanahan an annual cash retainer of $50,000 and Mr. Peterson an annual cash retainer of $120,000 per year. In addition, we agreed to carry director and officer insurance for Mr. Peterson and to make a one-time issuance of 200,000 shares of our Common Stock at a price per share equal to the fair market value of the Common Stock on the grant date. These 200,000 shares vest in equal amounts of a three year period beginning on the first anniversary date of the grant. Vesting accelerates if or when Mr. Peterson leaves the Company.

On July 31, 2025, we adopted a non-employee director compensation policy designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Pursuant to the policy, each non-employee director will receive an annual cash retainer of $120,000, payable at the director’s election in cash or shares of Common Stock. These retainers are paid quarterly in arrears on or before the fifteenth (15th) business day following the end of each calendar quarter. Each non-employee director also receives an annual equity award of 60,000 shares of Common Stock under the Company’s Amended and Restated 2023 Equity Incentive Plan. These shares of Common Stock are to be issued quarterly in arrears on or before the fifteenth (15th) business day following the end of each calendar quarter. Non-employee directors are also reimbursed for reasonable travel expenses in connection with their attendance at board of director and committee meetings. Upon appointment, each non-employee directors will receive 200,000 restricted shares of Common Stock, vesting in equal installments over three (3) years,.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Common Stock offered by this prospectus, and assuming no purchase of public shares in this offering, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;
●	each of our executive officers, directors and director nominees that beneficially owns Common Stock; and
●	all our executive officers, directors and director nominees as a group.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. A person is also deemed to be a beneficial owner of our Common Stock if that person has or shares voting power, which includes the power to vote or direct the voting of our Common Stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the stockholder.

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The number of shares beneficially owned by each stockholder as described in this prospectus is determined under rules issued by the SEC and includes voting or investment power with respect to securities. The beneficial ownership of each class or series of our voting capital stock below is based on, as of the date of this prospectus, 84,064,100 shares of Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote per share held.

Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Wellgistics Health, Inc., 3000 Bayport Drive Suite 950, Tampa, FL 33607, (844) 203-6092. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

The information in the table below with respect to each stockholder has been obtained from that stockholder. Note that none of Wellgistics Health’s stockholders are also stockholders of Wellgistics, LLC.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number	Percentage
Directors and Named Executive Officers:
Brian Norton(2)	18,204,807	21.66%
Prashant Patel(3)	10,990,247	13.07%
Suren Ajjarapu(4)	10,445,447	12.43%
Donald Anderson	244,720	—%
Rebecca Shanahan	244,720	—%
Shafaat Pirani	102,080	—%
Tim Canning(5)	750,000	—%
Michael L. Peterson	200,000	—%
All Directors and Executive Officers as a group	39,093,018	46.50%

Other Five Percent Holders:
Annapurna Gundlapalli, Trustee of the Annapurna Gundlapalli Revocable Trust 2010	8,944,000	10.64%
Patel Trust 2010	4,472,000	5.32%
Sandhya Ajjarapu, Trustee of the Sandhya Ajjarapu Revocable Trust 2007	4,463,200	5.31%

(1) The mailing address of all individuals listed is c/o Wellgistics Health, Inc., 3000 Bayport Drive Suite 950, Tampa, FL 33607.

(2) Includes (i) 9,044,720 shares owned directly by Mr. Norton, (ii) 6,602,926 shares owned by Strategix Global LLC, an entity in which Mr. Norton has a beneficial interest, and (iii) 2,557,161 shares owned by Nomad Capital LLC, an entity in which Mr. Norton has a beneficial interest.

(3) Includes (i) 4,118,247 shares owned directly by Mr. Patel, (ii) 4,472,000 shares owned by the Patel Trust 2010, for which Mr. Patel claims beneficial ownership, as co-trustee with his wife, Rina Patel, and (iii) 2,400,000 shares owned by Goldshield Health LLC, an entity that Mr. Patel beneficially owns and for which Mr. Patel thereby claims beneficial ownership. Mr. Patel voluntarily resigned as an officer and director of the Company effective August 8, 2025. Mr. Patel’s decision to resign is not the result of any dispute or disagreement with the Company, the Company’s management or the Company’s board of directors on any matter relating to the Company’s operations, policies, or practices.

(4) Includes (i) 2,882,247 shares owned directly by Mr. Ajjarapu, (ii) 4,463,200 shares owned by the Sandhya Ajjarapu Revocable Trust 2007, for which Mr. Ajjarapu claims beneficial ownership through his wife, Sandhya Ajjarapu, who serves as trustee, and (iii) 3,100,000 shares owned by Sansur Associates LLC, an entity that Mr. Ajjarapu beneficially owns and for which Mr. Ajjarapu thereby claims beneficial ownership.

(5) As previously described, Mr. Canning resigned as Chief Executive Officer of the Company effective February 28, 2025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements with our directors and executive officers incorporated by reference into the registration statement of which this prospectus forms a part, the following is a description of each transaction since January 1, 2024, and each currently proposed transaction in which (i) we have been or will be a participant; (ii) the amount involved exceeds or will exceed the lesser of $120,000 or one percent (1%) of the average of the our total assets at year-end for the last two completed fiscal years; and (iii) any of our directors, executive officers or beneficial holders of more than five percent (5%) of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Related Party Transactions

Wood Sage Membership Interest Purchase Agreement

During January of 2023, Wellgistics Health entered into a Membership Interest Purchase Agreement with Nikul Panchal, an individual resident of the State of Florida, in connection with the Wood Sage Acquisition. Wellgistics Health and Mr. Panchal amended and restated this agreement on June 16, 2024, whereby the parties revised the closing payment to be made by Wellgistics Health to Mr. Panchal to be 0.389 shares of Common Stock. The shares issued by Wellgistics Health to Mr. Panchal were meant to approximate total cash compensation of $400,000 with a 20% discount. Mr. Panchal currently is Wellgistics Health’s Vice President of Business Development and Sales in addition to being a Wellgistics Health stockholder.

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Wellgistics, LLC Membership Interest Purchase Agreement

During May 2023, Wellgistics Health entered into the Wellgistics MIPA regarding the Wellgistics Acquisition whereby Wellgistics Health agreed to acquire all of the outstanding membership interests of Wellgistics, LLC. Brian Norton is an employee of Wellgistics Health as well as the Chief Executive Officer of Wellgistics, LLC.

On August 4, 2023, Wellgistics Health and Wellgistics, LLC amended the Wellgistics MIPA to extend the termination date of the Wellgistics MIPA to no later than December 26, 2023, and designate Brian Norton as a representative who may act on behalf of all named sellers in the Wellgistics MIPA. On December 26, 2023, Wellgistics Health and Wellgistics, LLC further amended the Wellgistics MIPA to extend the termination date to March 29, 2024. On March 22, 2024, Wellgistics Health and Wellgistics, LLC further amended the Wellgistics MIPA to extend the termination date to August 31, 2024, and to provide for Wellgistics Health to extend such date for a maximum of ninety days, among other things.

On August 23, 2024, we closed on our acquisition of Wellgistics, LLC, thereby making Wellgistics, LLC a wholly owned subsidiary of Wellgistics Health. Closing occurred pursuant to the Wellgistics MIPA, which was first entered into on May 11, 2023, and subsequently amended, most recently on July 24, 2025. As amended, the purchase consideration that we agreed to pay the sellers of Wellgistics, LLC under the revised Wellgistics MIPA consists of:

●	a closing cash payment of $10 million, $1 million of which was paid in immediately available funds to Zions Bank, a creditor of Wellgistics, LLC, by wire transfer, and the remainder of which was converted to common stock of the Company in July 2025;
●	a promissory note in the aggregate principal amount of $15 million plus simple interest accruing annually equal to the “Prime Rate” as published by the Wall Street Journal on January 1 of the applicable year, together payable in two annual installments of $5 million each and a third annual installment of $7.5 million commencing on July 24, 2026;
●	bonus payments in the form of our Common Stock in an aggregate amount of 2,666,224 shares, after accounting for the reverse stock split that we effected on December 5, 2024, that are subject to restrictions on transfer. Such restrictions shall be removed over three years commencing December 31, 2024;
●	shares of restricted Common Stock in an aggregate amount of up to 1,333,111 shares, after accounting for the reverse stock split that we effected on December 5, 2024, that are subject to repurchase if such financial metrics are not met for calendar years 2024, 2025, and 2026 (the “Financial Contingent Bonus Payments”); and
●	contingent bonus payments consisting of 50% cash and 50% our Common Stock to the extent that Wellgistics Health’s EBITDA is in excess of 110% of certain established targets for each of the years ended December 31, 2024, December 31, 2025, and December 31, 2026.

The Financial Contingent Bonus Payments will no longer be subject to repurchase by Wellgistics Health, according to the following terms:

●	For the calendar year ending December 31, 2024: (i) 222,185 shares of our Common Stock will no longer be subject to repurchase if the gross revenue of Wellgistics, LLC is greater than or equal to $47.2 million, and (ii) 222,185 shares of our Common Stock will no longer be subject to repurchase if the net operating income of Wellgistics, LLC prior to the provision for (a) interest expense and interest income, (b) federal, state, local and foreign taxes based on the income or profits, and (c) depreciation and amortization (“EBITDA”) is greater than or equal to $4.2 million. However, each metric will have been deemed to have been met if the final financial metrics are at least ninety percent (90%) of each target. Further, the largest number of shares that will no longer be subject to repurchase in calendar year 2024 is capped at 444,370 shares.
●	For the calendar year ending December 31, 2025: (i) 222,185 shares of our Common Stock will no longer be subject to repurchase if the gross revenue of Wellgistics, LLC is greater than or equal to $57.7 million, and (ii) 222,185 shares of our Common Stock will no longer be subject to repurchase if the EBITDA of Wellgistics, LLC is greater than or equal to $6.5 million. However, each metric will have been deemed to have been met if the final financial metrics are at least ninety percent (90%) of each target. Further, the largest number of shares that will no longer be subject to repurchase in calendar year 2025 is capped at 444,370 shares.
●	For the calendar year ending December 31, 2026: (i) 222,185 shares of our Common Stock will no longer be subject to repurchase if the gross revenue of Wellgistics, LLC is greater than or equal to $63.5 million, and (ii) 222,186 shares of our Common Stock will no longer be subject to repurchase if the EBITDA of Wellgistics, LLC is greater than or equal to $7.5 million. However, each metric will have been deemed to have been met if the final financial metrics are at least ninety percent (90%) of each target. Further, the largest number of shares that will no longer be subject to repurchase in calendar year 2026 is capped at 444,371 shares.

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April 2025 Promissory Note

On April 4, 2025, the Company issued a promissory note (the “April 2025 Note”) to a Sansur Associates, LLC, an entity beneficially owned by Surendra Ajjarapu, the Chairman of the Company’s Board, in the principal amount of $500,000. The April 2025 Note bore interest at a rate equal to ten percent (10%) per annum, is unsecured, and was to mature on October 7, 2025. No funds were advanced under the April 2025 Note and the Company and Sansur Associates, LLC mutually agreed to terminate the note in August 2025.

Executive Employment Agreements

On January 18, 2024, the Company entered into an executive employment agreement with Tim Canning, its Chief Executive Officer. The initial term of the agreement expires on December 31, 2026, and the term will be automatically renewed until the agreement is terminated pursuant to its terms. Mr. Canning’s initial annual base salary was $300,000 and such base salary was subject to adjustment by the compensation committee each year. Mr. Canning was also eligible to receive a yearly cash, stock, or equity bonus and a yearly performance bonus of up to 75% of his base salary. Such bonus amounts were determined by the compensation committee. In addition to certain customary benefits, Mr. Canning received a monthly apartment allowance of $2,500. As previously disclosed, Mr. Canning resigned from the Company, effective as of February 28, 2025. Mr. Canning’s decision to resign was not the result of any dispute or disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies or practices.

On April 15, 2024, the Company entered into a contract agreement with Aletheia Strategic Advisory LLC (“Aletheia”), whereby Vishnu Balu—the sole member of Aletheia—agreed to serve as Wellgistics Health’s financial lead or Chief Financial Officer. Mr. Balu’s formal title with Wellgistics Health was Vice President of Finance and Chief Financial Officer. The agreement may be terminated upon three-month notice unless Mr. Balu’s position is converted to another full-time position. In exchange for Mr. Balu service, Wellgistics Health committed to pay Mr. Balu an annual fee equal to $200,000. Mr. Balu resigned as the Company’s Chief Financial Officer effective as of April 22, 2025. Mr. Balu’s decision to resign is not the result of any dispute or disagreement with the Company, the Company’s management or the Company’s Board of Directors on any matter relating to the Company’s operations, policies or practices.

On February 28, 2025, the Company and Mr. Norton entered into an employment agreement (the “Norton Employment Agreement”) that provides for an annual base salary of $490,000. Mr. Norton’s base salary may increase as determined by the compensation committee of the Company’s Board of Directors in its sole discretion, and will increase by 5% in the event Mr. Norton meets at least 90% of certain annual performance metrics established by the compensation committee. Furthermore, Mr. Norton is eligible for a performance based bonus of up to 100% of his base salary as determined by the compensation committee that is contingent upon the achievement of certain performance objectives and a yearly discretionary cash stock or equity bonus in an amount determined by the compensation committee. The Norton Employment Agreement provides an automobile allowance of $1,000 per month and a relocation allowance of $15,000. Pursuant to the Norton Employment Agreement, the Company granted Restricted Stock Unit awards (“RSUs”) of 9,000,000 shares of Common Stock to Mr. Norton that vest over three years in equal amounts contingent upon the Company realizing certain gross revenue and gross profit targets. In the event that Mr. Norton resigns for “good reason” or is terminated by the Company without “cause,” each as defined in the Norton Employment Agreement, or a change of control takes place, all outstanding and unvested RSUs will immediately accelerate and vest in full. Under the Norton Employment Agreement, Mr. Norton is eligible for other employee benefits in accordance with the Company’s policies and plans.

On April 22, 2025, the Company and Mr. DiSiena entered into an employment agreement (the “DiSiena Employment Agreement”) that provides for Mr. DiSiena to be paid an annual salary of $200,000 per year, which will increase to $275,000 per year upon the Company’s completion of a funding round in a minimum amount of $10 million. Mr. DiSiena also is eligible for a discretionary bonus as determined by the Company’s Board of Directors. Mr. DiSiena is eligible for other employee benefits in accordance with the Company’s policies and plans. In addition, the Company has agreed, pursuant to the DiSiena Employment Agreement, to issue 150,000 restricted shares of the Company’s Common Stock to Mr. DiSiena on or before July 21, 2025. These shares of Common Shares vest in equal annual installments, with the first installment vesting on December 31, 2025, contingent upon Mr. DiSiena remaining employed by and in good standing with the Company as of each vesting date. The DiSiena Employment Agreement is effective for 3 years and will be automatically renewed for successive one-year terms unless either party provides written notice of an intention to terminate employment or the DiSiena Employment Agreement is otherwise terminated pursuant to its terms.

On June 10, 2025 the Company and Mr. Madsen entered into an employment agreement (the “Madsen Employment Agreement”) that provides for Mr. Madsen to be paid an annual salary of $450,000 per year. Mr. Madsen also is eligible for (i) a discretionary bonus as determined by the Company’s Board of Directors provided that Mr. Madsen has been employed for the duration of the relevant fiscal year and (ii) an annual performance bonus equal to a percentage of Mr. Madsen’s base salary as determined by the Compensation Committee of the Company’s Board of Directors. Mr. Madsen also receives an automobile allowance of $1,000 per month and will receive a $50,000 signing and relocation bonus of $50,000 upon the Company’s completion of a funding round for the Company. Mr. Madsen is eligible for other employee benefits in accordance with the Company’s policies and plans. The Madsen Employment Agreement also contains customary representations and warranties and restrictive covenants. The Madsen Employment Agreement is effective for 3 years and will be automatically renewed for successive one-year terms unless either party provides written notice of an intention to terminate employment or the Madsen Employment Agreement is otherwise terminated pursuant to its terms.

54

Indemnification Agreements

On January 9, 2024, Wellgistics Health entered into an indemnification agreement with Tim Canning, its Chief Executive Officer. The agreement requires Wellgistics Health to indemnify Mr. Canning for certain expenses, including reasonable attorneys’ fees, incurred by him in certain actions or proceedings arising out of his services as Wellgistics Health’s Chief Executive Officer.

Wellgistics Health intends to enter into separate indemnification agreements with its other directors and executive officers that will, among other things, require Wellgistics Health to indemnify Wellgistics Health’s directors and executive officers for certain expenses, including reasonable attorneys’ fees, incurred by such directors and executive officers in generally any action or proceeding arising out of their services as directors or executive officers of Wellgistics Health or any other company or enterprise to which the person provides services at Wellgistics Health’s request. Wellgistics Health believes that indemnification agreements are necessary to attract and retain qualified persons as directors and officers. These indemnification provisions may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties, and may reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit Wellgistics Health and its stockholders. A stockholder’s investment may decline in value to the extent Wellgistics Health pays the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions.

Related Party Transaction Policy

Our board of directors intends to adopt a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

PLAN OF DISTRIBUTION

We have engaged (the “Placement Agent”) to act as our exclusive placement agent to solicit offers to purchase the securities offered pursuant to this prospectus on a “reasonable best efforts” basis. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the engagement agreement. The Placement Agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The Placement Agent has agreed to use reasonable best efforts to arrange for the sale of the securities by us. Therefore, we may not sell all of the shares of Common Stock, Pre-Funded Warrants and Warrants being offered. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of one year following the closing of the offering, subject to certain exceptions; and (ii) a covenant to not enter into any equity financings for 60 days from closing of the offering, subject to certain exceptions. The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and
●	covenants regarding matters such as registration of warrant shares, no integration with other offerings, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of shares of Common Stock, and no subsequent equity sales for 60 days, subject to certain exceptions.

This offering will terminate on , 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The public offering price per share (or Pre-Funded Warrant) and accompanying Warrants will be fixed for the duration of this offering.

55

The Placement Agent expects to deliver the shares and securities to the purchasers in the offering on or about , 2025, subject to satisfaction of certain conditions.

Fees and Expenses

The following table shows the per share price and total cash fees we will pay to the Placement Agent in connection with the sale of the securities pursuant to this prospectus.

	Per Share and accompanying Warrant	Per Pre-Funded Warrant and accompanying Warrant	Total
Public offering price	$	$	$
Placement Agent Fees	$	$	$
Proceeds before expenses to us	$	$	$

We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds of this offering. We will also reimburse the Placement Agent’s legal fees and expenses in an amount up to $100,000 and up to $15,950 for the expenses of its clearing firm. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent’s fees and expenses, will be approximately $ million. After deducting the Placement Agent’s fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $ million.

Placement Agent Warrants

We have agreed to issue Placement Agent Warrants to the Placement Agent to purchase a number of shares of our Common Stock equal to 7.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants sold to the investors in this offering. The Placement Agent Warrants will have an exercise price of $ (125% of the public offering price per share of Common Stock and accompanying Warrant) and will terminate on the five year anniversary of commencement of sales in this offering. Pursuant to FINRA Rule 5110(e), the Placement Agent Warrants and any shares of common stock issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrants is included as an exhibit to the registration statement of which this prospectus forms a part.

Right of First Refusal

We have also granted the Placement Agent a right of first refusal to act as the sole book-running manager, sole underwriter, sole placement agent or sole agent, as applicable, for each and every future debt financing or refinancing and public or private equity offering or acquisition or disposition by us or any of our successors from the date hereof until the 12-month anniversary following consummation of this offering.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to both the cash and warrant compensation in this offering, if any investor who was contacted or introduced to us by the Placement Agent provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement with the Placement Agent.

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Determination of Offering Price

The public offering price per share (or Pre-Funded Warrant) and accompanying Warrant we are offering and the exercise prices and other terms of the Warrants were negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Common Stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the Warrants include the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. The public offering price per share (or Pre-Funded Warrant) and accompanying Warrant will be fixed for the duration of this offering.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the Placement Agent may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent and should not be relied upon by investors.

Lock-up Agreements

We and each of our officers and directors have agreed with the Placement Agent to be subject to a lock-up period of 60 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our Common Stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of this offering, subject to an exception. The Placement Agent may waive this prohibition in its sole discretion and without notice.

Other Relationships

From time to time, the Placement Agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any services.

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Stock is Colonial Stock Transfer Company, Inc., 7840 S 700 E, Sandy, UT 84070.

Listing

Our Common Stock is listed on Nasdaq under the trading symbol “WGRX”. We do not plan to list the Warrants or the Pre-Funded Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

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LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Dykema Gossett PLLC.                 has acted as counsel for the Placement Agent with respect to this offering.

EXPERTS

The financial statements as of December 31, 2024, and December 31, 2023, incorporated by reference in this prospectus have been audited by Suri & Co., Chartered Accountants (“Suri”), an independent registered public accounting firm, as set forth in their report thereon, which and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Suri is a public accounting firm registered with the PCAOB.

RECENT CHANGE IN AUDITOR

As reported on our Current Report on Form 8-K filed with the SEC on July 5, 2025 (the “Change in Auditor 8-K”), on July 7, 2025, our Audit Committee approved the dismissal of Suri as our independent registered public accounting firm and also approved the appointment of UHY LLP as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025.

The reports of Suri on the Company’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023 contained a note relating to the Company’s ability to continue as a going concern. Other than this note, Suri’s reports on the Company’s financial statements for the fiscal years ended December 31, 2024 and December 31, 2023 contained no adverse opinions or disclaimers of opinions and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2024 and December 31, 2023, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between Suri and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Suri, would have caused Suri to make reference to the subject matter of the disagreement in Suri’s reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Suri with a copy of the disclosures it has made and requested that Suri furnish us with a letter addressed to the SEC stating whether Suri agrees with such disclosures and, if not, stating the respects in which Suri does not agree. A copy of Suri’s letter to the SEC, dated July 8, 2025, is included with the registration statement of which this prospectus forms a part as Exhibit 16.1.

During the fiscal years ended December 31, 2024 and December 31, 2023, neither the Company, nor anyone on its behalf, consulted with UHY LLP regarding: (i) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that UHY LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

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information incorporated by reference

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus. The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 25, 2025;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed on May 12, 2025;

●	our Quarterly Report on Form 10-Q for the six months ended June 30, 2025, filed on August 19, 2025; and

●	Our Current Reports on Form 8-K filed on February 26, 2025, February 28, 2025, March 6, 2025, March 21, 2025, March 27, 2025, April 11, 2025, April 18, 2025, April 24, 2025, May 15, 2025, July 8, 2025, July 30, 2025, August 14, 2025, and August 22, 2025.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements and information statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct oral or written requests to our corporate secretary, who can be contacted at 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634 or (800) 261-0281. You may also access these documents, free of charge on the SEC’s website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of the Common Stock being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. The registration statement and other public filings can be obtained from the SEC’s internet site at www.sec.gov.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of documents filed by us with the SEC are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at 3000 Bayport Drive, Suite 950, Tampa, FL 33607 or (844) 203-6092. Our website addresses is www.wellgisticshealth.com. Information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

59

WELLGISTICS HEALTH, INC.

INDEX TO FINANCIAL STATEMENTS

WOOD SAGE, LLC AND SUBSIDIARIES

WELLGISTICS, LLC

COMMUNITY SPECIALTY PHARMACY, LLC

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

F-1

Report of Independent Registered Public Accounting Firm

To the members of Wood Sage, LLC.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Wood Sage, LLC and the Subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive income (loss), consolidated statements of members’ equity (deficit) and consolidated statements of cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with Generally Accepted Accounting Principles of United States of America.

Matters related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs, it may be required to reduce the scope of its planned development. The company has suffered losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that:

(1)	relate to accounts or disclosures that are material to the consolidated financial statements and
(2)	involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/s/ Suri & Co., Chartered Accountants

We have served as the Company’s auditors since 2021.

Date: 24th April 2024

Place: Chennai, India

F-2

 WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$50,563	$-
Accounts receivables	73,782	-
Inventories	43,741	-
Due from related parties	67,793	-
Total current assets	235,878	-
Intangible assets under development	991,736	-
Goodwill	740,207	-
Total assets	$1,967,821	$-

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$294,130	$15,428
Accrued expenses	241,726	-
Due to related parties	663,114	-
Note payable	1,300,000	-
Total Current Liabilities	2,498,970	15,428
Total liabilities	$2,498,970	$15,428

Commitments and contingencies

Members’ equity (deficit):
Members’ capital	1,878	-
Accumulated deficit	(533,027)	(15,428)
Total members’ equity (deficit)	(531,149)	(15,428)
Total liabilities and members’ equity (deficit)	$1,967,821	$-

The accompanying notes are an integral part of these financial statements.

F-3

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2023	2022

Net sales	$338,864	$-
Cost of sales	323,068	-
Gross profit (loss)	15,796	-

Operating expenses:
General and administrative expenses	533,395	15,228
Total operating expenses	533,395	15,228

Loss from operations	(517,599)	(15,228)

Net loss	$(517,599)	$(15,228)

The accompanying notes are an integral part of these financial statements.

F-4

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

	Members’	Accumulated	Total Members’
	Capital	Deficit	Deficit

Balances at December 31, 2021	$-	$(200)	$(200)
Net loss	-	(15,228)	(15,228)
Balances at December 31, 2022	-	(15,428)	(15,428)
Capital contributions from members	1,878	-	1,878
Net loss	-	(517,599)	(517,599)
Balances at December 31, 2023	$1,878	$(533,027)	$(531,149)

The accompanying notes are an integral part of these financial statements.

F-5

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(517,599)	$(15,228)
Changes in operating assets and liabilities:
Accounts receivable	(30,759)	-
Inventories	27,988	-
Accounts payable	22,246	15,228
Accrued expenses	21,422	-
Due from / to related parties	595,322	-
Net cash used in operating activities	118,620	-
Cash flows from investing activities:
Payments made for intangible assets under development	(133,238)	-
Cash acquired in business combinations	63,303	-
Net cash provided by investing activities	(69,935)	-
Cash flows from financing activities:
Capital contributions from members	1,878	-
Net cash provided by financing activities	1,878	-
Net increase in cash and cash equivalents	50,563	-
Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of year	$50,563	$-

Supplemental disclosure of non-cash investing and financing activities:
Note payable issued for business combinations	$1,300,000	$-
Short-term advances used to repay notes payable on behalf of Company	$225,000	$-

The accompanying notes are an integral part of these financial statements.

F-6

WOOD SAGE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies

Wood Sage, LLC (“Woodsage”, the “Company”) was formed as a limited liability company on June 26, 2014, when the Company’s Articles of Organization became effective upon filing with the Florida Department of State, Division of Corporations (the “DOC”).

The Company’s headquarters are in Tampa, Florida. Its fiscal year ends on December 31.

Acquisitions of CSP and APS

On January 20, 2023, Wood Sage, LLC (“Woodsage”), Community Specialty Pharmacy, LLC, a Florida limited liability company (“CSP”), and TRxADE HEALTH, Inc., a Delaware corporation(“TRxADE”) entered into a Membership Interest Purchase Agreement (the “CSP MIPA”), pursuant to which TRxADE sold and Woodsage acquired one hundred percent (100%) of the membership interest it owns in CSP in exchange for (i) One Hundred Thousand Dollars ($100,000) and (ii) all amounts due and payable to TRxADE from Woodsage under the Master Service Agreement (defined below). In January 2023, Danam and CSP entered into an Amendment to the CSP MIPA, pursuant to which the parties revised the Closing Payment to One Hundred Thousand Dollars ($100,000) plus any amounts owed under the Management Services Agreement (as defined in the CSP MIPA).

On January 20, 2023, Woodsage , Alliance Pharma Solutions, LLC, a Florida limited liability company (“APS”), and TRxADE entered into a Membership Interest Purchase Agreement (the “APS MIPA”), pursuant to which TRxADE sold and Woodsage acquired one hundred percent (100%) of the membership interest it owns in APS in exchange for (i) One Hundred Twenty Five Thousand Dollars ($125,000) and (ii) all amounts due and payable to TRxADE from Woodsage under the Master Service Agreement. In January 2023, Danam and APS entered into an Amendment to the APS MIPA (the “APS MIPA Amendment”), pursuant to which the parties revised the Closing Payment to One Million Two Hundred Thousand Dollars ($1,200,000) plus any amounts owed under the Management Service Agreement (as defined in the APS MIPA).

On May 22, 2023, Woodsage entered into a non-interest bearing promissory note (“Note”) with Integral (the successor in interest to TRxADE, “Integral”), which is owned by Suren Ajjarapu and Prashant Patel, to satisfy the purchase price under the CSP MIPA. Upon the satisfaction of all closing conditions, the CSP MIPA closed in August 2023 (see below).

On August 22, 2023, Woodsage entered into a non-interest bearing promissory note (“Note”) with Integral Health pursuant to which Integral made a certain loan to Woodsage in the amount of $1,300,000 to satisfy the purchase price under the CSP MIPA and APS MIPA. No later than 30 days after a change in control to Woodsage, the aggregate unpaid principal balance of the Note will be due and payable by Woodsage.

APS (d.b.a. DelivMeds) is developing a same day Pharma delivery software — Delivmeds.com and invested in SyncHealth MSO, LLC a managed services organization in January 2019, which investment was divested in February 2020. CSP is an accredited independent retail pharmacy with a focus on specialty medications and a community-based model offering home delivery services to patients.

Acquisition of membership interests by Danam Health, Inc.

In January 2023, Danam entered into a Membership Interest Purchase Agreement (the “Wood Sage MIPA”) with Nikul Panchal, an individual resident of the State of Florida (“Seller”). The Seller owns all of the membership interest in Wood Sage, LLC, a Florida limited liability company (the “Company”). Upon the closing of the transaction contemplated in the Wood Sage MIPA, Seller will own one hundred percent (100%) of the membership interests in Community Specialty Pharmacy, LLC (“CSP”) and Alliance Pharma Solutions, LLC (“APS”) which the Seller will sell and Danam will acquire in exchange for (i) Four Hundred Thousand Dollars ($400,000) and (ii) all amounts due and payable to Seller from Danam under the Management Agreement, (the “Closing Payment”).

F-7

In January 2023, the parties above entered into an Amendment to the Wood Sage MIPA, pursuant to which the parties revised the Closing Payment to Four Hundred Thousand Dollars ($400,000) plus any amounts owed under the Management Services Agreement (as defined in the Wood Sage MIPA).

In April 2023, the parties above entered into an Amendment to the Wood Sage MIPA, pursuant to which the parties revised the closing of the said agreement from April 30, 2023 to September 30, 2024. Upon the closure of the said transaction, Danam will own 100% of the membership interests in the Company as a part of Business combination (Refer Note 8 - Subsequent Events).

Basis of Presentation and Principles of Consolidation

The Company’s fiscal year ends on December 31.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The consolidated financial statements include the accounts of Woodsage, APS and CSP since their respective acquisitions on August 22, 2023. All inter-company balances and transactions are eliminated on consolidation.

Liquidity

Historically, operations have been funded primarily positive operating cash flows, debt financing and capital contributions from its members. The Company has the ability to maintain the current level of spending or reduce expenditure to maintain operations.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of the Company’s Consolidated Financial Statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Consolidated Financial Statements. These estimates are based on information available through the date of the issuance of the Consolidated Financial Statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;

●	recoverability of long-lived assets and their related estimated lives;

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined on a first in first out basis. On a quarterly basis, we evaluate inventory for net realizable value using estimates based on historical experience, current or projected pricing trends, specific categories of inventory, age and expiration dates of on-hand inventory and manufacturer return policies. If actual conditions are less favorable than our assumptions, additional inventory write- downs may be required, and no reserve is maintained as obsolete or expired inventories are written off. We believe that the inventory valuation provides a reasonable approximation of the current value of inventory. There is no reserve for inventory obsolescence and inventory is not pledged during the periods presented.

F-8

Accounts Receivable

The Company’s receivables are from customers and are collectible within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

Intangible Assets under Development

Research expenditure is recognized as an expense and Development expenditure that meets specified criteria is recognized as the cost of an intangible asset. The company has begun capitalizing the expenses related to the app Delivmeds as the management has determined that the Company’s app has crossed the research phase and has begun development.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income (loss) and comprehensive income (loss) presented in the consolidated financial statements for the periods ended December 31, 2023, and December 31, 2022.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, inventories and accounts payable approximate fair value because of the short-term nature of these instruments. The company does not have any long-term debt.

F-9

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 on January 1, 2020, the new accounting guidance on revenue recognition. The Company is in the retail pharmacy business. and fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. The following are the steps taken to recognize revenue.

Step One: Identify the contract with the customer — The prescription is written by a doctor for a customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription.

Step Two: Identify the performance obligations in the contract — Each prescription is distinct to the Customer.

Step Three: Determine the transaction price — The consideration is not variable. The transaction price is determined to be the price of the prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies).

Step Four: Allocate the transaction price — The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”.

Step Five: Recognize revenue when or as the entity satisfies a performance obligation — Revenue is recognized upon the delivery of the prescription.

Business Combinations

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

Goodwill

Goodwill is an asset representing the excess cost over the fair market value of net assets acquired in business combinations. In accordance with Intangibles - Goodwill and Other (Topic 350), goodwill is not amortized but is tested annually for impairment or on an interim basis when indicators of potential impairment exist. Goodwill is tested for impairment at the reporting unit level. The Company’s reporting units discrete financial information is available and management regularly reviews the operating results. For purposes of impairment testing, goodwill is allocated to the applicable reporting units based on the reporting structure.

The Company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed for each of the applicable reporting units include, but are not limited to, changes in macroeconomic conditions, industry and market considerations, cost factors, discount rates, competitive environments and financial performance of the reporting units. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a quantitative test is required.

F-10

The Company also has the option to proceed directly to the quantitative test. Under the quantitative impairment test, the estimated fair value of each reporting unit is compared to its carrying value, including goodwill. If the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge equal to the excess would be recognized, up to a maximum amount of goodwill allocated to that reporting unit. Management can resume the qualitative assessment in any subsequent period for any reporting unit.

For 2023, management performed a qualitative impairment assessment of our reporting units, of which there were no indications that it was more likely than not that the fair value of our reporting units were less than their respective carrying values. As such, a quantitative goodwill test was not required, and no goodwill impairment was recognized in 2023.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the years ended December 31, 2023 and 2022, no sales to customers represented greater than 10% of revenue.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these consolidated financial statements. The pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Accounting Pronouncements Recently Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to U.S.GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023 the company determined that the update applied to trade receivables, but there is no material impact to the consolidated financial statements from the adoption of ASU 2016-13.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

F-11

Note 2. Going Concern

The Company has a net loss of $517,599 for the year ended December 31,2023 and members’ deficit of $531,149 as of December 31, 2023. The Company’s situation raises a substantial doubt on whether the entity can continue as a going concern in the next twelve months.

The Company’s ability to continue as a going concern in the next twelve months following the date the consolidated financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing.

There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amount of additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying consolidated financial statements do not include any adjustments that might result from these uncertainties.

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

Note 3. Business Combinations

The Company evaluated the acquisitions of APS and CSP pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

	APS	CSP	Total
Cash and cash equivalents	$1,050	$62,253	$63,303
Accounts receivables	-	43,023	43,023
Inventories	-	71,728	71,728
Prepaid expenses and other assets	-	465	465
Intangible assets under development	858,498	-	858,498
Goodwill	404,765	335,443	740,207
Accounts payable	(64,313)	(192,142)	(256,455)
Other current liabilities	-	(220,770)	(220,770)
Purchase price consideration	$1,200,000	$100,000	$1,300,000

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is not deductible for tax purposes. The results of APS and CSP have been included in the consolidated financial statements since the date of acquisition.

F-12

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information presents the Company’s financial results as if the APS and CSP acquisitions had occurred as of January 1, 2022. The unaudited pro forma financial information is not necessarily indicative of what the financial results actually would have been had the acquisitions been completed on this date. In addition, the unaudited pro forma financial information is not indicative of, nor does it purport to project, the Company’s future financial results. The unaudited pro forma information does not give effect to any estimated and potential cost savings or other operating efficiencies that could result from the acquisition:

	Year Ended
	December 31,
	2023	2022
Net sales	$1,189,617	$889,379
Net loss	$(1,054,916)	$(515,953)

Note 4. Intangible Assets under Development

Intangible assets under development of the company consists of the following:

	December 31,
	2023	2022
Internal development cost - Delivmeds	$991,736	$-

Note 5. Note Payable

On August 22, 2023, Woodsage entered into a non-interest bearing promissory note (“Note”) with Integral Health pursuant to which Integral made a certain loan to Woodsage in the amount of $1,300,000 to satisfy the purchase price under the CSP MIPA and APS MIPA. No later than 30 days after a change in control to Woodsage, the aggregate unpaid principal balance of the Note will be due and payable by Woodsage. As of the date of these consolidated financial statements, the Note is still outstanding.

Note 6. Related Party Transactions

As of December 31, 2023, the Company’s subsidiaries had $663,114 in amounts due to TRxADE, the Seller. The advances are unsecured, non-interest bearing and due on demand.

As of December 31, 2023, CSP had $67,793 in amounts due from Danam. The advances are unsecured, non-interest bearing and due on demand.

Note 7. Accrued Expenses

Accrued Expenses consist of the following:

	December 31,
	2023	2022
Accrued salaries and wages	$234,526	$-
Accrued professional fees	7,200	-
	$241,726	$-

Note 8. Commitments and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

F-13

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 9. Subsequent Events

On February 12, 2024, Danam entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Assure Holdings, Corp. (“Assure”) and Assure Merger Corp., a newly formed wholly-owned subsidiary of Assure (“Assure Merger”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the stockholders of Assure and Danam, Assure Merger will be merged with and into Danam (the “Merger”), with Danam surviving the Merger as a wholly-owned subsidiary of Assure. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (i) each share of Danam capital stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive the applicable per share portion of the “merger consideration” as set forth in the allocation statement to be delivered pursuant to the Merger Agreement (“merger consideration” is defined in the Merger Agreement to mean a number of shares of common stock of Assure equal to (a) the quotient obtained by dividing (i) the number of shares of Assure capital stock on a fully diluted basis (the “Assure Fully Diluted Share Number”) by (ii) the quotient of (A) the adjusted value of Assure dividend by (B) the sum of the adjusted value of Assure and the adjusted value of Danam, minus (b) the Assure Fully Diluted Share Number minus (c) the number of shares of common stock of Assure the warrants of Danam will become exercisable for upon closing of the Merger); (ii) each outstanding warrant of Danam will be assumed by Assure and become a warrant to purchase an adjusted number of shares of common stock of Assure, at an adjusted exercise price per share but subject to the same terms and conditions as the warrant of Danam.

Following closing of the Merger, the former Assure equity holders immediately before the Merger are expected to own approximately 10% of the outstanding capital stock of the combined company on a fully diluted basis and the equity holders of Danam immediately before the Merger are expected to own approximately 90% of the outstanding capital stock of the combined company on a fully diluted basis.

Upon closing of the Merger, Assure will be renamed Danam Health Holdings Corp. Suren Ajjarapu will serve as Chairman of the Board of Directors and Tim Canning will serve as the Chief Executive Officer of the combined company. The Merger Agreement provides that the Board of Directors of the combined company will be comprised of five members which will be filled upon completion of the Merger to be designated by Danam.

The Merger Agreement contains customary representations, warranties and covenants of Assure and Danam, including covenants relating to the conduct of the business of both Assure and Danam from the date of signing the Merger Agreement through closing of the Merger, obtaining the requisite approval of the stockholders of Assure and Danam and maintain the listing of the common stock of Assure on the NASDAQ Capital Market and applying for the continued listing of Danam after the closing of the Merger on the NASDAQ Capital Market. Under the terms of the Merger Agreement, Assure has also agreed not to solicit from any person an acquisition proposal (as defined in the Merger Agreement) for Assure.

F-14

In connection with the Merger, Assure will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a prospectus and a proxy statement, and will seek the approval of Assure’s stockholders with respect to certain actions, including the following (collectively, the “Assure Stockholder Proposals”):

(i) the Sale transaction (as defined in the Merger Agreement;

(ii) the Merger;

(iii) the change of control of Assure resulting from the transactions contemplated by this Agreement pursuant to the rules of NASDAQ;

(iv) the post-closing equity plan for Assure;

(v) the post-closing board composition;

(vi) an amendment to the certificate of incorporation of Assure to effect a reverse stock split; and

(vii) an amendment to the certificate of incorporation of Assure to change the name of Assure.

The Board has agreed to recommend the approval of the Assure Stockholder Proposals to the stockholders and to solicit proxies in support of the approval of the Assure Stockholder Proposals at a meeting of the stockholders to be held for that purpose.

The Merger Agreement contains a limited contractual ability for the Board, in accordance with its fiduciary duties to the stockholders, to change its recommendation to the stockholders upon receipt of a superior proposal subject to certain terms and conditions therein, including providing Danam notice of the superior proposal and time to make a counter-proposal to amend the terms of the Merger Agreement.

Under the Merger Agreement, Assure has agreed to maintain certain indemnity rights (including advancing expenses) of the current officers and directors of Assure as they exist in the governing documents of Assure and maintain director and officers insurance for a period of 6 years following the closing of the Merger.

The closing of the Merger is subject to customary closing conditions, including, among other things, (i) the required approval of the stockholders of Assure and Danam, (ii) the accuracy of the representations and warranties of the parties made in the Merger Agreement, subject to materiality qualifiers, (iii) compliance by the parties with their respective covenants under the Merger Agreement, and (iv) the approval of NASDAQ of the continued listing of Danam after the closing of the Merger. Further, closing of the Merger is conditioned on the simultaneous closing of a sale transaction of Assure’s assets. The obligation of Assure is conditioned upon Danam completing acquisition transactions as set forth in the Merger Agreement, including completing the acquisitions of (a) all of the membership interests in Wood Sage, LLC, a Florida limited liability company and (b) all of the membership interests in Wellgistics, set forth in the applicable acquisition transactions agreements, both such acquisition transactions to close prior to or concurrent with the Merger. The obligation of Danam to close the Merger is also subject to satisfaction of certain additional conditions, including, among other things, (i) no Assure material adverse effect, (ii) Assure having performed its obligations under the agreement governing the sale transaction, (iii) Assure completing a wind down of its business, (iv) the reverse split having been consummated, and (v) Assure having a maximum amount of $500,000 in retained liabilities.

Management has evaluated subsequent events through April 24, 2024, the date the consolidated financial statements were available to be issued.

F-15

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,106	$50,563
Accounts receivables	97,880	73,782
Inventories	48,479	43,741
Due from related parties	-	67,793
Total current assets	186,465	235,878
Intangible assets under development	1,003,240	991,736
Goodwill	740,207	740,207
Total assets	$1,929,912	$1,967,821

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$281,645	$294,130
Accrued expenses	240,830	241,726
Due to related parties	895,808	663,114
Note payable	1,300,000	1,300,000
Total liabilities	2,718,283	2,498,970

Commitments and contingencies

Members’ equity (deficit):
Members’ capital	1,878	1,878
Accumulated deficit	(790,249)	(533,027)
Total members’ equity (deficit)	(788,371)	(531,149)
Total liabilities and members’ equity (deficit)	$1,929,912	$1,967,821

The accompanying notes are an integral part of these financial statements.

F-16

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2024	2023

Net sales	$168,510	$-
Cost of sales	127,489	-
Gross profit	41,021	-

Operating expenses:
General and administrative	298,243	3,600
Total operating expenses	298,243	3,600

Loss from operations	(257,222)	(3,600)

Net loss	$(257,222)	$(3,600)

The accompanying notes are an integral part of these financial statements.

F-17

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

	Members’	Accumulated	Total Members’
	Capital	Deficit	Deficit

Balances at December 31, 2022	$-	$(15,428)	$(15,428)
Net loss	-	(3,600)	(3,600)
Balances at March 31, 2023	$-	$(19,028)	$(19,028)

Balances at December 31, 2023	$1,878	$(533,027)	$(531,149)
Net loss	-	(257,222)	(257,222)
Balances at March 31, 2024	$1,878	$(790,249)	$(788,371)

The accompanying notes are an integral part of these financial statements.

F-18

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(257,222)	$(3,600)
Changes in operating assets and liabilities:
Accounts receivable	(24,098)	-
Inventories	(4,738)	-
Accounts payable	(11,855)	4,650
Accrued expenses	(896)	-
Due from / to related parties	300,487	-
Net cash provided by operating activities	1,677	1,050
Cash flows from investing activities:
Payments made for intangible assets under development	(12,134)	-
Net cash used in investing activities	(12,134)	-
Net change in cash and cash equivalents	(10,457)	1,050
Cash and cash equivalents at beginning of period	50,563	-
Cash and cash equivalents at end of period	$40,106	$1,050

The accompanying notes are an integral part of these financial statements.

F-19

WOOD SAGE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies

Wood Sage, LLC (“Wood Sage”, the “Company”) was formed as a limited liability company on June 26, 2014, when the Company’s Articles of Organization became effective upon filing with the Florida Department of State, Division of Corporations (the “DOC”).

The Company’s headquarters are in Tampa, Florida. Its fiscal year ends on December 31.

Acquisitions of CSP and APS

On January 20, 2023, Wood Sage, LLC (“Wood Sage”), Community Specialty Pharmacy, LLC, a Florida limited liability company (“CSP”), and TRxADE HEALTH, Inc., a Delaware corporation(“TRxADE”) entered into a Membership Interest Purchase Agreement (the “CSP MIPA”), pursuant to which TRxADE sold and Wood Sage acquired one hundred percent (100%) of the membership interest it owns in CSP in exchange for (i) One Hundred Thousand Dollars ($100,000) and (ii) all amounts due and payable to TRxADE from Wood Sage under the Master Service Agreement (defined below). In January 2023, Danam and CSP entered into an Amendment to the CSP MIPA, pursuant to which the parties revised the Closing Payment to One Hundred Thousand Dollars ($100,000) plus any amounts owed under the Management Services Agreement (as defined in the CSP MIPA).

On January 20, 2023, Wood Sage, Alliance Pharma Solutions, LLC, a Florida limited liability company (“APS”), and TRxADE entered into a Membership Interest Purchase Agreement (the “APS MIPA”), pursuant to which TRxADE sold and Wood Sage acquired one hundred percent (100%) of the membership interest it owns in APS in exchange for (i) One Hundred Twenty Five Thousand Dollars ($125,000) and (ii) all amounts due and payable to TRxADE from Wood Sage under the Master Service Agreement. In January 2023, Danam and APS entered into an Amendment to the APS MIPA (the “APS MIPA Amendment”), pursuant to which the parties revised the Closing Payment to One Million Two Hundred Thousand Dollars ($1,200,000) plus any amounts owed under the Management Service Agreement (as defined in the APS MIPA).

On May 22, 2023, Wood Sage entered into a non-interest bearing promissory note (“Note”) with Integral (the successor in interest to TRxADE, “Integral”), which is owned by Suren Ajjarapu and Prashant Patel, to satisfy the purchase price under the CSP MIPA. Upon the satisfaction of all closing conditions, the CSP MIPA closed in August 2023 (see below).

On August 22, 2023, Wood Sage entered into a non-interest bearing promissory note (“Note”) with Integral Health pursuant to which Integral made a certain loan to Wood Sage in the amount of $1,300,000 to satisfy the purchase price under the CSP MIPA and APS MIPA. No later than 30 days after a change in control to Wood Sage, the aggregate unpaid principal balance of the Note will be due and payable by

Wood Sage.

APS (d.b.a. DelivMeds) is developing a same day Pharma delivery software — Delivmeds.com and invested in SyncHealth MSO, LLC a managed services organization in January 2019, which investment was divested in February 2020. CSP is an accredited independent retail pharmacy with a focus on specialty medications and a community-based model offering home delivery services to patients.

Acquisition of membership interests by Danam Health, Inc.

In January 2023, Danam entered into a Membership Interest Purchase Agreement (the “Wood Sage MIPA”) with Nikul Panchal, an individual resident of the State of Florida (“Seller”). The Seller owns all of the membership interest in Wood Sage, LLC, a Florida limited liability company (the “Company”). Upon the closing of the transaction contemplated in the Wood Sage MIPA, Seller will own one hundred percent (100%) of the membership interests in Community Specialty Pharmacy, LLC (“CSP”) and Alliance Pharma Solutions, LLC (“APS”) which the Seller will sell and Danam will acquire in exchange for (i) Four Hundred Thousand Dollars ($400,000) and (ii) all amounts due and payable to Seller from Danam under the Management Agreement, (the “Closing Payment”).

F-20

In January 2023, the parties above entered into an Amendment to the Wood Sage MIPA, pursuant to which the parties revised the Closing Payment to Four Hundred Thousand Dollars ($400,000) plus any amounts owed under the Management Services Agreement (as defined in the Wood Sage MIPA).

In April 2023, the parties above entered into an Amendment to the Wood Sage MIPA, pursuant to which the parties revised the closing of the said agreement from April 30, 2023, to September 30, 2024. Upon the closure of the said transaction, Danam will own 100% of the membership interests in the Company as a part of Business combination (Refer Note 8 — Subsequent Events).

Basis of Presentation and Principles of Consolidation

The Company’s fiscal year ends on December 31.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The consolidated financial statements include the accounts of Wood Sage, APS and CSP since their respective acquisitions on August 22, 2023. All inter-company balances and transactions are eliminated on consolidation.

Liquidity

Historically, operations have been funded primarily positive operating cash flows, debt financing and capital contributions from its members. The Company has the ability to maintain the current level of spending or reduce expenditure to maintain operations.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of the Company’s Consolidated Financial Statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Consolidated Financial Statements. These estimates are based on information available through the date of the issuance of the Consolidated Financial Statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;
●	recoverability of long-lived assets and their related estimated lives;

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined on a first in first out basis. On a quarterly basis, we evaluate inventory for net realizable value using estimates based on historical experience, current or projected pricing trends, specific categories of inventory, age and expiration dates of on-hand inventory and manufacturer return policies. If actual conditions are less favorable than our assumptions, additional inventory write downs may be required, and no reserve is maintained as obsolete or expired inventories are written off. We believe that the inventory valuation provides a reasonable approximation of the current value of inventory. There is no reserve for inventory obsolescence and inventory is not pledged during the periods presented.

F-21

Accounts Receivable

The Company’s receivables are from customers and are collectible within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

Intangible Assets under Development

Research expenditure is recognized as an expense and Development expenditure that meets specified criteria is recognized as the cost of an intangible asset. The company has begun capitalizing the expenses related to the app DelivMeds as the management has determined that the Company’s app has crossed the research phase and has begun development.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income (loss) and comprehensive income (loss) presented in the consolidated financial statements for the periods ended December 31, 2023, and December 31, 2022.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, inventories and accounts payable approximate fair value because of the short-term nature of these instruments. The company does not have any long-term debt.

F-22

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 on January 1, 2020, the new accounting guidance on revenue recognition. The Company is in the retail pharmacy business. and fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. The following are the steps taken to recognize revenue.

Step One: Identify the contract with the customer — The prescription is written by a doctor for a customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription.

Step Two: Identify the performance obligations in the contract — Each prescription is distinct to the Customer.

Step Three: Determine the transaction price — The consideration is not variable. The transaction price is determined to be the price of the prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies).

Step Four: Allocate the transaction price — The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”.

Step Five: Recognize revenue when or as the entity satisfies a performance obligation — Revenue is recognized upon the delivery of the prescription.

Business Combinations

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

Goodwill

Goodwill is an asset representing the excess cost over the fair market value of net assets acquired in business combinations. In accordance with Intangibles — Goodwill and Other (Topic 350), goodwill is not amortized but is tested annually for impairment or on an interim basis when indicators of potential impairment exist. Goodwill is tested for impairment at the reporting unit level. The Company’s reporting of discrete financial information is available and management regularly reviews the operating results. For purposes of impairment testing, goodwill is allocated to the applicable reporting units based on the reporting structure.

The Company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed for each of the applicable reporting units include, but are not limited to, changes in macroeconomic conditions, industry and market considerations, cost factors, discount rates, competitive environments and financial performance of the reporting units. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a quantitative test is required.

F-23

The Company also has the option to proceed directly to the quantitative test. Under the quantitative impairment test, the estimated fair value of each reporting unit is compared to its carrying value, including goodwill. If the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge equal to the excess would be recognized, up to a maximum amount of goodwill allocated to that reporting unit. Management can resume the qualitative assessment in any subsequent period for any reporting unit.

For 2023, management performed a qualitative impairment assessment of our reporting units, of which there were no indications that it was more likely than not that the fair value of our reporting units was less than their respective carrying values. As such, a quantitative goodwill test was not required, and no goodwill impairment was recognized in 2023.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the years ended December 31, 2023 and 2022, no sales to customers represented greater than 10% of revenue.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these consolidated financial statements. The pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Accounting Pronouncements Recently Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to U.S. GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023, the company determined that the update applied to trade receivables, but there is no material impact to the consolidated financial statements from the adoption of ASU 2016-13.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of- use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

F-24

Note 2. Going Concern

The Company has a net loss of $517,599 for the year ended December 31,2023 and members’ deficit of $531,149 as of December 31, 2023. The Company’s situation raises a substantial doubt on whether the entity can continue as a going concern in the next twelve months.

The Company’s ability to continue as a going concern in the next twelve months following the date the consolidated financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing.

There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amount of additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying consolidated financial statements do not include any adjustments that might result from these uncertainties.

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

Note 3. Business Combinations

The Company evaluated the acquisitions of APS and CSP pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

	APS	CSP	Total
Cash and cash equivalents	$1,050	$62,253	$63,303
Accounts receivables	-	43,023	43,023
Inventories	-	71,728	71,728
Prepaid expenses and other assets	-	465	465
Intangible assets under development	858,498	-	858,498
Goodwill	404,765	335,443	740,207
Accounts payable	(64,313)	(192,142)	(256,455)
Other current liabilities	-	(220,770)	(220,770)
Purchase price consideration	$1,200,000	$100,000	$1,300,000

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is not deductible for tax purposes. The results of APS and CSP have been included in the consolidated financial statements since the date of acquisition.

F-25

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information presents the Company’s financial results as if the APS and CSP acquisitions had occurred as of January 1, 2022. The unaudited pro forma financial information is not necessarily indicative of what the financial results actually would have been had the acquisitions been completed on this date. In addition, the unaudited pro forma financial information is not indicative of, nor does it purport to project, the Company’s future financial results. The unaudited pro forma information does not give effect to any estimated and potential cost savings or other operating efficiencies that could result from the acquisition:

	Year Ended
	December 31,
	2023	2022
Net sales	$1,189,617	$889,379
Net loss	$(1,054,916)	$(515,953)

Note 4. Intangible Assets under Development

Intangible assets under development of the company consists of the following:

	December 31,
	2023	2022
Internal development cost - Delivmeds	$991,736	$-

Note 5. Note Payable

On August 22, 2023, Wood Sage entered into a non-interest bearing promissory note (“Note”) with Integral Health pursuant to which Integral made a certain loan to Wood Sage in the amount of $1,300,000 to satisfy the purchase price under the CSP MIPA and APS MIPA. No later than 30 days after a change in control to Wood Sage, the aggregate unpaid principal balance of the Note will be due and payable by Wood Sage. As of the date of these consolidated financial statements, the Note was still outstanding.

Note 6. Related Party Transactions

As of December 31, 2023, the Company’s subsidiaries had $663,114 in amounts due to TRxADE, the Seller. The advances are unsecured, non-interest bearing and due on demand.

As of December 31, 2023, CSP had $67,793 in amounts due from Danam. The advances are unsecured, non-interest bearing and due on demand.

Note 7. Accrued Expenses

Accrued Expenses consist of the following:

	December 31,
	2023	2022
Accrued salaries and wages	$234,526	$-
Accrued professional fees	7,200	-
	$241,726	$-

Note 8. Commitments and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

F-26

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 9. Subsequent Events

Acquisition of membership interests in Wood Sage, LLC

On June 16, 2024, Danam and the Company amended and restated the Wood Sage MIPA and closed on Danam’s acquisition of the Company. The amended and restated Wood Sage MIPA whereby the parties revised the closing payment to be made by Danam to Mr. Panchal to be 0.389 shares of Danam Common Stock. The shares issued by Danam to Mr. Panchal were meant to approximate total cash compensation of $400,000 with a 20% discount. As a result, Danam acquired all issued and outstanding interests in the Company as of June 16, 2024.

Membership Interest Purchase Agreement — Danam Health, Inc. and Wellgistics, LLC

On May 11, 2023, Danam entered into a membership interest purchase agreement (the “Wellgistics MIPA”) with Wellgistics, LLC (“Wellgistics”), Strategix, Nomad Capital, LLC, and Jouska Holdings LLC (each, a “Seller” and collectively, “Sellers”). Upon the closing of the transaction contemplated in the Wellgistics MIPA, Sellers will sell, and Danam will acquire, all outstanding membership interests of Wellgistics.

The Parties amended the Wellgistics MIPA on August 04, 2023, extending the last day by which the Purchase Agreement (“Amendment”) could be consummated to December 26, 2023, and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

The Parties amended the Wellgistics MIPA on December 26, 2023, extending the last day by which the Purchase Agreement (“Second Amendment”) could be consummated to March 29, 2024, and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

The Parties further amended the Wellgistics MIPA on March 22, 2024, to clarify the language and extend certain deadlines related to Earn-Out Payments and Bonus Payments. Additionally, it has been agreed unilaterally by the Sellers in the event that this Agreement fails to close by August 31,2024, Danam may but is not required to pay Seller a non-refundable sum of One Hundred Fifty Thousand Dollars ($150,000.00) (“Extension Fee”) which shall automatically extend the Closing deadline by thirty (30) days. Buyer may pay the Extension Fee no more than three (3) times for a total of no more than a ninety (90) day extension. The Extension Fee is Non-Refundable under any circumstances. The Extension Fee shall be applied to and reduce the cash payable to Sellers at Close if the sale is completed.

Merger Agreement — Danam Health, Inc. and Assure Holdings, Corp.

On February 12, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Assure Holdings, Corp. (“Assure”) and Assure Merger Corp., a newly formed wholly-owned subsidiary of Assure (“Assure Merger”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the stockholders of Assure and Danam, Assure Merger would have been merged with and into Danam (the “Merger”), with Danam surviving the Merger as a wholly-owned subsidiary of Assure.

On April 8, 2024, Assure made a convertible promissory note in the principal amount of $1,000,000 in favor of Danam (the “Promissory Note”). The note bears interest at 10% per annum and matures on July 22, 2024. The note is convertible upon a financing event or upon a sale transaction.

On June 13, 2024, Danam terminated the Merger Agreement and Danam management is considering the exercise of its rights under the Merger Agreement, including, but not limited to, accelerating the maturity date of the Promissory Note, seeking payment of $1,000,000 in termination fees, and any other remedies available pursuant to the Merger Agreement or in law.

Management has evaluated subsequent events through July 3, 2024, the date the financial statements were available to be issued.

F-27

Report of Independent Registered Public Accounting Firm

To the members of Wellgistics, LLC.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Wellgistics, LLC and the Subsidiary (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive income (loss), consolidated statements of members’ equity and consolidated statements of cash Flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with Generally Accepted Accounting Principles of United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that:

(1)	relate to accounts or disclosures that are material to the consolidated financial statements and
(2)	involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/s/ Suri & Co., Chartered Accountants

We have served as the Company’s auditors since 2021.

Date: 24th April 2024

Place: Chennai, India

F-28

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,795,164	$4,234,630
Accounts receivable, net	1,309,397	721,710
Inventories	6,731,577	8,391,850
Prepaid expenses and other assets	557,947	112,284
Total current assets	10,394,085	13,460,474
Property, plant and equipment, net	549,691	3,519,237
Operating lease, right of use asset	1,402,596	2,036,682
Goodwill	872,433	872,433
Investments in unconsolidated entity	17,671	100,000
Note receivable	139,770	276,439
Other assets	24,249	41,015
Total assets	$13,400,495	$20,306,280

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$3,310,333	$2,785,510
Accrued expenses and other liabilities	994,587	252,275
Current portion of debt obligations	5,180,995	5,233,289
Operating – lease liability	426,588	524,241
Total current liabilities	9,912,503	8,795,315
Long term debt	136,913	2,713,109
Operating lease liability	1,029,864	1,558,915
Total liabilities	11,079,281	13,067,339

Commitments and contingencies

Members’ equity:
Members’ capital	1,272,838	1,272,838
Members’ distribution	(32,244,742)	(31,817,767)
Retained earnings	33,293,118	37,783,870
Total members’ equity	2,321,214	7,238,941
Total liabilities and members’ equity	$13,400,495	$20,306,280

The accompanying notes are an integral part of these consolidated financial statements.

F-29

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Operations and Comprehensive Income (Loss)

	Year Ended
	December 31,
	2023	2022

Net sales	$33,182,749	$31,888,349
Cost of sales	30,519,683	26,162,860
Gross profit	2,663,066	5,725,489

Operating expenses:
General and administrative expense	6,612,049	6,540,583
Depreciation	276,376	380,284
Total operating expenses	6,888,425	6,920,867

Loss from operations	(4,225,359)	(1,195,378)

Other income (expense):
Interest expense, net	(363,525)	(287,183)
Loss from unconsolidated affiliated	(82,329)	(51,942)
Other income	180,461	-
Gain on legal settlement	-	1,818,054
Total other income (expense), net	(265,393)	1,478,929

Net income (loss)	$(4,490,752)	$283,551

The accompanying notes are an integral part of these consolidated financial statements.

F-30

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Members’ Equity

	Members’	Members’	Retained	Total members’
	capital	distribution	earnings	equity

Balances at December 31, 2021	$1,272,838	$(30,102,760)	$37,500,319	$8,670,397
Distributions to member	-	(1,715,007)	-	(1,715,007)
Net loss	-	-	283,551	283,551
Balances at December 31, 2022	1,272,838	(31,817,767)	37,783,870	7,238,941
Distributions to member	-	(426,975)	-	(426,975)
Net loss	-	-	(4,490,752)	(4,490,752)
Balances at December 31, 2023	$1,272,838	$(32,244,742)	$33,293,118	$2,321,214

The accompanying notes are an integral part of these consolidated financial statements.

F-31

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Cash Flows

	Year Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(4,490,752)	$283,551
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	276,376	380,284
Bad debt	700,612	298,750
Loss from unconsolidated affiliate	82,329	51,942
Changes in operating assets and liabilities:
Accounts receivable	(1,071,047)	(366,324)
Inventories	1,660,273	(1,822,193)
Prepaid expenses and other assets	(445,663)	580,334
Other assets	16,766	(12,624)
Accounts payable	547,012	1,055,524
Accrued expenses and other liabilities	742,312	(173,806)
Operating lease liability, net	7,382	-
Net cash provided by (used in) operating activities	(1,974,401)	275,438
Cash flows from investing activities:
Incremental investment in unconsolidated entities		(51,162)
Purchases of property, plant and equipment	(9,432)	(297,009)
Net cash acquired from business combination	-	220,855
Net cash used in investing activities	(9,432)	(127,316)
Cash flows from financing activities:
Payments on term loan and notes payable	(429,914)	(680,127)
Proceeds from revolving credit facility	-	4,745,531
Repayments on revolving credit facility	-	(5,027,556)
Distributions to members	(25,720)	(1,715,007)
Net cash used in financing activities	(455,634)	(2,677,159)
Net increase in cash and cash equivalents	(2,439,467)	(2,529,037)
Cash and cash equivalents at beginning of year	4,234,630	6,763,667
Cash and cash equivalents at end of year	$1,795,163	$4,234,630

Supplemental cash flow information:
Cash paid for interest	$420,120	$287,322

Supplemental non-cash investing and financing activities:
Loan transferred during sale of interest in subsidiary	$2,301,347	$-
Asset transferred during sale of interest in subsidiary	$2,702,602	$-
Distribution to member during sale of interest in subsidiary	$401,255	$-
Promissory notes assumed to acquire business	$-	$1,500,000
Shares received as consideration for disposal of a business	$-	$100,000
Notes issued as consideration for disposal of assets	$-	$641,000

The accompanying notes are an integral part of these consolidated financial statements.

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WELLGISTICS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Organization and Summary of Significant Accounting Policies

Nature of Operations

Wellgistics, LLC (“Wellgistics”, the “Company”) was organized in 2013 as a limited liability company. Wellgistics is a pharmaceutical company that retails generic and specialty drugs to pharmacies. In 2017, the Company was sold to Strategix Global, LLC (Strategix). On May 1, 2019, Pharm Donkey, LLC (Pharm Donkey) acquired a 20% ownership interest in the Company. Strategix Global, LLC owned the remaining 80% when the transaction occurred. On July 25, 2020, Strategix Global, LLC, purchased the remaining 20% back from Pharm Donkey. As part of the purchase, Wellgistics assigned $2,500,000 of notes receivable to Pharm Donkey.

During 2021 Strategix sold 20% of its interest in Wellgistics to Nomad Capital LLC. Later during May 2022, the ownership agreement was amended, and the ownership was changed to Strategix Global, LLC holding 65%; Nomad Capital LLC holds 20% and the remaining 15% is held by Jouska Holdings LLC.

Later effective from June 2023, the ownership agreement was amended, and the ownership was changed to Strategix Global, LLC holding 60%; Nomad Capital LLC holds 20% and the remaining 20% is held by Jouska Holdings LLC.

Membership Interest Purchase Agreement — Danam Health, Inc. and Wellgistics, LLC

On May 11, 2023, Danam entered into a membership interest purchase agreement (the “Wellgistics MIPA”) with Wellgistics, LLC (“Wellgistics”), Strategix, Nomad Capital, LLC , and Jouska Holdings LLC (each, a “Seller” and collectively, “Sellers”). Upon the closing of the transaction contemplated in the Wellgistics MIPA, Sellers will sell and Danam will acquire all of the outstanding membership interests of Wellgistics as a part of the business combination.

The Parties amended the Wellgistics MIPA on August 04, 2023 extending the last day by which the Purchase Agreement (“Amendment”) could be consummated to December 26, 2023 and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

The Parties amended the Wellgistics MIPA on December 26, 2023 extending the last day by which the Purchase Agreement (“Second Amendment”) could be consummated to March 29, 2024 and the Parties desire to amend the Purchase Agreement and Amendment to modify such date. (Refer Note 13 – Subsequent Events – Membership Interest Purchase Agreement – Danam Health, Inc. and Wellgistics, LLC).

Basis of Presentation and Principles of Consolidation

The Company’s fiscal year ends on December 31.

The accompanying consolidated financial statements for the period ending December 31, 2023 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S.GAAP”).

The consolidated financial statements include the accounts of Wellgistics and Norton Aviation LLC the subsidiary it controls. All inter-company balances and transactions are eliminated on consolidation. During the year ended December 31, 2023, the control in the subsidiary has been derecognized as the 100% membership interest has been distributed to its owners.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S.GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the consolidated financial statements. These estimates are based on information available through the date of the issuance of the consolidated financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	fair value of long-term debt and notes receivable;

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●	evaluation of goodwill for impairment
●	recoverability of long-lived assets and their related estimated lives;
●	accruals for estimated liabilities such as property tax accruals and litigation settlement accrual;
●	evaluation of equity method investments for impairment; and

Liquidity

Historically, operations have been funded primarily positive operating cash flows, debt financing and capital contributions from its members. The Company has the ability to maintain the current level of spending or reduce expenditure to maintain operations.

Reclassification

Certain prior period amounts have been reclassified to conform to the current period presentation.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income (loss) presented in the consolidated financial statements for the years ended December 31, 2023 and 2022.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Accounts Receivable, Net

Accounts receivable are recorded at the invoiced amount and do not bear interest. Accounts receivable are due from various customers and are shown net of applicable reserves for doubtful accounts as shown on the face of the balance sheet. There were no accounts that had been placed on non-accrual status. The allowance for doubtful accounts has been estimated by management based on historical experience, current market trends and, for larger customer accounts, their assessment of the ability of the customers to pay outstanding balances. Past due balances and other higher risk amounts are reviewed individually for collectability. Changes in circumstances relating to the collectability of accounts receivable may result in the need to increase or decrease the allowance for doubtful accounts in the future.

The company provides for 95% of the accounts receivable which are due over the period of 90 days. The Company recognized bad debt expense of $700,612 and $298,750 within general and administrative expenses for the years ended December 31, 2023 and 2022, respectively.

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Inventories, Net

Inventory is stated at lower of cost, determined on a first in first out basis (“FIFO”), and net realizable value. Production costs are comprised of direct material and labor and applicable manufacturing overhead. The Company records an inventory reserve for losses associated with excess and obsolete items, which is estimated based on the Company’s current knowledge with respect to inventory levels, planned production, and customer demand. Provisions for excess and obsolete inventory are charged to cost of sales and are permanent reductions to the carrying value of inventory.

Property, Plant and Equipment, Net

Property, plant and equipment, net (“PP&E”) is stated at cost less accumulated depreciation and amortization and any accumulated impairment losses. Depreciation and amortization are computed using the straight-line method over the assets’ estimated useful lives. The estimated useful lives of PP&E are as follows:

Equipment	—	5 - 10 years
Furniture and Fixtures	—	7 years
Aircraft and Hangar	—	20 years
Software	—	3 - 5 years
Leasehold Improvements	—	Shorter of the estimate useful life or remaining lease term

Capitalized costs associated with construction in progress are not depreciated until the related assets are placed into service, at which time the capitalized balance will be transferred to the appropriate account of PP&E. Construction in progress is stated at the lower of cost or fair value, which includes the cost of construction and other direct costs attributable to the construction. The costs are capitalized as incurred or as payments are made pursuant to relevant construction contracts.

Major renewals and improvements are capitalized. Replacements, maintenance and repairs, which do not significantly improve or extend the useful life of the assets, are expensed when incurred.

Upon the sale or retirement of assets, costs and the related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the results of operations.

The Company evaluates its long-lived assets or asset groups for indicators of possible impairment by determining whether there were any triggering events that could impact the Company’s assets. If events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable the Company performs a comparison of the carrying amount to future net undiscounted cash flows expected to be generated by such asset or asset group. Should an impairment exist, the impairment loss is measured based on the excess carrying value of the asset over the asset’s fair value generally determined by estimates of future discounted cash flows.

The Company has not identified any such Impairment losses for the years ended December 31, 2023 and 2022.

Business Combination

The Company accounts for business combinations using the acquisition method of accounting in accordance with Business Combinations (Topic 805), which allocates the fair value of the purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. We engage third-party appraisal firms when appropriate to assist in the fair value determination of intangible assets. Initial purchase price allocations are subject to revisions within the measurement period, not to exceed one year from the date of acquisition. Acquisition-related expenses and transaction costs associated with business combinations are expensed as incurred.

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Goodwill

Goodwill is an asset representing the excess cost over the fair market value of net assets acquired in business combinations. In accordance with Intangibles–- Goodwill and Other (Topic 350), goodwill is not amortized but is tested annually for impairment or on an interim basis when indicators of potential impairment exist. Goodwill is tested for impairment at the reporting unit level. The Company’s reporting units discrete financial information is available and management regularly reviews the operating results. For purposes of impairment testing, goodwill is allocated to the applicable reporting units based on the reporting structure.

The Company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed for each of the applicable reporting units include, but are not limited to, changes in macroeconomic conditions, industry and market considerations, cost factors, discount rates, competitive environments and financial performance of the reporting units. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a quantitative test is required.

The Company also has the option to proceed directly to the quantitative test. Under the quantitative impairment test, the estimated fair value of each reporting unit is compared to its carrying value, including goodwill. If the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge equal to the excess would be recognized, up to a maximum amount of goodwill allocated to that reporting unit. Management can resume the qualitative assessment in any subsequent period for any reporting unit.

For the years ended December 31,2023 and 2022, management performed a qualitative impairment assessment of our reporting units, of which there were no indications that it was more likely than not that the fair value of our reporting units were less than their respective carrying values. As such, a quantitative goodwill test was not required, and no goodwill impairment was recognized in 2023 and 2022.

Equity method investments

The Company accounts for non-marketable investments using the equity method of accounting if the investment gives the Company the ability to exercise significant influence over, but not control, of an investee. Significant influence generally exists if the investor has an ownership interest representing between 20% and 50% of the voting stock of the investee. Under the equity method of accounting, investments are stated at initial cost and are adjusted for subsequent additional investments and our proportionate share of earnings or losses and distributions. Accordingly, the company has accounted for its investment in Black Bay LLC (“Black Bay”) where it owns 50% of the membership rights under equity method and has accounted for the proportionate share of losses.

Non-marketable investments

Non-marketable investments in which the company neither has a control or exercises significant influence are recorded at cost and adjusted for observable transactions for same or similar investments of the same issuer or impairment events (referred to as the measurement alternative). All gains and losses on privately held equity securities, realized and unrealized, are recorded through gains (losses) on investment in unconsolidated entities net, in the statement of operations.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

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Level 1	Quoted prices are available in active markets for identical assets or liabilities

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term debt approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits. The Company’s federal and state income tax returns for 2019 through 2023 are subject to examination (generally for the three years after they are filed) by the Internal Revenue Service and other taxing authorities.

Recent Accounting Pronouncements

Accounting Pronouncements Recently Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to U.S.GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023 the company determined that the update applied to trade receivables, but that there no material impact to the consolidated financial statements from the adoption of ASU 2016-13.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2016-2, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. In March 2019, the FASB issued ASU 2019-01, “Lease (842): Codification improvements.” This updated clarified that entities were exempt from disclosing the effect of the change on income from continuing operations, net income, and related per-share amounts, if applicable, for interim periods after the adoption of Accounting Standards Codification (“ASC”) 842.

The standard was initially effective for annual and interim reporting periods beginning after December 15, 2019. However, in November 2019, the FASB issued ASU 2019-10, “Financial Instruments Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates”, which deferred the effective date of ASU 2016-02 by an additional year. At its April 8, 2020, meeting, the FASB voted to defer the effective date for ASC 842 another year. As such, the Company is required to adopt the new leases standard for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022.

The Company adopted this new guidance effective January 1, 2022. ASC 842 requires a modified retrospective approach to each lease that existed at the date of initial application as well as leases entered into after that date. The Company has elected to report all leases at the beginning of the period of adoption and not restate its comparative periods. Based on the Company’s lease portfolio, the Company anticipates recognizing a right-of-use asset and a related lease liability on its balance sheet, with an immaterial impact on the Company’s consolidated statement of operations compared to the previous lease accounting guidance.

Practical Expedients Adopted with Topic 842

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The Company has elected to adopt the following practical expedients upon the transition date to Topic 842 on January 1, 2022:

●	Transitional practical expedients package: An entity may elect to apply the listed practical expedients as a package to all the leases that commenced before the effective date. The practical expedients are:

●	The entity need not reassess whether any expired or existing contracts are or contains leases;
●	The entity need not reassess the lease classification for expired or existing contracts;
●	The entity need not reassess initial direct costs for any existing leases.

Use of portfolio approach: An entity can apply this guidance to a portfolio of leases with similar characteristics if the entity reasonably expects that the application of the lease model to the portfolio would not differ materially from the application of the lease model to the individual leases in that portfolio. This approach can also be applied to other aspects of the lease’s guidance for which lessees/lessors need to make judgments and estimates, such as determining the discount rate and determining and reassessing the lease term.

●	Short-term lease recognition exemption: Leases with a term of twelve months or less constitute short-term leases and will not be recognized on the balance sheet for all classes of assets. The Company has elected the short-term lease recognition exemption for all classes of assets. The impact of this exemption is that short-term lease cost will be recognized on a straight-line basis over the term.

Lease and non-lease components: As a practical expedient, a lessor may combine lease and non-lease components where the revenue recognition pattern is the same and where the lease component, when accounted for separately, would be considered an operating lease.

Revenue Recognition

Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The new standard supersedes U.S.GAAP guidance on revenue recognition and requires the use of more estimates and judgments than the previous standards. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

Effective January 1, 2020, the Company adopted FASB ASU No. 2014-09, Revenue from Contracts with Customers and the related amendments, which are codified into ASC 606, which establishes a broad principle that requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenues, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The new standard supersedes U.S.GAAP guidance on revenue recognition and requires the use of more estimates and judgments than the previous standards. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

ASC 606 may be applied either retrospectively or through the use of a modified-retrospective method. The full retrospective method requires companies to recast each prior reporting period presented as if the new guidance had always existed. Under the modified retrospective method, companies recognize the cumulative effect of initially applying the standard as an adjustment to the opening balance of retained earnings at the date of initial application. The Company adopted ASC 606 on January 1, 2020, using the modified retrospective method, the impact of which was not material to the Company.

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To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract was determined to be within the scope of ASC 606, the Company assessed the goods or services promised within each contract and determined those that were performance obligations, and assessed whether each promised good or service was distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. The Company recognizes revenue at the point of sale. The majority of orders are placed via the Company’s website. Customers generally pay by credit card at the time they place their order. The Company does have larger customers to whom they have extended terms for payment. Generally, payments from these customers are due within 30 days of their order being shipped. However, a few customers have been given terms extending out to 45 days.

The Company recognizes revenue when goods are delivered to the customer. The gross product revenues are subject to a variety of deductions, which generally are estimated and recorded in the same period that the revenues are recognized. Such variable consideration represents chargebacks, rebates, sales allowances and sales returns. These deductions represent estimates of the related obligations and, as such, knowledge and judgment are considered when estimating the impact of these revenue deductions on gross sales for a reporting period. All revenue for the Company is recognized at the point-in-time when delivered to customer based on contractual obligations. Any amount collected from customers for goods not yet delivered is recorded as unearned revenue. The company recognizes a refund liability if it receives consideration from a customer and expects to refund some or all of that consideration to the customer. A refund liability is measured at the amount of consideration received (or receivable) for which the company does not expect to be entitled (that is, amounts not included in the transaction price). The refund liability (and corresponding change in the transaction price and, therefore, the contract liability) is updated at the end of each reporting period for changes in circumstances.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the period ended December 31, 2023, and 2022, no sales to customers represented greater than 10% of revenue.

Note 3 Accounts Receivable, Net

Accounts receivable, net consist of the following:

	December 31,
	2023	2022
Billed – Third Party	$1,894,103	$976,811
Billed – Affiliates	5,513	5,513
Total Accounts Receivable	1,899,615	982,324
Less: Allowance for doubtful accounts	(590,218)	(260,614)
Total accounts receivable, net	$1,309,397	$721,710

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Note 4 Inventories, Net

Inventory consists of stock that was purchased in 2020 from First Defense Nasal Screen Corp (“FDNS”). An ongoing legal dispute between the Company and the supplier has been settled where the Company was awarded $ 4.6 million. The award has not been accounted for due to the uncertainty of receipt. Following the bankruptcy filing of FDNS the court awarded the complete possession of the inventory to the Company and Vide the United States Bankruptcy Court order dated March 15, 2023, the entity is in receipt of a monthly plan payment of $3,014 for the FDNS from March 2023 which has been included in the Other income in the Statement of Operations and Comprehensive Income (Loss). The Company reserved 50% of the total inventory value of $6.72 million during the year ended December 31, 2021.

Inventory consists of the following:

	December 31,
	2023	2022
Finished goods	$6,390,049	$5,190,108
FDNS	3,369,953	3,369,953
Inventory reserve	(3,028,425)	(168,211)
Net inventory	$6,731,577	$8,391,850

Note 5 Property, Plant and Equipment, Net

Major classifications of property, plant and equipment consist of the following:

	December 31,
	2023	2022
Aircraft & Hangar	$-	$2,995,000
Leasehold Improvements	766,467	766,467
Equipment	587,996	366,558
Furniture & Fixtures	152,161	152,161
Software	-	28,098
	1,506,624	4,308,284
Less: Accumulated Depreciation	(956,933)	(1,008,155)
	549,691	3,300,129
Construction in Progress	-	219,108
Property, plant and equipment, net	$549,691	$3,519,237

Depreciation expense for the years ended December 31, 2023 and 2022 amounted to $276,376 and $380,284, respectively.

Construction in progress primarily relates to a refrigeration system being constructed in the Company’s warehouse, was placed into service in the first half of 2023.

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Note 6 Accrued Expenses and Other Current Liabilities

Accrued expenses and Other Current Liabilities consist of the following:

	December 31,
	2023	2022
Credit card obligation	$34,748	$108,789
Accrued payroll and vacation	26,598	54,960
Unearned revenue	55,606	66,749
Accrued interest	34,373	7,191
Customer deposits	-	14,586
Total	$151,325	$252,275

Note 7 Lease

The Company elected the package of practical expedients permitted under the transition guidance within the new standard which, among other things, allows companies to carry forward their historical lease classification. The Company made an accounting policy election by class of underlying asset not to recognize the lease liability and related right-of-use asset for leases with a term of one year or less.

The Company has operating leases for administrative offices and warehouse facilities. The leases have remaining lease terms of one year to six years, some of which include options to extend the leases for up to 3 years, and some of which include options to terminate the leases within one year. Options to extend or terminate leases that are considered reasonably certain are included in our determination of the lease term.

The components of lease expense were as follows:

	Year Ended December 31,
	2023	2022
Operating lease cost	$635,384	$498,252
Short-term lease cost	$29,779	$265,589

Supplemental cash flow information related to leases was as follows:

	Year Ended December 31
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$623,805	$440,912
Right-of-use assets obtained in exchange for new lease liabilities	$58,374	$2,419,307

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Supplemental balance sheet information related to leases was as follows:

	December 31,
	2023	2022
Operating Leases
Right-of-use assets	$1,402,596	$2,036,682

Short-term lease liabilities	426,588	524,241
Long-term lease liabilities	1,029,864	1,558,915
Total lease liabilities	$1,456,452	$2,083,156

Weighted Average Remaining Lease Term	3.77	4.34
Weighted Average Discount Rate	6.21%	6.21%

Maturities of lease liabilities were as follows at December 31, 2023:

December 31, 2023
2024	$500,388
2025	375,124
2026	329,592
2027	337,831
Thereafter	84,976
Total Lease Payments	1,627,911
Less: Imputed interest	171,459
Total	$1,456,452

Note 8 Debt

Outstanding debt consists of the following:

	December 31,
	2023	2022
Bank loan	$-	$2,294,157
New revolving line of credit	4,774,780	4,745,531
Seller promissory note	543,128	906,710
Total debt	5,317,908	7,946,398
Less: current portion of debt	(5,180,995)	(5,233,289)
Total	$136,913	$2,713,109

Seller Promissory Note

In May 2022, the Company entered into a promissory note agreement with the seller of APD in the amount of $1.2 million. The promissory note was part of the consideration to the Seller in connection with the APD acquisition. The promissory note bears interest at a rate of 2% per annum and will Mature on 1 April 2025. Interest expenses related to the promissory note was immaterial for the year ended December 31, 2023. Accrued interest as of December 31, 2023 was immaterial. As of December 31, 2023 the amount outstanding is $543,128.

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Revolving line of credit

In May 2022 the Company entered into a credit agreement for a new line of credit $ 5,000,000 replacing the former line of credit. The new line of credit has a variable interest rate of three months US treasury rate plus 2.75% adjusted for minimum and maximum ceiling rates. As of December 31, 2023 and 2022, the interest rate works out to 8.36% and 6.21%. The line of credit is collateralized by Accounts Receivable and Inventory balances. The line of credit is subject to certain specified covenants. The most stringent covenant includes the compliance to certain specified financial ratios. Interest expense related to the line of credit amounted to $420,000 for the year ended December 31, 2023. The outstanding balance on the line of credit as of December 31, 2023 was $4,774,780.

Paycheck protection program

In 2020, the Company obtained a $0.8 million, 2-year loan from a regional bank (the “Lender”) pursuant to the U.S. Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) under Title I of the CARES Act. The loan bears interest at 1.0% per annum and no payments were due for the first six months. In accordance with the applicable provisions of the CARES Act, during 2020, the Company filed its forgiveness application (the “Application”) with the Lender. The Company certified in the Application that100% of the loaned funds were utilized to pay for qualified payroll and payroll related costs, and as such, requested that the entire principal balance be forgiven. The forgiveness application was approved by the lender, and the Company’s loan was extinguished. During the year ended December 31, 2022, the Company recorded other income of $0.8 million in the consolidated statement of operations.

Maturities of the outstanding debt are as follows:

Years ending December 31,
2024	$5,180,995
2025	136,913
$5,317,908

Note 9 Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term debt approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Note 10 Investment in Unconsolidated Affiliates

The total share of loss for the year ended December 31, 2022 relating to the Black Bay investment was $62,512, however the amount of loss reported in the consolidated statement of operations is limited to the remaining investment the Company has in Black Bay. The unrecognized losses for Black Bay as of December 31, 2022 is $10,570.

The Company has investments in affiliates that are not consolidated. The balances in these investments as of December 31, 2023 and 2022 are summarized below:

	Black Bay	Gift Health	Total
Balance as at December 31, 2021	$780	$-	$780
Contribution	51,152	100,000	151,152
Share of loss	(51,162)	-	51,162
Balance as at December 31, 2022	-	100,000	100,000
Contribution	-	-	-
Share of loss	-	(82,329)	(82,329)
Balance as at December 31, 2023	$-	$17,671	$17,671

F-43

Note 11 Commitment and Contingencies

The Company had an interest in a 2019 class action lawsuit relating to an illegal antitrust scheme, which results in one of the Company’s vendors conspiring with its competitor to overcharge for its medication. The vendor and its co-conspirators which a settlement, where direct purchasers of the medication was able to file a claim and receive a cash payment. In May 2022, the company successfully file a claim and received $1.8 million in settlement. For the period ending December 31, 2022 $1.8 million is recorded as non-operating income in the consolidated statement of operation under gain on legal settlement.

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable. The Company does not record any anticipated gains relating to its litigation or legal claims. The gains are only recorded upon receipt of the settlement.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 12. Related Party Transactions

The Company is partly owned by a private equity company, Nomad Capital, which has ownership interest in a few numbers of portfolio companies. The Company has had transactions with some of the affiliated companies of Nomad Capital. The transactions for purchases of pharmaceutical supplies are recorded in cost of sales. The purchases from the affiliated companies are sometimes sold below the value sold to a third party. Operating expenses, which include software expenses and marketing expenses, with affiliated companies are recorded within general and administrative expenses. The Company is charged a managerial service fee by its owners, which is recorded within general and administrative expenses.

The Company had the following related party balances recorded in accounts payable and accounts receivable:

	December 31,
	2023	2022
Accounts payable (receivable) from affiliates of Nomad Capital	$2,417	$92,157
Accounts receivable from Affiliates of Company	$5,514	$5,514

The Company had the following transactions with related parties:

	December 31,
	2023	2022

Operating expenses from affiliates of Nomad Capital	$498,111	$466,878

Cost of purchases	-	$135,493
Less: Discount from affiliates	-	(100,061)
Purchases from affiliates of Nomad	-	35,432

Management service fee paid to Nomad Capital	$540,000	$105,000
Management service fee paid to Strategix	-	$60,000
Management service fee paid to BBPR	-	$80,000

F-44

Note 13. Subsequent Events

Membership Interest Purchase Agreement — Danam Health, Inc. and Wellgistics, LLC

The Parties further amended the Wellgistics MIPA on March 22, 2024 to clarify the language and extend certain deadlines related to Earn-Out Payments and Bonus Payments. Additionally, it has been agreed unilaterally by the Sellers in the event that this Agreement fails to close by August 31,2024, Danam may but is not required to pay Seller a non-refundable sum of One Hundred Fifty Thousand Dollars ($150,000.00) (“Extension Fee”) which shall automatically extend the Closing deadline by thirty (30) days. Buyer may pay the Extension Fee no more than three (3) times for a total of no more than a ninety (90) day extension. The Extension Fee is Non-Refundable under any circumstances. The Extension Fee shall be applied to and reduce the cash payable to Sellers at Close if the sale is completed.

Merger Agreement — Danam Health, Inc. and Assure Holdings, Corp.

On February 12, 2024, Danam entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Assure Holdings, Corp. (“Assure”) and Assure Merger Corp., a newly formed wholly-owned subsidiary of Assure (“Assure Merger”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the stockholders of Assure and Danam, Assure Merger will be merged with and into Danam (the “Merger”), with Danam surviving the Merger as a wholly-owned subsidiary of Assure. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (i) each share of Danam capital stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive the applicable per share portion of the “merger consideration” as set forth in the allocation statement to be delivered pursuant to the Merger Agreement (“merger consideration” is defined in the Merger Agreement to mean a number of shares of common stock of Assure equal to (a) the quotient obtained by dividing (i) the number of shares of Assure capital stock on a fully diluted basis (the “Assure Fully Diluted Share Number”) by (ii) the quotient of (A) the adjusted value of Assure dividend by (B) the sum of the adjusted value of Assure and the adjusted value of Danam, minus (b) the Assure Fully Diluted Share Number minus (c) the number of shares of common stock of Assure the warrants of Danam will become exercisable for upon closing of the Merger); (ii) each outstanding warrant of Danam will be assumed by Assure and become a warrant to purchase an adjusted number of shares of common stock of Assure, at an adjusted exercise price per share but subject to the same terms and conditions as the warrant of Danam.

Following closing of the Merger, the former Assure equity holders immediately before the Merger are expected to own approximately 10% of the outstanding capital stock of the combined company on a fully diluted basis and the equity holders of Danam immediately before the Merger are expected to own approximately 90% of the outstanding capital stock of the combined company on a fully diluted basis.

Upon closing of the Merger, Assure will be renamed Danam Health Holdings Corp. Suren Ajjarapu will serve as Chairman of the Board of Directors and Tim Canning will serve as the Chief Executive Officer of the combined company. The Merger Agreement provides that the Board of Directors of the combined company will be comprised of five members which will be filled upon completion of the Merger to be designated by Danam.

The Merger Agreement contains customary representations, warranties and covenants of Assure and Danam, including covenants relating to the conduct of the business of both Assure and Danam from the date of signing the Merger Agreement through closing of the Merger, obtaining the requisite approval of the stockholders of Assure and Danam and maintain the listing of the common stock of Assure on the NASDAQ Capital Market and applying for the continued listing of Danam after the closing of the Merger on the NASDAQ Capital Market. Under the terms of the Merger Agreement, Assure has also agreed not to solicit from any person an acquisition proposal (as defined in the Merger Agreement) for Assure.

F-45

In connection with the Merger, Assure will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a prospectus and a proxy statement, and will seek the approval of Assure’s stockholders with respect to certain actions, including the following (collectively, the “Assure Stockholder Proposals”):

(i) the Sale transaction (as defined in the Merger Agreement);

(ii) the Merger;

(iii) the change of control of Assure resulting from the transactions contemplated by this Agreement pursuant to the rules of NASDAQ;

(iv) the post-closing equity plan for Assure;

(v) the post-closing board composition;

(vi) an amendment to the certificate of incorporation of Assure to effect a reverse stock split; and

(vii) an amendment to the certificate of incorporation of Assure to change the name of Assure.

The Board has agreed to recommend the approval of the Assure Stockholder Proposals to the stockholders and to solicit proxies in support of the approval of the Assure Stockholder Proposals at a meeting of the stockholders to be held for that purpose.

The Merger Agreement contains a limited contractual ability for the Board, in accordance with its fiduciary duties to the stockholders, to change its recommendation to the stockholders upon receipt of a superior proposal subject to certain terms and conditions therein, including providing Danam notice of the superior proposal and time to make a counter-proposal to amend the terms of the Merger Agreement.

Under the Merger Agreement, Assure has agreed to maintain certain indemnity rights (including advancing expenses) of the current officers and directors of Assure as they exist in the governing documents of Assure and maintain director and officers insurance for a period of 6 years following the closing of the Merger.

The closing of the Merger is subject to customary closing conditions, including, among other things, (i) the required approval of the stockholders of Assure and Danam, (ii) the accuracy of the representations and warranties of the parties made in the Merger Agreement, subject to materiality qualifiers, (iii) compliance by the parties with their respective covenants under the Merger Agreement, and (iv) the approval of NASDAQ of the continued listing of Danam after the closing of the Merger. Further, closing of the Merger is conditioned on the simultaneous closing of a sale transaction of Assure’s assets. The obligation of Assure is conditioned upon Danam completing acquisition transactions as set forth in the Merger Agreement, including completing the acquisitions of (a) all of the membership interests in Wood Sage, LLC, a Florida limited liability company and (b) all of the membership interests in Wellgistics, LLC, set forth in the applicable acquisition transactions agreements, both such acquisition transactions to close prior to or concurrent with the Merger. The obligation of Danam to close the Merger is also subject to satisfaction of certain additional conditions, including, among other things, (i) no Assure material adverse effect, (ii) Assure having performed its obligations under the agreement governing the sale transaction, (iii) Assure completing a wind down of its business, (iv) the reverse split having been consummated, and (v) Assure having a maximum amount of $500,000 in retained liabilities.

Management has evaluated subsequent events through April 24, 2024, the date the consolidated financial statements were available to be issued.

F-46

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,193,272	$1,795,164
Accounts receivable, net	1,412,033	1,309,397
Inventories	6,235,551	6,731,577
Prepaid expenses and other assets	18,125	557,947
Total current assets	8,858,981	10,394,085
Property, plant and equipment, net	469,383	549,691
Operating lease, right of use asset	1,287,252	1,402,596
Goodwill	872,433	872,433
Investments in unconsolidated entity	17,671	17,671
Note receivable	139,770	139,770
Other assets	859,033	24,249
Total assets	12,504,523	$13,400,495

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$3,124,103	$3,310,333
Accrued expenses and other liabilities	1,003,414	994,587
Current portion of debt obligations	5,115,929	5,180,995
Operating – lease liability	342,515	426,588
Total current liabilities	9,585,961	9,912,503
Long term debt	-	136,913
Operating lease liability	1,010,905	1,029,864
Total liabilities	10,596,866	11,079,281

Commitments and contingencies

Members’ equity:
Members’ capital	1,272,838	1,272,838
Members’ distribution	(32,244,742)	(32,244,742)
Retained earnings	32,879,561	33,293,118
Total members’ equity	1,907,657	2,321,214
Total liabilities and members’ equity	$12,504,523	$13,400,495

The accompanying notes are an integral part of these consolidated financial statements.

F-47

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Operations and Comprehensive Income (Loss)

	Six Months Ended
	June 30,
	2024	2023

Net sales	$18,007,680	15,698,707
Cost of sales	15,829,466	12,613,396
Gross profit	2,178,214	3,085,311

Operating expenses:
General and administrative expense	2,764,505	3,328,867
Depreciation	81,521	139,309
Total operating expenses	2,846,026	3,468,176

Loss from operations	(667,812)	(382,865)

Other income (expense):
Interest expense, net	(175,123)	(173,895)
Other income	429,378	197,914
Total other income (expense), net	254,255	24,019

Net loss	$(413,557)	$(358,846)

The accompanying notes are an integral part of these consolidated financial statements.

F-48

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Members’ Equity

	Members’	Members’	Retained	Total Members’
	Capital	Distribution	Earnings	Equity

Balances at December 31, 2022	$1,272,838	$(31,817,767)	$37,783,870	$7,238,941
Distributions to members	-	(430,082)	-	(430,082)
Net loss	-	-	(358,846)	(358,846)
Balances at June 30, 2023	$1,272,838	$(32,247,849)	$37,425,024	$6,450,013

Balances at December 31, 2023	$1,272,838	$(32,244,742)	$33,293,118	$2,321,214
Net loss	-	-	(413,557)	(413,557)
Balances at June 30, 2024	$1,272,838	$(32,244,742)	$32,879,561	$1,907,657

The accompanying notes are an integral part of these consolidated financial statements.

F-49

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Cash Flows

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(413,557)	$(358,846)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	81,521	139,309
Bad debt	127,211	-
Changes in operating assets and liabilities:
Accounts receivable	(229,848)	(311,391)
Inventories	496,026	(293,728)
Prepaid expenses and other assets	539,822	94,477
Other assets	(834,784)	4,006
Accounts payable	(186,230)	(1,054,959)
Accrued expenses and other liabilities	8,827	(95,753)
Operating lease liability, net	12,312	7,152
Net cash used in operating activities	(398,700)	(1,869,733)
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,213)	(9,431)
Net cash used in investing activities	(1,213)	(9,431)
Cash flows from financing activities:
Repayments of term loan and notes payable	(201,979)	(161,543)
Distributions to members	-	(28,827)
Net cash used in financing activities	(201,979)	(190,370)
Net change in cash and cash equivalents	(601,892)	(2,069,534)
Cash and cash equivalents at beginning of period	1,795,164	4,234,630
Cash and cash equivalents at end of period	$1,193,272	$2,165,096

Supplemental cash flow information:
Cash paid for interest	$104,035	$181,638

The accompanying notes are an integral part of these consolidated financial statements.

F-50

WELLGISTICS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Organization and Summary of Significant Accounting Policies

Nature of Operations

Wellgistics, LLC (“Wellgistics”, the “Company”) was organized in 2013 as a limited liability company. Wellgistics is a pharmaceutical company that retails generic and specialty drugs to pharmacies. In 2017, the Company was sold to Strategix Global, LLC (Strategix). On May 1, 2019, Pharm Donkey, LLC (Pharm Donkey) acquired a 20% ownership interest in the Company. Strategix Global, LLC owned the remaining 80% when the transaction occurred. On July 25, 2020, Strategix Global, LLC, purchased the remaining 20% back from Pharm Donkey. As part of the purchase, Wellgistics assigned $2,500,000 of notes receivable to Pharm Donkey.

During 2021 Strategix sold 20% of its interest in Wellgistics to Nomad Capital LLC. Later during May 2022, the ownership agreement was amended, and the ownership was changed to Strategix Global, LLC holding 65%; Nomad Capital LLC holds 20% and the remaining 15% is held by Jouska Holdings LLC. The equity holders of the Company entered into an agreement with Danam Health, Inc (“Danam”) for it to acquire all of the issued and outstanding membership interests. Later effective from June 2023, the ownership agreement was amended, and the ownership was changed to Strategix Global, LLC holding 60%; Nomad Capital LLC holds 20% and the remaining 20% is held by Jouska Holdings LLC.

Membership Interest Purchase Agreement - Danam Health, Inc. and Wellgistics, LLC

On May 11, 2023, Danam entered into a membership interest purchase agreement (the “Wellgistics MIPA”) with Wellgistics, LLC (“Wellgistics”), Strategix, Nomad Capital, LLC , and Jouska Holdings LLC (each, a “Seller” and collectively, “Sellers”). Upon the closing of the transaction contemplated in the Wellgistics MIPA, Sellers will sell and Danam will acquire all of the outstanding membership interests of Wellgistics as a part of the business combination.

The Parties amended the Wellgistics MIPA on August 4, 2023 extending the last day by which the Purchase Agreement (“Amendment”) could be consummated to December 26, 2023 and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

The Parties amended the Wellgistics MIPA on December 26, 2023 extending the last day by which the Purchase Agreement (“Second Amendment”) could be consummated to March 29, 2024 and the Parties desire to amend the Purchase Agreement and Amendment to modify such date

The Parties further amended the Wellgistics MIPA on March 22, 2024 to clarify the language and extend certain deadlines related to Earn-Out Payments and Bonus Payments. Additionally, it has been agreed unilaterally by the Sellers in the event that this Agreement fails to close by August 31,2024, Danam may but is not required to pay Seller a non-refundable sum of One Hundred Fifty Thousand Dollars ($150,000.00) (“Extension Fee”) which shall automatically extend the Closing deadline by thirty (30) days. Buyer may pay the Extension Fee no more than three (3) times for a total of no more than a ninety (90) day extension. The Extension Fee is Non-Refundable under any circumstances. The Extension Fee shall be applied to and reduce the cash payable to Sellers at Close if the sale is completed.

F-51

Basis of Presentation and Principles of Consolidation

The Company’s fiscal year ends on December 31.

The accompanying consolidated financial statements for the six months ended June 30, 2024 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S.GAAP”).

The consolidated financial statements include the accounts of Wellgistics and Norton Aviation LLC the subsidiary it controls. All inter-company balances and transactions are eliminated on consolidation. During the year ended December 31, 2023, the control in the subsidiary has been derecognized as the 100% membership interest has been distributed to its owners.

Unaudited Interim Financial Information

The unaudited interim financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, within the rules and regulations of the SEC. Certain information and disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited interim financial statements have been prepared on a basis consistent with the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods presented and of the financial condition as of the date of the interim balance sheet. The financial data and the other information disclosed in these notes to the interim financial statements related to the six-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the consolidated financial statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	fair value of long-term debt and notes receivable.
●	evaluation of goodwill for impairment
●	recoverability of long-lived assets and their related estimated lives.
●	accruals for estimated liabilities such as property tax accruals and litigation settlement accrual;
●	evaluation of equity method investments for impairment; and

Liquidity

Historically, operations have been funded primarily by positive operating cash flows, debt financing and capital contributions from its members. The Company has the ability to maintain the current level of spending or reduce expenditure to maintain operations.

Reclassification

Certain prior period amounts have been reclassified to conform to the current period presentation.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income (loss) presented in the financial statements for the six months ended June 30, 2024 and 2023.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

F-52

Accounts Receivable, Net

Accounts receivables are recorded at the invoiced amount and do not bear interest. Accounts receivables are due from various customers and are shown net of applicable reserves for doubtful accounts as shown on the face of the balance sheet. There were no accounts that had been placed on non-accrual status. The allowance for doubtful accounts has been estimated by management based on historical experience, current market trends and, for larger customer accounts, their assessment of the ability of the customers to pay outstanding balances. Past due balances and other higher risk amounts are reviewed individually for collectability. Changes in circumstances relating to the collectability of accounts receivable may result in the need to increase or decrease the allowance for doubtful accounts in the future.

The company provides for 95% of the accounts receivable which are due over the period of 90 days. The Company recognized bad debt expense of $127,211 and $124,080 within general and administrative expenses for the six months ended June 30, 2024 and 2023, respectively.

Inventories, Net

Inventory is stated at lower of cost, determined on a first in first out basis (“FIFO”), and net realizable value. Production costs are comprised of direct material and labor and applicable manufacturing overhead. The Company records an inventory reserve for losses associated with excess and obsolete items, which is estimated based on the Company’s current knowledge with respect to inventory levels, planned production, and customer demand. Provisions for excess and obsolete inventory are charged to cost of sales and are permanent reductions to the carrying value of inventory.

Property, Plant and Equipment, Net

Property, plant and equipment, net (“PP&E”) is stated at cost less accumulated depreciation and amortization and any accumulated impairment losses. Depreciation and amortization are computed using the straight-line method over the assets’ estimated useful lives. The estimated useful lives of PP&E are as follows:

Equipment – 5 – 10 years

Furniture and Fixtures – 7 years

Aircraft and Hangar - 20 years

Software – 3 – 5 years

Leasehold improvements – Shorter of the estimate useful life or remaining lease term

Capitalized costs associated with construction in progress are not depreciated until the related assets are placed into service, at which time the capitalized balance will be transferred to the appropriate account of PP&E. Construction in progress is stated at the lower of cost or fair value, which includes the cost of construction and other direct costs attributable to the construction. The costs are capitalized as incurred or as payments are made pursuant to relevant construction contracts.

Major renewals and improvements are capitalized. Replacements, maintenance, and repairs, which do not significantly improve or extend the useful life of the assets, are expensed when incurred.

Upon the sale or retirement of assets, costs and the related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the results of operations.

The Company evaluates its long-lived assets or asset groups for indicators of possible impairment by determining whether there were any triggering events that could impact the Company’s assets. If events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable the Company performs a comparison of the carrying amount to future net undiscounted cash flows expected to be generated by such asset or asset group. Should an impairment exist, the impairment loss is measured based on the excess carrying value of the asset over the asset’s fair value generally determined by estimates of future discounted cash flows.

The Company has not identified any such impairment losses for the six months ended June 30, 2024 and 2023.

Business Combination

The Company accounts for business combinations using the acquisition method of accounting in accordance with Business Combinations (Topic 805), which allocates the fair value of the purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. We engage third-party appraisal firms when appropriate to assist in the fair value determination of intangible assets. Initial purchase price allocations are subject to revisions within the measurement period, not to exceed one year from the date of acquisition. Acquisition-related expenses and transaction costs associated with business combinations are expensed as incurred.

Goodwill

Goodwill is an asset representing the excess cost over the fair market value of net assets acquired in business combinations. In accordance with Intangibles– Goodwill and Other (Topic 350), goodwill is not amortized but is tested annually for impairment or on an interim basis when indicators of potential impairment exist. Goodwill is tested for impairment at the reporting unit level. The Company’s reporting units discrete financial information is available and management regularly reviews the operating results. For purposes of impairment testing, goodwill is allocated to the applicable reporting units based on the reporting structure.

F-53

The Company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed for each of the applicable reporting units include, but are not limited to, changes in macroeconomic conditions, industry and market considerations, cost factors, discount rates, competitive environments, and financial performance of the reporting units. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a quantitative test is required. The Company also has the option to proceed directly to the quantitative test. Under the quantitative impairment test, the estimated fair value of each reporting unit is compared to its carrying value, including goodwill. If the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge equal to the excess would be recognized, up to a maximum amount of goodwill allocated to that reporting unit. Management can resume the qualitative assessment in any subsequent period for any reporting unit.

For the six months ended June 30, 2024, and the year ended December 31, 2023, management performed a qualitative impairment assessment of our reporting units, of which there were no indications that it was more likely than not that the fair value of our reporting units were less than their respective carrying values. As such, a quantitative goodwill test was not required, and no goodwill impairment was recognized in June 2024 and December 2023.

Equity method investments

The Company accounts for non-marketable investments using the equity method of accounting if the investment gives the Company the ability to exercise significant influence over, but not control, of an investee. Significant influence generally exists if the investor has an ownership interest representing between 20% and 50% of the voting stock of the investee. Under the equity method of accounting, investments are stated at initial cost and are adjusted for subsequent additional investments and our proportionate share of earnings or losses and distributions. Accordingly, the company has accounted for its investment in Black Bay LLC (“Black Bay”) where it owns 50% of the membership rights under equity method and has accounted for the proportionate share of losses.

Non-marketable investments

Non-marketable investments in which the company neither has a control or exercises significant influence are recorded at cost and adjusted for observable transactions for same or similar investments of the same issuer or impairment events (referred to as the measurement alternative). All gains and losses on privately held equity securities, realized and unrealized, are recorded through gains (losses) on investment in unconsolidated entities net, in the statement of operations..

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.
Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term debt approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

F-54

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits. The Company’s federal and state income tax returns for 2019 through 2023 are subject to examination (generally for the three years after they are filed) by the Internal Revenue Service and other taxing authorities.

Revenue Recognition

Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The new standard supersedes U.S. GAAP guidance on revenue recognition and requires the use of more estimates and judgments than the previous standards. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

Effective January 1, 2020, the Company adopted FASB ASU No. 2014-09, Revenue from Contracts with Customers and the related amendments, which are codified into ASC 606, which establishes a broad principle that requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenues, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The new standard supersedes U.S.GAAP guidance on revenue recognition and requires the use of more estimates and judgments than the previous standards. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

ASC 606 may be applied either retrospectively or through the use of a modified-retrospective method. The full retrospective method requires companies to recast each prior reporting period presented as if the new guidance had always existed. Under the modified retrospective method, companies recognize the cumulative effect of initially applying the standard as an adjustment to the opening balance of retained earnings at the date of initial application. The Company adopted ASC 606 on January 1, 2020, using the modified retrospective method, the impact of which was not material to the Company.

To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract was determined to be within the scope of ASC 606, the Company assessed the goods or services promised within each contract and determined those that were performance obligations, and assessed whether each promised good or service was distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. The Company recognizes revenue at the point of sale. The majority of orders are placed via the Company’s website. Customers generally pay by credit card at the time they place their order. The Company does have larger customers to whom they have extended terms for payment. Generally, payments from these customers are due within 30 days of their order being shipped. However, a few customers have been given terms extending out to 45 days.

The Company recognizes revenue when goods are delivered to the customer. The gross product revenues are subject to a variety of deductions, which generally are estimated and recorded in the same period that the revenues are recognized. Such variable consideration represents chargebacks, rebates, sales allowances and sales returns. These deductions represent estimates of the related obligations and, as such, knowledge and judgment are considered when estimating the impact of these revenue deductions on gross sales for a reporting period. All revenue for the Company is recognized at the point-in-time when delivered to customer based on contractual obligations. Any amount collected from customers for goods not yet delivered is recorded as unearned revenue. The company recognizes a refund liability if it receives consideration from a customer and expects to refund some or all of that consideration to the customer. A refund liability is measured at the amount of consideration received (or receivable) for which the company does not expect to be entitled (that is, amounts not included in the transaction price). The refund liability (and corresponding change in the transaction price and, therefore, the contract liability) is updated at the end of each reporting period for changes in circumstances.

F-55

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the six months ended June 30, 2024, and 2023, no sales to customers represented greater than 10% of revenue.

Note 2 Accounts Receivable, Net

Accounts receivable, net consist of the following:

	June 30,	December 31,
	2024	2023
Billed – Third Party	$2,108,672	$1,894,103
Billed – Affiliates	-	5,513
Total Accounts Receivable	2,108,672	1,899,616
Less: Allowance for doubtful accounts	(696,639)	(590,219)
Total accounts receivable, net	$1,412,033	$1,309,397

Note 3 Inventories, Net

Inventory consists of the following:

	June 30,	December 31,
	2024	2023
Finished Goods	$4,871,194	$6,390,049
FDNS	3,369,954	3,369,954
Inventory Reserve	(2,005,597)	(3,028,426)
Net Inventory	$6,235,551	$6,731,577

Note 4 Property, Plant and Equipment, Net

Property, plant and equipment consist of the following:

	June 30,	December 31,
	2024	2023
Leasehold Improvements	$766,467	$766,467
Equipment	589,208	587,996
Furniture & Fixtures	152,161	152,161
Software	28,098	-
	1,535,934	1,506,624
Less: Accumulated Depreciation	(1,066,551)	(956,933)
Property, plant and equipment, net	$469,383	$549,691

Depreciation expense for the six months ended June 30, 2024 and 2023 amounted to $81,521 and $139,309, respectively.

Note 5 Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	June 30,	December 31,
	2024	2023
Credit card obligation	$102,439	$34,748
Accrued payroll and vacation	28,685	26,598
Unearned revenue	500,000	55,606
Accrued interest	119,326	34,373
Refund liability	252,964	843,262
Accrued expenses and other liabilities	$1,003,414	$994,587

F-56

Note 6 Lease

The Company elected the package of practical expedients permitted under the transition guidance within the new standard which, among other things, allows companies to carry forward their historical lease classification. The Company made an accounting policy election by class of underlying asset not to recognize the lease liability and related right-of-use asset for leases with a term of one year or less.

The Company has operating leases for administrative offices and warehouse facilities. The leases have remaining lease terms of one year to six years, some of which include options to extend the leases for up to 3 years, and some of which include options to terminate the leases within one year. Options to extend or terminate leases that are considered reasonably certain are included in our determination of the lease term.

In May 2024, the Company entered into a lease agreement for office space in Tampa, Florida. The Company holds a 40% share in this lease, with Danam holding remaining 60%.. As a result, the Company recognized a right-of-use asset and corresponding lease liability of $238,029 calculated using a discount rate of 8.36%. The lease includes a monthly base rent of $18,792. The lease required a security deposit by Wellgistics of $31,871.

Supplemental cash flow information related to leases was as follows:

	Six Months Ended
	June 30,
	2024	2023
Operating lease cost	$189,111	$317,692
Short-term lease cost	$7,445	$7,445

Supplemental balance sheet information related to leases was as follows:

	June 30,	December 31,
	2024	2023
Operating Leases
Right-of-use assets	$1,287,252	$1,402,596

Short-term lease liabilities	342,515	426,588
Long-term lease liabilities	1,010,905	1,029,864
Total lease liabilities	$1,353,420	$1,456,452

Note 7 Debt

Outstanding debt consists of the following:

	June 30,	December 31,
	2024	2023
New revolving line of credit	$4,774,780	$4,774,780
Seller promissory note	341,149	543,128
Total debt	5,115,929	5,317,908
Less: current portion of debt	(5,115,929)	(5,180,995)
Total	$-	$136,913

Seller Promissory Note

In May 2022, the Company entered into a promissory note agreement with the seller of APD in the amount of $1.2 million. The promissory note was part of the consideration to the Seller in connection with the APD acquisition. The promissory note bears interest at a rate of 2% per annum and will mature on April 1, 2025. Interest expenses related to the promissory note was immaterial for the six ended June 30, 2024. Accrued interest as of June 30, 2024 was immaterial. As of June 30, 2024 the amount outstanding is $341,149.

Revolving line of credit

In May 2022 the Company entered into a credit agreement for a new line of credit $5,000,000 replacing the former line of credit. The new line of credit has a variable interest rate of three months US treasury rate plus 2.75% adjusted for minimum and maximum ceiling rates. As of June 30, 2024 and December 31, 2023, the interest rate works out to 8.36%. The line of credit is collateralized by accounts receivable and inventory balances. The line of credit is subject to certain specified covenants. The most stringent covenant includes the compliance to certain specified financial ratios. Interest expense related to the line of credit amounted to $13,865 for six months ended June 30, 2024. The outstanding balance on the line of credit as of June 30, 2024 was $4,774,780.

F-57

Note 8 Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term debt approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Note 9 Investment in Unconsolidated Affiliates

The Company has investments in affiliates that are not consolidated. As of June 30, 2024 and December 31, 2023, the Company had an investment in Gift Health totaling $17,671.

Note 10 Commitment and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable. The Company does not record any anticipated gains relating to its litigation or legal claims. The gains are only recorded upon receipt of the settlement.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 11 Related Party Transactions

The Company is partly owned by a private equity company, Nomad Capital, which has ownership interest in a few numbers of portfolio companies. The Company has had transactions with some of the affiliated companies of Nomad Capital. The transactions for purchases of pharmaceutical supplies are recorded in cost of sales. The purchases from the affiliated companies are sometimes sold below the value sold to a third party. Operating expenses, which include software expenses and marketing expenses, with affiliated companies are recorded within general and administrative expenses. The Company is charged a managerial service fee by its owners, which is recorded within general and administrative expenses.

The Company had the following related party balances recorded in accounts payable and accounts receivable:

	June 30,	December 31,
	2024	2023
Accounts payable (receivable) from affiliates of Nomad Capital	$-	$2,417
Accounts receivable from affiliates of Company	$-	$5,514

The Company had the following transactions with related parties:

	Six Months Ended
	June 30,
	2024	2023

Operating expenses from affiliates of Nomad Capital	$237,363	$254,852

Management service fee paid to Nomad Capital	$270,000	$270,000
Management service fee paid to Strategix	$-	$-
Management service fee paid to BBPR	$-	$-

Note 12. Subsequent Events

Management has evaluated subsequent events through September 5, 2024, the date the financial statements were available to be issued.

F-58

Community Specialty Pharmacy, LLC

Condensed Balance Sheets

(Unaudited)

	August 21,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$62,253	$14,846
Accounts receivables	43,023	21,727
Inventories	71,728	51,136
Prepaid expenses and other assets	465	3,287
Total assets	$177,469	$90,996
LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$192,143	$78,853
Other current liabilities	220,770	225,978
Total liabilities	412,913	304,831
Commitments and contingencies
Members’ equity (deficit):
Due to parent company	2,280,872	1,799,973
Accumulated deficit	(2,516,316)	(2,013,808)
Total members’ equity (deficit)	(235,444)	(213,835)
Total liabilities and members’ equity (deficit)	$177,469	$90,996

The accompanying notes are an integral part of these financial statements.

F-59

Community Specialty Pharmacy, LLC

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

	Period Ended
	August 21,
	2023	2022
Net sales	$850,753	$797,704
Cost of sales	756,575	841,216
Gross profit (loss)	94,178	(43,512)
Operating expenses:
General and administrative expense	596,686	189,892
Total operating expenses	596,686	189,892
Loss from operations	(502,508)	(233,404)
Net loss	$(502,508)	$(233,404)

The accompanying notes are an integral part of these financial statements.

F-60

Community Specialty Pharmacy, LLC

Condensed Statements of Members’ Equity

(Unaudited)

	Due to Parent	Accumulated	Total Members’
	Company	Deficit	Equity (Deficit)
Balances at December 31, 2021	$1,579,974	$(1,539,911)	$40,063
Capital contributions from parent company	972,466	—	972,466
Net loss	—	(233,404)	(233,404)
Balances at August 21, 2022	$2,552,440	$(1,773,315)	$779,125
Balances at December 31, 2022	$1,799,973	$(2,013,808)	$(213,835)
Capital contributions from parent company	480,899	—	480,899
Net loss	—	(502,508)	(502,508)
Balances at August 21, 2023	$2,280,872	$(2,516,316)	$(235,444)

The accompanying notes are an integral part of these financial statements.

F-61

Community Specialty Pharmacy, LLC

Condensed Statements of Cash Flows

(Unaudited)

	Period Ended
	August 21,
	2023	2022
Cash flows from operating activities:
Net loss	$(502,508)	$(233,404)
Changes in operating assets and liabilities:
Accounts receivables	(21,296)	72,047
Inventories	(20,592)	(920,108)
Prepaid expenses and other assets	2,822	(6,008)
Accounts payable	113,290	27,719
Other current liabilities	(5,208)	82,918
Net cash used in operating activities	(433,492)	(976,836)
Cash flows from financing activities:
Capital contributions from parent company	480,899	972,466
Net cash provided by financing activities	480,899	972,466
Net change in cash and cash equivalents	47,407	(4,370)
Cash and cash equivalents at beginning of period	14,846	63,719
Cash and cash equivalents at end of period	$62,253	$59,349

The accompanying notes are an integral part of these financial statements.

F-62

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 1 Organization and Summary of Significant Accounting Policies

Nature of Operations

Community Specialty Pharmacy, LLC (“CSP”, the “Company”) is an accredited independent retail pharmacy with a focus on specialty medications and a community-based model offering home delivery services to patients.

Basis of Presentation

The Company’s fiscal year ends on December 31, and its fiscal quarters end on March 31, June 30, September 30, and December 31.

The accompanying unaudited condensed financial statements for the period ending 21.08.2023 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information. Accordingly, these unaudited condensed financial statements do not include all of the information and disclosures required by U.S. GAAP for complete financial statements as certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. The unaudited condensed prepared on the same basis as the audited financial statements.

These unaudited condensed financial statements should be read in conjunction with the entity’s audited financial statements and notes thereto. In the opinion of management, the unaudited condensed financial statements include all normal and recurring adjustments that are considered necessary to present fairly the financial position of the Company and its results of operations and cash flows for the interim periods presented. Operating results for the period ended August 21, 2023 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2023 for any other interim period, or for any other future year.

Use of Estimates

The preparation of the Company’s Financial Statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Financial Statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;

Liquidity

Historically, operations have been funded primarily through the infusement of capital by Trxade Health, Inc, the parent company (See Note 4 – Due to Parent Company). The Company has the ability to maintain the current level of spending or reduce expenditures to maintain operations if funding is not available.

Reclassification

Certain prior period amounts have been reclassified to conform to the current year presentation.

Comprehensive Income

Comprehensive income includes net income as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income presented in the financial statements for the periods ended August 21, 2023, and 2022.

F-63

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined on a first in first out basis. On a quarterly basis, we evaluate inventory for net realizable value using estimates based on historical experience, current or projected pricing trends, specific categories of inventory, age and expiration dates of on-hand inventory and manufacturer return policies. If actual conditions are less favorable than our assumptions, additional inventory write-downs may be required, and no reserve is maintained as obsolete or expired inventories are written off. We believe that the inventory valuation provides a reasonable approximation of the current value of inventory. There is no reserve for inventory obsolescence and inventory is not pledged during the periods presented.

Accounts Receivable

The Company’s receivables are from customers and are collectible within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

Revenue

The Company adopted Accounting Standards Codification (“ASC”) 606 on January 1, 2020, the new accounting guidance on revenue recognition. The Company is in the retail pharmacy business. and fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. The following are the steps taken to recognize revenue.

Step One: Identify the contract with the customer — The prescription is written by a doctor for a customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription.

Step Two: Identify the performance obligations in the contract — Each prescription is distinct to the Customer.

Step Three: Determine the transaction price — The consideration is not variable. The transaction price is determined to be the price of the prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies).

Step Four: Allocate the transaction price — The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”.

Step Five: Recognize revenue when or as the entity satisfies a performance obligation — Revenue is recognized upon the delivery of the prescription.

F-64

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the periods ended June 30, 2023 and 2022, no sales to customers represented greater than 10% of revenue.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the short term nature of these instruments.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Accounting Pronouncements Recently Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, a comprehensive new revenue recognition standard that supersedes most existing industry-specific guidance. Accounting Standards Codification (“ASC”) 606 creates a framework by which an entity allocates the transaction price to separate performance obligations and recognizes revenue when each performance obligation is satisfied. Under the new standard, entities are required to use judgment and make estimates, including identifying performance obligations in a contract, estimating the amount of variable consideration to include in the transaction price, allocating the transaction price to each separate performance obligation and determining when an entity satisfies its performance obligations. The standard allows for either “full retrospective” adoption, meaning that the standard is applied to all of the periods presented with a cumulative catch-up in the earliest period presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial statements with a cumulative catch-up in the current period. In July and December 2016, the FASB issued various additional authoritative guidance for the new revenue recognition standard. The Company adopted ASC 606 on January 1, 2020, using the modified retrospective method, the impact of which was not material to the Company.

F-65

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023 the company determined that the update applied to trade receivables, but that there no material impact to the financial statements from the adoption of ASU 2016-13.

Note 2 Prepaid expenses and other assets

Prepaid expenses and other assets consist of the following:

	August 21,	December 31,
	2023	2022
Prepaid license and fees	$465	$3,287
	$465	$3,287

Note 3 Other current liabilities

Other current liabilities consist of the following:

	August 21,	December 31,
	2023	2022
Accrued salaries and wages	$220,770	$225,978
	$220,770	$225,978

Note 4 Due to Parent Company

Amounts due to parent company consists of consists of the following:

	August 21,	December 31,
	2023	2022
Expenses reimbursement due	$2,280,872	$1,799,973
	$2,280,872	$1,799,973

F-66

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 5 Commitment and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 6 Subsequent Events

On January 2023, CSP and TRxADE HEALTH, Inc., a Delaware corporation (“TRxADE”) entered into a Membership Interest Purchase Agreement (the “CSP MIPA”), pursuant to which TRxADE sold and Wood Sage acquired one hundred percent (100%) of the membership interest it owns in CSP in exchange for (i) One Hundred Thousand Dollars ($100,000) and (ii) all amounts due and payable to TRxADE from Wood Sage under the Master Service Agreement (defined below). In January 2023, Danam and CSP entered into an Amendment to the CSP MIPA, pursuant to which the parties revised the Closing Payment to One Hundred Thousand Dollars ($100,000) plus any amounts owed under the Management Services Agreement (as defined in the CSP MIPA).

On August 22, 2023, Wood Sage entered into the Note with Integral, which is owned by Suren Ajjarapu and Prashant Patel, to satisfy the purchase price under the CSP MIPA. Upon the satisfaction of all closing conditions, the CSP MIPA closed in August 2023.

F-67

COMMUNITY SPECIALTY PHARMACY, LLC

INDEPENDENT AUDITORS’ REPORT

To the members of Community Specialty Pharmacy, LLC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Community Specialty Pharmacy, LLC. (the “Company”) as of December 31, 2022 and 2021, the related statement of operations and comprehensive loss, statements of owner’s equity and statements of cash flows for each of the two years in the period ended December 31, 2022, and the related notes collectively referred to as the “Financial Statements”. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with Generally Accepted Accounting Principles of United States of America.

In our report dated May 24th, 2023, we expressed an opinion that the 2022 and 2021 financial statements did not fairly present financial position, results of operations comprehensive loss, and cash flows in conformity with accounting principles generally accepted in the United States of America because of two departures due to which the Financial Statements were materially misstated: the Employee benefit expenses of the company were found to be understated for the years 2022 and 2021 and the Trade Receivables of the company was found to be over-stated for the years 2022 and 2021. As described in Note 2 Restatement of previously issued Financial Statements, the Company restated its 2022 and 2021 financial statements. Accordingly, our present opinion on the 2022 and 2021 financial statements, as presented herein, is different from that expressed in our previous report.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the applicable rules and regulations of the and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that:

(1) relate to accounts or disclosures that are material to the financial statements and

(2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/s/ Suri & Co., Chartered Accountants

We have served as the Company’s auditors since 2021.

Date: 29th August 2023

Place: Chennai, India

F-68

COMMUNITY SPECIALTY PHARMACY, LLC

BALANCE SHEETS

	December 31,
	2022	2021
	(As Restated)	(As Restated)
ASSETS
Current assets:
Cash and cash equivalents	$14,846	$63,719
Accounts receivable	21,727	111,760
Inventories	51,136	42,494
Prepaid expenses and other assets	3,287	6,682
Total current assets	90,996	224,655
Total assets	$90,996	$224,655
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$78,853	$30,083
Other current liabilities	225,978	154,509
Total current liabilities	304,831	184,592
Total liabilities	304,831	184,592
Commitments and contingencies
Members’ equity
Due to Parent Company	1,799,973	1,579,974
Accumulated deficit	(2,013,808)	(1,539,911)
Total Members’ equity (deficit)	(213,835)	40,063
Total liabilities and members equity	$90,996	$224,655

The accompanying notes are an integral part of these financial statements.

F-69

COMMUNITY SPECIALTY PHARMACY, LLC

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year ended December 31,
	2022	2021
	(As Restated)	(As Restated)
Net sales	889,379	1,225,152
Cost of sales	866,014	1,068,367
Gross Profit	23,365	156,785
Operating expenses:
General and administrative expenses	497,262	546,035
Loss from operations	(473,897)	(389,250)
Net loss	(473,897)	(389,250)

The accompanying notes are an integral part of these financial statements.

F-70

COMMUNITY SPECIALTY PHARMACY, LLC

STATEMENTS OF MEMBERS’ DEFICIT

	Due to Parent	Accumulated	Total Members’
	Company	Deficit	Deficit
Balance at December 31, 2020	$1,325,731	$(1,150,661)	$175,070
Capital contributions from parent company	254,243	—	254,243
Net loss	—	(389,250)	(389,250)
Balance at December 31, 2021 (As restated)	$1,579,974	$(1,539,911)	$40,063
Capital contributions from parent company	219,999	—	219,999
Net loss	—	(473,897)	(473,897)
Balance at December 31, 2022 (As restated)	$1,799,973	$(2,013,808)	$(213,835)

The accompanying notes are an integral part of these financial statements.

F-71

COMMUNITY SPECIALTY PHARMACY, LLC

STATEMENTS OF CASH FLOWS

	December 31,
	2022	2021
	(As Restated)	(As Restated)
Operating activities:
Net loss	$(473,897)	$(389,250)
Changes in operating assets and liabilities
Accounts receivable	90,033	80,446
Inventories	(8,641)	(7,817)
Prepaid expenses and other assets	3,395	(2,692)
Accounts payable	48,769	(100,313)
Other current liabilities	71,469	147,466
Net cash used by operating activities	(268,872)	(272,160)
Financing activities:
Capital contributions from parent company	219,999	254,243
Net cash provided by financing activities	219,999	254,243
Net decrease in cash and cash equivalents	(48,873)	(17,917)
Cash and cash equivalents
Beginning of period	63,719	81,636
End of period	$14,846	$63,719

The accompanying notes are an integral part of these financial statements.

F-72

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1 Organization and Summary of Significant Accounting Policies

Nature of Operations

Community Specialty Pharmacy, LLC (“CSP”, the “Company”) is an accredited independent retail pharmacy with a focus on specialty medications and a community-based model offering home delivery services to patients.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of the Company’s Financial Statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Financial Statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;

●	accruals for estimated liabilities such as property tax accruals and; litigation settlement accrual;

Liquidity

Historically, operations have been funded primarily through the infusement of capital by Trxade Health, Inc, the Company parent company parent (See Note 6 - Due to Parent Company). The Company has the ability to maintain the current level of spending or reduce expenditures to maintain operations if funding is not available.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation.

Comprehensive Income

Comprehensive income includes net income as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income presented in the financial statements for the years ended December 31, 2022, and 2021.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

F-73

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined on a first in first out basis. On a quarterly basis, we evaluate inventory for net realizable value using estimates based on historical experience, current or projected pricing trends, specific categories of inventory, age and expiration dates of on-hand inventory and manufacturer return policies. If actual conditions are less favorable than our assumptions, additional inventory write-downs may be required, and no reserve is maintained as obsolete or expired inventories are written off. We believe that the inventory valuation provides a reasonable approximation of the current value of inventory. There is no reserve for inventory obsolescence and inventory is not pledged during the periods presented.

Accounts Receivable

The Company’s receivables are from customers and are collectible within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

Revenue

The Company adopted Accounting Standards Codification (“ASC”) 606 on January 1, 2020, the new accounting guidance on revenue recognition. The Company is in the retail pharmacy business. and fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. The following are the steps taken to recognize revenue.

Step One: Identify the contract with the customer - The prescription is written by a doctor for a customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription.

Step Two: Identify the performance obligations in the contract - Each prescription is distinct to the Customer.

Step Three: Determine the transaction price - The consideration is not variable. The transaction price is determined to be the price of the prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies).

Step Four: Allocate the transaction price - The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”.

Step Five: Recognize revenue when or as the entity satisfies a performance obligation - Revenue is recognized upon the delivery of the prescription.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the years ended December 31, 2022, no sales to customers represented greater than 10% of revenue.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

F-74

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value because of the short term nature of these instruments.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting this standard, but does not expect the adoption to have a material impact on its Financial Statements.

F-75

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Note 2 Restatement of previously issued Financial Statements

The Company’s Balance Sheet as of December 31, 2022, and 2021, its Statement of Operations, Statement of Shareholders’ Equity, and Statement of Cash Flows for the year ended December 31, 2022 and 2021, and certain related notes, have been restated to correct errors.

Restatement Background

During the course of independent audit of the 2022 and 2021 financial statements, the Company’s auditor identified errors that resulted in a qualified opinion being issued on the financial statements. The errors identified were determined to be material in the 2022 and 2021 Financial Statements. As a result of these errors, the Company has restated its Financial Statements for the year ended December 31, 2022 and 2021 in accordance with ASC 250, Accounting Changes and Error Corrections (the “restated financial statements”).

Description of Errors

The following are the errors in the previously issued 2022 and 2021 Financial Statements:

1)	Trade Receivables: An error was identified related to the recording of trade receivables as of December 31, 2021. Trade receivables were overstated due to the collectivity of a number of accounts. The error overstated previously reported trade receivables in the December 31, 2021 financials by approximately $114 thousand and understated net loss by approximately the same amount. A similar error was also found in the December 31, 2022 financials relating to trade receivables. The error overstated previously reported trade receivables in the December 31, 2022 financials by approximately $ 58 thousands and understated net loss by approximately same amount.

2)	General and administration expenses: An error was identified in general and administrative expenses (“G&A”) related to the overstatement of trade receivables described in error 1). The bad debt expenses relating to the trade receivables was not recorded in G&A expense in the statement of operations for the year ended December 31, 2021 and 2022. The error understated previously reported G&A expenses and net loss by approximately $114 thousand, and $58 thousand for the year ended December 31, 2021 and 2022 respectively.

3)	General and administration expenses: Another error was identified in G&A expenses related to understating employee benefit expenses reported in G&A expenses in the statement of operations for the year ended December 31, 2021 and 2022. The error understated previously reported G&A expenses and net loss by approximately $147 thousand, and $61 thousand for the year ended December 31, 2021 and 2022 respectively. The accumulative error to G&A expenses including the first G&A error detailed in 2) was an understatement of $261 thousand and $118 thousand for the years ended December 31, 2021 and 2022 respectively.

4)	Other current liabilities: An error was identified in other current liabilities relating to the error described in 3). The error understated previously reported other current liabilities by approximately $147 thousand and $208 thousand as of the ended December 31, 2021 and 2022 respectively.

5)	Revenue: An error was identified related to revenue for the year ended December 31, 2022. The error relating to the overstatement of trade receivables in the December 31, 2021 financial statements was incorrectly adjusted in the revenue reported in the 2022 financials statements. The error understated previously reported revenue by approximately $114 thousand and overstated net loss by the same amount for the year ended December 31, 2022.

6)	Other income: An error was identified related to other income for the year ended December 31, 2021 and 2022. The error related to the reporting of operating revenue as non-operating other income. The error overstated previously reported other income and understated revenue by approximately $24 thousand and $25 thousand for the year ended December 31, 2021 and 2022 respectively.

F-76

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Description of Restatement Tables

The following tables present a reconciliation from the figures as previously reported to the as restated amounts for the Company’s Balance Sheet, Statement of Operations, Statement of Cash Flows, and Statement of Shareholders’ Equity as of and for the years ended December 31, 2022 and 2021. The amounts as previously reported were derived from the Company’s previously issued Financial Statements for the year ended December 31, 2022, issued on May 24, 2023 (certain amounts may not add due to rounding):

Community Specialty Pharmacy, LLC

Statement of Operations

	December 31, 2022
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
Net sales	$750,503	$138,876	(5),(6)	$889,379
Cost of sales	866,014	—		866,014
Gross Profit	(115,511)	138,876		23,365
Operating expenses:
General and administrative expenses	379,100	118,162	(2),(3)	497,262
Loss from operations	(494,611)	20,714		(473,897)
Other income	24,833	(24,833)	(6)	—
Net loss	$(469,778)	$(4,119)		$(473,897)

F-77

Community Specialty Pharmacy, LLC

Statement of Operations

	December 31, 2021
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
Net sales	$1,201,149	$24,003	(5),(6)	$1,225,152
Cost of sales	1,068,367	—		1,068,367
Gross Profit	132,782	24,003		156,785
Operating expenses:
General and administrative expenses	285,348	260,687	(2),(3)	546,035
Loss from operations	(152,566)	(236,684)		(389,250)
Other income	24,003	(24,003)	(6)	—
Net loss	$(128,563)	(260,687)		$(389,250)

F-78

Community Specialty Pharmacy, LLC

Balance Sheet

	December 31, 2022
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
ASSETS
Current assets:
Cash and cash equivalents	$14,846	$—		$14,846
Accounts receivable	79,338	(57,611)	(1)	21,727
Inventories	51,136	—		51,136
Prepaid expenses and other assets	3,287	—		3,287
Total current assets	148,607	(57,611)		90,996
Total assets	$148,607	$(57,611)		$90,996
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$78,853	$—		$78,853
Other current liabilities	18,783	207,195	(3),(4)	225,978
Total current liabilities	97,636	207,195		304,831
Total liabilities	97,636	207,195		304,831
Commitment and contingencies
Members’ equity:
Due to Parent Company	1,799,973	—		1,799,973
Accumulated deficit	(1,749,002)	(264,806)	(1),(2),(3),(5)	(2,013,808)
Total members equity	50,971	(264,806)		(213,835)
Total liabilities and owners’ equity	$148,607	$(57,611)		$90,996

F-79

Community Specialty Pharmacy, LLC

Balance Sheet

	December 31, 2021
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
ASSETS
Current assets:
Cash and cash equivalents	$63,719	$—		$63,719
Accounts receivable	225,803	(114,043)	(1)	111,760
Inventories	42,494	—		42,494
Prepaid expenses and other assets	6,682	—		6,682
Total current assets	338,698	(114,043)		224,655
Total assets	$338,698	$(114,043)		$224,655
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$30,083	$—		$30,083
Other current liabilities	7,865	146,644	(3),(4)	$154,509
Total current liabilities	37,948	146,644		184,592
Total liabilities	37,948	146,644		184,592
Commitment and contingencies
Owners’ equity:
Due to Parent Company	1,579,974	—		1,579,974
Accumulated deficit	(1,279,224)	(260,687)	(1),(2),(3),(5)	(1,539,911)
Total members’ equity	300,750	(260,687)		40,063
Total liabilities and members’ equity	$338,698	$(114,043)		$224,655

F-80

Community Specialty Pharmacy, LLC

Statement of Cashflows

	December 31, 2022
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
Operating activities:
Net loss	$(469,778)	(4,119)	(1),(2),(3),(5)	$(473,897)
Changes in operating assets and liabilities
Accounts receivable	146,465	(56,432)	(1)	90,033
Inventories	(8,641)	—		(8,641)
Prepaid expenses and other assets	3,395	—		3,395
Accounts payable	48,769	—		48,769
Other current liabilities	10,918	60,551	(3),(4)	71,469
Net cash used in operating activities	(268,872)	—		(268,872)
Financing activities:
Capital contributions from parent company	219,999	—		219,999
Net cash provided by financing activities	219,999	—		219,999
Net decrease in cash and cash equivalents	(48,873)	—		(48,873)
Cash and cash equivalents
Beginning of period	63,719	—		63,719
End of period	$14,846	$—		$14,846

F-81

Community Specialty Pharmacy, LLC

Statement of Cashflows

	December 31, 2021
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
Operating activities:
Net loss	$(128,563)	$(260,687)	(1) (2),(3),(5)	$(389,250)
Changes in operating assets and liabilities
Accounts receivable	(33,597)	114,043	(1)	80,446
Inventories	(7,817)	—		(7,817)
Prepaid expenses and other assets	(2,692)	—		(2,692)
Accounts payable	(100,313)	—		(100,313)
Other current liabilities	822	146,644	(3),(4)	147,466
Net cash used in operating activities	(272,160)	—		(272,160)
Financing activities:
Capital contributions from parent company	254,243	—		254,243
Net cash provided by financing activities	254,243	—		254,243
Net decrease in cash and cash equivalents	(17,917)	—		(17,917)
Cash and cash equivalents
Beginning of period	81,636	—		81,636
End of period	$63,719	$—		$63,719

F-82

Community Specialty Pharmacy, LLC

Statement of Owners’ Equity

	As previously restated			As restated
	Due to			Due to
	Parent			Parent
	Members’	Accumulated	Total	Member’s	Accumulated	Total
	Company	Deficit	Equity	Company	Deficit	Deficit
Balance at December 31, 2020	$1,325,731	$(1,150,661)	$175,070	$1,325,731	$(1,150,661)	$175,070
Capital contributions from parent company	254,243		254,243	254,243		254,243
Net loss		(128,563)	(128,563)		(389,250)	(389,250)
Balance at December 31, 2021	1,579,974	(1,279,224)	300,750	1,579,974	(1,539,911)	40,063
Capital contributions from parent company	219,999		219,999	219,999		219,999
Net loss		(469,778)	(469,778)		(473,897)	(473,897)
Balance at December 31, 2022	$1,799,973	$(1,749,002)	$50,971	$1,799,973	$(2,013,808)	$(213,835)

Note 3 Prepaid expenses and other assets

Prepaid expenses and other assets consist of the following:

	December 31,
	2022	2021
Prepaid licenses and fees	3,287	6,682
Prepaid expense and other assets	$3,287	$6,682

F-83

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Note 4 Other current liabilities

Other current liabilities consist of the following:

	December 31,
	2022	2021
Accrued salary and wages	18,783	7,865
Other current liabilities	$18,783	$7,865

Note 5 Related Party

The Company’s transactions with Trxade and its subsidiaries are considered related party transactions. The Company has historically operated part of Trxade and not as a standalone company and certain of the Company’s transactions entered into the ordinary course business were with Txade and its subsidiaries. Accordingly, certain shared costs have been allocated to the Company by Txade and reflected as expenses in these financial statements and some expenses have been paid on behalf of the Company by Trxade and its subsidiaries. With the exception of Trxade Inc, who is the ultimate parent company, all the companies presented in the table below are wholly owned subsidiaries of Trxade

Related party transaction of consists of the following:

December 31,2022

			Integra	Alliance
	Trxade		Pharma	Pharma	Bonum
	Group	Trxade Inc	Solutions	Solutions	Health Inc
Expenses Incurred by Related Party	$30,280	$294,029	$—	$—	$—
Sales	(10,893)	—	—	—	—
Inter Group transfers	807,445	(916,090)	10,401	4,327	500
	$826,832	$(622,061)	$10,401	$4,327	$500

December 31, 2021

			Integra
	Trxade		Pharma
	Group	Trxade Inc	Solutions
Expenses Incurred by Related Party	$(46,694)	$(203,252)	$(4,548)
Inter Group Transfers	(892.56)	0	1142.56
	$(47,586)	$(203,252)	$(3,405)

Note 6 Due to Parent Company

Amounts due to parent company consists of consists of the following:

	December 31,
	2022	2021
Expense reimbursement dues	1,799,973	1,579,974
Due to Parent Company	$1,799,973	$1,579,974

F-84

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Note 7 Commitment and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 8 Subsequent Events

The Company evaluated subsequent events through August 29, 2023, the date at which the Financial Statements were available to be issued.

In January 2023, as part of a business combination between Artemis Strategic Investment Corporation (“Artemis”), a Special Purpose Acquisition Company (“SPAC”), and Danam Health, Inc (“Danam”), with Messrs. Suren Ajjarapu and Prashant Patel as officers, a holding company Wood Sage, LLC (“Wood Sage) will be acquired by Danam to effectuate a business combination acquiring 100% of our outstanding membership interests from Trxade Health, Inc’s (“Trxade”), with Messrs. Suren Ajjarapu and Prashant Patel as officers of TRxADE. On or about January 20, 2023, Wood Sage, Community Specialty Pharmacy, LLC (“CSP”), and TRxADE Health, Inc. (“TRxADE”) entered into a membership interest purchase agreement (“CSP MIPA”), amended January 20, 2023, whereby Wood Sage would buy TRxADE’s 100% membership interest in CSP. Wood Sage would pay $100,000 at closing. On or about January 20, 2023, Wood Sage and CSP entered into a master service agreement (“Wood Sage MSA”), amended on or about January 20, 2023, whereby CSP would manage the operations of CSP through closing.

On August 6, 2023, Danam entered into a Business Combination Agreement (“BCA”), by and among Artemis, ASIC Merger Sub Inc, a wholly owned subsidiary of Artemis (“Merger Sub”), Artemis Sponsor, LLC, a representative for the stockholders of Artemis, Suren Ajjarapu, and Danam Health, Inc. Upon the consummation of the Business Combination Danam will survive and become a wholly owned subsidiary of Artemis, which will be renamed Danam Health Holdings Corporation (“New Danam”). The consummation of the Business Combination is conditioned upon a favorable vote of both Artemis and Danam’s stockholders. As part of the BCA the Company entered into membership interest purchase agreements with Wellgistics, LLC (“Wellgistics”), and Wood Sage, LLC (“Wood Sage”) and its respective selling equity holders to acquire all of the issued and outstanding membership interests of both companies in a transaction that will close immediately prior the business combination of Artemis and Danam.

On August 22, 2023, Wood Sage purchased CSP and Alliance Pharma Solutions, LLC (“APS”) from Integral Health, Inc. (successor in interest to TRxADE). Wood Sage signed a promissory note payable to Integral Health, Inc. in the amount of $1,300,000, due 30 days from closing.

F-85

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

INDEPENDENT AUDITORS’ REPORT

To the members of Alliance Pharma Solutions, LLC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Alliance Pharma Solutions, LLC. (the “Company”) as of December 31, 2022 and 2021, the related statement of operations and comprehensive loss, statements of owner’s equity and statements of cash flows for each of the two years in the period ended December 31, 2022, and the related notes collectively referred to as the “Financial Statements”. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with Generally Accepted Accounting Principles of United States of America.

In our report dated May 24th, 2023, we expressed an opinion that the 2022 financial statements did not fairly present financial position, results of operations and comprehensive loss, and cash flows in conformity with accounting principles generally accepted in the United States of America because of the following departure due to which the Financial Statements were materially misstated; The company had not capitalized expenses relating to Research and development which has crossed the research stage and commenced development. As described in Note 2 Restatement of previously issued Financial Statements, the Company restated its 2022 financial statements. Accordingly, our present opinion on the 2022 financial statements, as presented herein, is different from that expressed in our previous report.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the applicable rules and regulations of the and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that:

(1)	relate to accounts or disclosures that are material to the financial statements and

(2)	involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/s/ Suri & Co., Chartered Accountants

We have served as the Company’s auditors since 2021.

Date: 29th August 2023

Place: Chennai, India

F-86

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

BALANCE SHEETS

	December 31,
	2022	2021
	(As Restated)
ASSETS
Current assets:
Cash and cash equivalents	$1,419	$1,469
Prepaid expenses and other assets	3,196	1,663
Total current assets	4,615	3,132
Property, plant and equipment, net	—	22,251
Intangible assets under development	567,256	—
Total assets	$571,871	$25,383
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$75,818	$72,294
Total current liabilities	75,818	72,294
Total liabilities	75,818	72,294
Commitments and contingencies (Note 8)
Members’ equity
Due to Parent Company	1,339,053	769,261
Accumulated deficit	(843,000)	(816,172)
Total members’ equity (deficit)	496,053	(46,911)
Total liabilities and members’ equity	$571,871	$25,383

The accompanying notes are an integral part of these financial statements.

F-87

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year ended December 31,
	2022	2021
	(As Restated)
Operating expenses:
Research and development expenses	$1,400	$343,048
General and administrative expenses	24,277	53,768
Depreciation	1,151	5,351
Loss from operations	(26,828)	(402,167)
Net loss	$(26,828)	$(402,167)

The accompanying notes are an integral part of these financial statements.

F-88

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

STATEMENTS OF MEMBERS’ EQUITY

	Due to Parent	Accumulated	Total Members’
	Company	Deficit	Equity
Balance at December 31, 2020	$421,379	$(414,005)	$7,374
Capital contributions from parent company	347,882	—	347,882
Net loss	—	(402,167)	(402,167)
Balance at December 31, 2021	769,261	(816,172)	$(46,911)
Capital contributions from parent company	569,792	—	569,792
Net loss	—	(26,828)	(26,828)
Balance at December 31, 2022 (As restated)	$1,339,053	$(843,000)	$496,053

The accompanying notes are an integral part of these financial statements.

F-89

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

STATEMENTS OF CASH FLOWS

	December 31,
	2022	2021
	(As Restated)
Operating activities:
Net loss	$(26,828)	$(402,167)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,151	5,351
Gain/(loss) on asset disposal	(1,900)	422
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,534)	(1,663)
Accounts payable	3,525	72,294
Net cash used in operating activities	(25,586)	(325,763)
Investing activities:
Purchase of vehicle	—	(23,018)
Proceeds from sale of property, plant and equipment	23,000	—
Payments made for intangible assets under development	(567,256)	—
Net cash used in investing activities	(544,256)	(23,018)
Financing activities:
Capital contributions from parent company	569,792	347,882
Net cash provided by financing activities	569,792	347,882
Net decrease in cash and cash equivalents	(50)	(899)
Cash and cash equivalents
Beginning of period	1,469	2,368
End of period	$1,419	$1,469

The accompanying notes are an integral part of these financial statements.

F-90

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1 Organization and Summary of Significant Accounting Policies

Nature of Operations

Alliance Pharmaceutical Solutions, LLC (d.b.a. DelivMeds) (“APS”, or the “Company”) has developed a same day Pharma delivery software - Delivmeds.com and invested in SyncHealth MSO, LLC a managed services organization in January 2019, which investment was divested in February 2020. The Company is a wholly owned subsidiary of Trxade Health, Inc, (“Trxade”), with Messrs. Suren Ajjarapu and Prashant Patel as officers of Trxade, and has entered into an agreement to sell the Company (See Note 9 - Subsequent Events)

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of the Company’s Financial Statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Financial Statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;

●	recoverability of long-lived assets and their related estimated lives;

Liquidity

Historically, operations have been funded primarily through the infusion of capital by Trxade Health, Inc, the Company parent company parent (See Note 5 - Due to Parent Company). The Company has the ability to maintain the current level of spending or reduce expenditure to maintain operations if funding is not available.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation.

Comprehensive Income

Comprehensive income includes net income as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income presented in the financial statements for the years ended December 31, 2022, and 2021.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

F-91

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Property, Plant and Equipment, net

Property, plant and equipment, net (“PP&E”) is stated at cost less accumulated depreciation and amortization and any accumulated impairment losses. Depreciation and amortization are computed using the straight-line method over the assets’ estimated useful lives. The estimated useful lives of PP&E are as follows:

Automobiles and trucks	5 years

Upon the sale or retirement of assets, costs and the related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the results of operations.

The Company evaluates its long-lived assets or asset groups for indicators of possible impairment by determining whether there were any triggering events that could impact the Company’s assets. If events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable the Company performs a comparison of the carrying amount to future net undiscounted cash flows expected to be generated by such asset or asset group. Should an impairment exist, the impairment loss is measured based on the excess carrying value of the asset over the asset’s fair value generally determined by estimates of future discounted cash flows.

The Company has not identified any such impairment losses for the years ended December 31, 2022 and 2021.

Intangible Assets

Research expenditure is recognized as an expense and Development expenditure that meets specified criteria is recognized as the cost of an intangible asset. The company has begun capitalizing the expenses related to the app Delivmeds as the management has determined that the Company’s app has crossed the research phase and has begun development.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts payable and accrued liabilities approximate their fair value because of the short-term nature of these instruments.

F-92

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Accounting Pronouncements Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, a comprehensive new revenue recognition standard that supersedes most existing industry-specific guidance. Accounting Standards Codification (“ASC”) 606 creates a framework by which an entity allocates the transaction price to separate performance obligations and recognizes revenue when each performance obligation is satisfied. Under the new standard, entities are required to use judgment and make estimates, including identifying performance obligations in a contract, estimating the amount of variable consideration to include in the transaction price, allocating the transaction price to each separate performance obligation and determining when an entity satisfies its performance obligations. The standard allows for either “full retrospective” adoption, meaning that the standard is applied to all of the periods presented with a cumulative catch-up in the earliest period presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial statements with a cumulative catch-up in the current period. In July and December 2016, the FASB issued various additional authoritative guidance for the new revenue recognition standard. The Company plans to adopt the accounting standard once it starts generating revenue.

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting this standard, but does not expect the adoption to have a material impact on its Financial Statements.

Note 2 Restatement of previously issued Financial Statements

The Company’s Balance Sheet as of December 31, 2022, and its Statement of Operations, Statement of Shareholders’ Equity, and Statement of Cash Flows for the year ended December 31, 2022, and certain related notes, have been restated to correct errors.

Restatement Background

During the course of the independent audit of the 2022 financial statements, the Company’s auditor identified errors that resulted in a qualified opinion being issued on the financial statements. The errors identified were determined to be material in the 2022 Financial Statements. As a result of these errors, the Company has restated its Financial Statements for the year ended December 31, 2022, in accordance with ASC 250, Accounting Changes and Error Corrections (the “restated financial statements”).

F-93

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Description of Errors

The following are the errors in the previously issued 2022 Financial Statements:

1)	Research and development expenses: An error was identified related to expenses for a research and development (“R&D”) project that had successfully passed the development stage being incorrectly reported as R&D expenses in the in the Statement of Operations. The error overstated previously reported R&D expense and net loss by approximately $45 thousand.

2)	General and administration expenses: An error was identified related to expenses for a research and development (“R&D”) project that had successfully passed the development stage being incorrectly reported as general and administrative (“G&A”) expenses in the Statement of Operations. The error overstated previously reported G&A expenses and net loss by approximately $71 thousand.

3)	Intangible assets under development: An error was identified related to the capitalization of intangible assets under development during the year ended December 31, 2022. The Company inappropriately recorded expenses related to an R&D project that had successfully passed its development stage, whereby were expensed instead of capitalized as required by the General Accepted Accounting Principal. The errors understated previously reported intangible assets under development by approximately $116 thousand.

Description of Restatement Tables

The following tables present a reconciliation from the figures as previously reported to the as restated amounts for the Company’s Balance Sheet, Statement of Operations, Statement of Cash Flows, and Statement of Shareholders’ Equity as of and for the year ended December 31, 2022. The amounts as previously reported were derived from the Company’s previously issued Financial Statements for the year ended December 31, 2022, issued on May 24, 2023 (certain amounts may not add due to rounding):

Alliance Pharmaceutical Solutions, LLC

Statement of Operations

	December 31, 2022
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
Operating expenses:
Research and development expenses	$46,787	$(45,387)	(1)	$1,400
General and administrative expenses	95,301	(71,024)	(2)	24,277
Depreciation and amortization	1,151	—		1,151
Loss from operations	(143,239)	116,411		(26,828)
Net loss	$(143,239)	116,411		$(26,828)

F-94

Alliance Pharmaceutical Solutions, LLC

Balance Sheet

	December 31, 2022
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
ASSETS
Current assets:
Cash and cash equivalents	$1,419	$—		$1,419
Prepaid expenses and other assets	3,196	—		3,196
Total current assets	4,615	—		4,615
Property, plant and equipment, net	—	—		—
Intangible assets under development	450,845	116,411	(3)	567,256
Total assets	$455,460	$116,411		$571,871
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$75,818	$—		$75,818
Total current liabilities	75,818	—		75,818
Total liabilities	75,818	—		75,818
Commitment and contingencies
Members’ equity:
Due to Parent Company	1,339,053	—		1,339,053
Accumulated deficit	(959,411)	116,411	(1),(2)	(843,000)
Total members’ equity	379,642	116,411		496,053
Total liabilities and members’ equity	$455,460	$116,411		$571,871

F-95

Alliance Pharmaceutical Solutions, LLC

Statement of Cashflows

	December 31, 2022
	As Previously	Restatement	Restatement	As
	Reported	Impact	Reference	Restated
Operating activities:
Net loss	$(143,239)	$116,411	(1),(2)	$(26,828)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,151	—		1,151
Gain on asset disposal	(1,900)	—		(1,900)
Changes in operating assets and liabilities
Prepaid expenses and other assets	(1,534)	—		(1,534)
Accounts payable	3,525	—		3,525
Net cash used in operating activities	(141,997)	116,411		(25,586)
Investing activities:

Proceeds from sale of property, plant and equipment	23,000	—		23,000
Payments made for intangible assets under development	(450,845)	(116,411)	(3)	(567,256)
Net cash used in investing activities	(427,845)	(116,411)		(544,256)
Financing activities:
Capital contributions from parent company	569,792	—		569,792
Net cash provided by financing activities	569,792	—		569,792
Net increase decrease in cash and cash equivalents	(50)	—		(50)
Cash and cash equivalents
Beginning of period	1,469	—		1,469
End of period	$1,419	$—		$1,419

F-96

Alliance Pharmaceutical Solutions, LLC

Statement of Owners’ Equity

	As previously reported			As restated
	Due to		Total	Due to		Total
	Parent	Accumulated	Owners’	Parent	Accumulated	Owners’
	Company	deficit	Equity	Company	deficit	Equity
Balance at December 31, 2021	$769,261	$(816,172)	$(46,911)	$769,261	$(816,172)	$(46,911)
Capital contributions from parent company	569,792		569,792	569,792		569,792
Net loss		(143,239)	(143,239)		(26,828)	(26,828)
Balance at December 31, 2022	$1,339,053	$(959,411)	$379,642	$1,339,053	$(843,000)	$496,053

F-97

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 3 Prepaid expenses and other assets

Prepaid expenses and other assets consist of the following:

	December 31,
	2022	2021
Prepaid software	$2,750	$—
Prepaid industry fees	446	1,663
Prepaid expenses and other assets	$3,196	$1,663

Note 4 Property, Plant and Equipment, net

PP&E consists of the following:

	December 31,
	2022	2021
Automobiles and trucks	$—	$23,018
	—	23,018
Less: Accumulated depreciation	—	(767)
Property, plant and equipment, net	$—	$22,251

Depreciation expenses for the years ended December 31, 2022 and 2021 amounted to $1,151 and $5,351 respectively.

Note 5 Intangible assets under development

Intangible assets under development consist of the following:

	December 31,
	2022	2021
Internal development cost - Delivmeds	567,256	—
Total Intangible assets under development	$567,256	$—

Note 6 Related Party

The Company’s transactions with Trxade and its subsidiaries are considered related party transactions. The Company has historically operated part of Trxade and not as a standalone company and certain of the Company’s transactions entered into the ordinary course business were with Trxade and its subsidiaries. Accordingly, certain shared costs have been allocated to the Company by Trxade and reflected as expenses in these financial statements and some expenses have been paid on behalf of the Company by Trxade and its subsidiaries. With the exception of Trxade Inc, who is the ultimate parent company, all the companies presented in the table below are wholly owned subsidiaries of Trxade.

Related party transaction of consists of the following:

December 31,2022

			Integra	Community
	Trxade		Pharma	Specialty	Bonum
	Group	Trxade Inc	Solutions	Pharmacy	Health Inc
Expenses incurred by related party	23,138	428,936	—	1,749	—
Inter group transfer	764,043	(721,255)	(24,937)	(15,576)	(2,275)
Capital contributions	86,470	10,000	10,000	9,500	—
	873,651	(282,319)	(14,937)	(4,327)	(2,275)

F-98

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2021

	Trxade		Bonum
	Group	Txade Inc	Health Inc
Expenses incurred by related party	15,385	206,203	2,275
Capital contributions	124,018	—	—
	139,403	206,203	2,275

Note 7 Due to Parent Company

Amounts due to parent company consists of consists of the following:

	December 31,
	2022	2021
Expenses reimbursement due	$1,339,053	$769,261
Due to Parent Company	$1,339,053	$769,261

Note 8 Commitment and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 9 Subsequent Events

The Company evaluated subsequent events through August 29, 2023, the date at which the Financial Statements were available to be issued.

In January 2023, as part of a business combination between Artemis Strategic Investment Corporation (“Artemis”), a Special Purpose Acquisition Company (“SPAC”), and Danam Health, Inc (“Danam”), with Messrs. Suren Ajjarapu and Prashant Patel as officers, a holding company Wood Sage, LLC (“Wood Sage) will be acquired by Danam to effectuate a business combination acquiring 100% of our outstanding membership interests from Trxade Health, Inc’s (“Trxade”). On or about January 20, 2023, Wood Sage, Alliance Pharma Solutions (“APS”), and TRxADE entered into a membership interest purchase agreement (“APS MIPA”), amended on or about January 20, 2023, whereby Wood Sage would buy TRxADE’s 100% membership interest in APS. Wood Sage would pay $1,200,000 at closing. On or about January 20, 2023, Wood Sage and APS entered into a master service agreement (“Wood Sage MSA”), amended on or about January 20, 2023, whereby APS would manage the operations of APS through closing.

On August 6, 2023, Danam entered into a Business Combination Agreement (“BCA”), by and among Artemis, ASIC Merger Sub Inc, a wholly owned subsidiary of Artemis (“Merger Sub”), Artemis Sponsor, LLC, a representative for the stockholders of Artemis, Suren Ajjarapu, and Danam Health, Inc. Upon the consummation of the Business Combination Danam will survive and become a wholly owned subsidiary of Artemis, which will be renamed Danam Health Holdings Corporation (“New Danam”). The consummation of the Business Combination is conditioned upon a favorable vote of both Artemis and Danam’s stockholders. As part of the BCA the Company entered into membership interest purchase agreements with Wellgistics, LLC (“Wellgistics”), and Wood Sage, LLC (“Wood Sage”) and its respective selling equity holders to acquire all of the issued and outstanding membership interests of both companies in a transaction that will close immediately prior the business combination of Artemis and Danam.

On August 22, 2023, Wood Sage purchased APS and Community Specialty Pharmacy, LLC (“CSP”) from Integral Health, Inc. (successor in interest to TRxADE). Wood Sage signed a promissory note payable to Integral Health, Inc. in the amount of $1,300,000, due 30 days from closing.

F-99

AlliancePharma Solutions LLC

Condensed Balance Sheets

(Unaudited)

	August 21,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,050	$1,419
Prepaid expenses and other assets	—	3,196
Total current assets	1,050	4,615
Property, plant and equipment, net	—	—
Intangible assets under development	858,498	567,256
Total assets	$859,548	$571,871
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$64,313	$75,818
Total liabilities	64,313	75,818
Commitments and contingencies
Members equity:
Due to parent company	1,673,044	1,339,053
Accumulated deficit	(877,809)	(843,000)
Total members’ equity	795,235	496,053
Total liabilities and members’ equity	$859,548	$571,871

The accompanying notes are an integral part of these financial statements.

F-100

Alliance Pharma Solutions LLC

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

	Period Ended
	August 21,
	2023	2022
Operating expenses:
Research and development expenses	$375	$950
General and administrative expenses	34,434	13,113
Depreciation	—	1,151
Total operating expenses	34,809	15,214
Loss from operations	(34,809)	(15,214)
Net loss	$(34,809)	$(15,214)

The accompanying notes are an integral part of these financial statements.

F-101

Alliance Pharma Solutions LLC

Condensed Statements of Members’ Equity

(Unaudited)

	Due to	Accumulated	Total Members’
	Parent Company	Deficit	Equity
Balances at December 31, 2021	$769,261	$(816,172)	$(46,911)
Capital contributions from parent company	444,433	—	444,433
Net loss	—	(15,214)	(15,214)
Balances at August 21, 2022	$1,213,694	$(831,386)	$382,308
Balances at December 31, 2022	$1,339,053	$(843,000)	$496,053
Capital contributions from parent company	333,991	—	333,991
Net loss	—	(34,809)	(34,809)
Balances at August 21, 2023	$1,673,044	$(877,809)	$795,235

The accompanying notes are an integral part of these financial statements.

F-102

Alliance Pharma Solutions LLC

Condensed Statements of Cash Flows

(Unaudited)

	Period Ended
	August 21,
	2023	2022
Cash flows from operating activities:
Net loss	$(34,809)	$(15,214)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	—	1,151
Gain on asset disposal	—	(1,900)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	3,196	(4,770)
Accounts payable	(11,505)	(47,791)
Net cash used in operating activities	(43,118)	(68,524)
Cash flows from investing activities:
Sale of fixed assets	—	23,000
Payments made for intangible assets under development	(291,242)	(398,691)
Net cash used in investing activities	(291,242)	(375,691)
Cash flows from financing activities:
Capital contribution from member	333,991	444,433
Net cash provided by financing activities	333,991	444,433
Net change in cash and cash equivalents	(369)	218
Cash and cash equivalents at beginning of period	1,419	1,469
Cash and cash equivalents at end of period	$1,050	$1,687

The accompanying notes are an integral part of these financial statements.

F-103

ALLIANCEPHARMA SOLUTIONS LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies

Alliance Pharmaceutical Solutions, LLC (d.b.a. DelivMeds) (“APS”, or the “Company”) has developed a same day Pharma delivery software — Delivmeds.com and invested in SyncHealth MSO, LLC a managed services organization in January 2019, which investment was divested in February 2020. The Company is a wholly owned subsidiary of Trxade Health, Inc, (“Trxade”) and has entered into an agreement to sell the Company (See Note 6 - Subsequent Events).

Basis of Presentation

The Company’s fiscal year ends on December 31.

The accompanying unaudited condensed financial statements for the interim period ending June 30, 2023 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information. Accordingly, these unaudited condensed financial statements do not include all of the information and disclosures required by U.S. GAAP for complete financial statements as certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. The unaudited condensed prepared on the same basis as the audited financial statements.

These unaudited condensed financial statements should be read in conjunction with the entity’s audited financial statements and notes thereto. In the opinion of management, the unaudited condensed financial statements include all normal and recurring adjustments that are considered necessary to present fairly the financial position of the Company and its results of operations and cash flows for the interim periods presented. Operating results for the period ended August 31, 2023 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2023 for any other interim period, or for any other future year.

Use of Estimates

The preparation of the Company’s Financial Statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Financial Statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;

●	recoverability of long-lived assets and their related estimated lives;

Liquidity

Historically, operations have been funded primarily through the infusement of capital by Trxade Health, Inc, the Company’s parent company. The Company has the ability to maintain the current level of spending or reduce expenditures to maintain operations if funding is not available.

Reclassification

Certain prior period amounts have been reclassified to conform to the current year presentation.

Comprehensive Income

Comprehensive income includes net income as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income presented in the financial statements for the periods.

F-104

ALLIANCEPHARMA SOLUTIONS LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Intangible Assets

Research expenditure is recognized as an expense and Development expenditure that meets specified criteria is recognized as the cost of an intangible asset. The company has begun capitalizing the expenses related to the app Delivmeds as the management has determined that the Company’s app has crossed the research phase and has begun development.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts payable and accrued liabilities approximate fair value because of the short term nature of these instruments.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-105

ALLIANCEPHARMA SOLUTIONS LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Accounting Pronouncements Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, a comprehensive new revenue recognition standard that supersedes most existing industry-specific guidance. Accounting Standards Codification (“ASC”) 606 creates a framework by which an entity allocates the transaction price to separate performance obligations and recognizes revenue when each performance obligation is satisfied. Under the new standard, entities are required to use judgment and make estimates, including identifying performance obligations in a contract, estimating the amount of variable consideration to include in the transaction price, allocating the transaction price to each separate performance obligation and determining when an entity satisfies its performance obligations. The standard allows for either “full retrospective” adoption, meaning that the standard is applied to all of the periods presented with a cumulative catch-up in the earliest period presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial statements with a cumulative catch-up in the current period. In July and December 2016, the FASB issued various additional authoritative guidance for the new revenue recognition standard. The Company plans to adopt the accounting standard once it starts generating revenue.

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company plans to adopt this new guidance as and when situation arises.

Note 2 Prepaid Expenses

Prepaid expenses of the company consists of the following,

	August 21,	December 31,
	2023	2022
Prepaid software	$—	$2,750
Prepaid industry fees	—	446
	$—	$3,196

Note 3 Intangible Assets under Development

Intangible assets under development of the company consists of the following,

	August 21,	December 31,
	2023	2022
Internal development cost - Delivmeds	$858,498	$567,256
	$858,498	$567,256

F-106

ALLIANCEPHARMA SOLUTIONS LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 4 Dues to Parent Company

Dues to parent company consists of the following,

	August 21,	December 31,
	2023	2022
Expenses reimbursement due	$1,673,044	$1,339,053
	$1,673,044	$1,339,053

Note 5 Commitments and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 6 Subsequent Events

In January 2023, Wood Sage, Alliance Pharma Solutions, LLC, a Florida limited liability company (“APS”), and TRxADE entered into a Membership Interest Purchase Agreement (the “APS MIPA”), pursuant to which TRxADE sold and Wood Sage acquired one hundred percent (100%) of the membership interest it owns in APS in exchange for (i) One Hundred Twenty Five Thousand Dollars ($125,000) and (ii) all amounts due and payable to TRxADE from Wood Sage under the Master Service Agreement. In January 2023, Danam and APS entered into an Amendment to the APS MIPA (the “APS MIPA Amendment”), pursuant to which the parties revised the Closing Payment to One Million Two Hundred Thousand Dollars ($1,200,000) plus any amounts owed under the Management Service Agreement (as defined in the APS MIPA).

On August 22, 2023, Wood Sage entered into the Note with Integral, which is owned by Suren Ajjarapu and Prashant Patel, to satisfy the purchase price under the APS MIPA. Upon the satisfaction of all closing conditions, the APS MIPA closed in August 2023.

F-107

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table presents the costs and expenses in connection with the issuance and distribution of the securities to be registered, other than Placement Agent fees, payable by us in connection with the sale of Common Stock being registered. Except as otherwise noted, we will pay all of these amounts. All amounts are estimates except the SEC registration fee and FINRA filing fee.

SEC registration fee	$1,598
FINRA filing fee	$1,566
Accounting fees and expenses	$20,000
Legal fees and expenses	$150,000
Printing fees and expenses	$5,000
Total	$178,164

Item 14. Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

On January 9, 2024, we entered into an indemnification agreement with Tim Canning, our Chief Executive Officer. The agreement requires Danam to indemnify Mr. Canning for certain expenses, including reasonable attorneys’ fees, incurred by him in certain actions or proceedings arising out of his services as our Chief Executive Officer.

We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against liabilities for actions taken in their capacities as directors and officers.

II-1

Item 15. Recent Sales of Unregistered Securities

The following information relates to all securities issued or sold by us within the past three years and not registered under the Securities Act.

On June 16, 2024, we issued 173,961 shares of our Common Stock (after giving effect to the stock split effected by the Company on October 30, 2024) to Nikul Panchal in connection with our acquisition of Wood Sage. These shares were issued in reliance on the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

On November 4, 2024, we issued 3,999,335 shares of our Common Stock to Strategix Global LLC, Nomad Capital, LLC, Jouska Holdings LLC, and Brian Norton in connection with the acquisition of Wellgistics, LLC. These shares were issued in reliance on the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

On March 21, 2025, we granted an aggregate of 19,764,108 shares of restricted stock under the Company’s Amended and Restated 2023 Equity Incentive Plan to the following individuals:

●	600,000 shares to the Company’s independent directors, with 198,000 shares vesting immediately and the remainder vesting in equal amounts on March 4, 2026, and March 4, 2027;

●	8,164,494 shares to the Company’s non-independent directors, with each share vesting immediately;

●	503,158 shares to certain employees, with 15,000 shares vesting immediately, 116,942 vesting on October 1, 2025, 126,942 vesting on October 1, 2026, 126,942 vesting on October 1, 2027, 58,666 vesting on October 1, 2028, and 58,666 vesting on October 1, 2029;

●	9,000,000 shares to the Company’s chief executive officer, which vest only upon the achievement of certain financial metrics for the fiscal years ending December 31, 2025, 2026, and 2027, with the first vesting opportunity occurring during the first quarter 2026;

●	223,333 shares to former employees, with each share vesting immediately; and

●	1,273,123 shares to consultants or advisers, with each share vesting immediately.

These shares were issued in reliance on the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

On April 11, 2025, we issued 152,000 shares of Common Stock to Hudson Global Ventures, LLC (“Hudson”) pursuant to an Equity Purchase Agreement by and between the Company and Hudson dated April 9, 2025 (the “ELOC Agreement”). These shares were issued in reliance on the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

Between May 28, 2025, and June 30, 2025, we issued 1,155,030 shares of our Common Stock to Hudson pursuant to the ELOC Agreement. These shares were issued in reliance on the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

On June 26, 2025, the Company issued 750,000 shares of restricted common stock to former chief executive officer Timothy Canning as consideration for the sign-on bonus deliverable to the terms of his employment agreement, which terminated upon his resignation in February 2025. These restricted shares vest on December 26, 2025, and were issued in reliance on the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

On August 7, 2025, we issued 243,428 shares of Common Stock to Outside The Box Capital Inc. for services rendered to the Company. These shares were issued in reliance on the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

On August 7, 2025, we issued an aggregate of 7,940,118 shares of Common Stock to the sellers of Wellgistics, LLC under the revised Wellgistics MIPA.

II-2

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit
Number	Description
2.1#	Amended and Restated Membership Interest Purchase Agreement dated June 16, 2024, by and between Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) and Nikul Panchal (incorporated by reference to Exhibit 10.1 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
2.2#	Membership Interest Purchase Agreement dated May 11, 2023, by and among Wellgistics Health, Inc. (f/k/a Danam Health, Inc.), Wellgistics, LLC, Strategix Global LLC, Nomad Capital LLC, Jouska Holdings LLC, and Brian Norton, as amended (incorporated by reference to Exhibit 5.2 of Wellgistics Health, Inc.’s Current Report on Form 8-K filed with the SEC on March 6, 2025).
2.3	Seventh Amendment to Membership Interest Purchase Agreement dated May 11, 2023, by and among Wellgistics Health, Inc. (f/k/a Danam Health, Inc.), Wellgistics, LLC, Strategix Global LLC, Nomad Capital LLC, Jouska Holdings LLC, and Brian Norton, as amended (incorporated by reference to Exhibit 2.1 of Wellgistics Health, Inc.’s Current Report on Form 8-K filed with the SEC on April 18, 2025).
2.4	Eighth Amendment to Membership Interest Purchase Agreement dated May 11, 2023, by and among Wellgistics Health, Inc. (f/k/a Danam Health, Inc.), Wellgistics, LLC, Strategix Global LLC, Nomad Capital LLC, Jouska Holdings LLC, and Brian Norton, as amended (incorporated by reference to Exhibit 2.1 of Wellgistics Health, Inc.’s Current Report on Form 8-K filed with the SEC on July 29, 2025).
2.5#	Agreement and Plan of Merger dated April 8, 2025, by and among Wellgistics Health, Inc., Wellpeek Merger Sub 1, Inc., Wellpeek Merger Sub 2, LLC, Peek Healthcare Technologies, Inc., and the Stockholder Representative (incorporated by reference to Exhibit 2.1 of Wellgistics Health, Inc.’s Current Report on Form 8-K filed with the SEC on April 11, 2025).
3.1	Certificate of Incorporation of Wellgistics Health, Inc., as amended and currently in effect (incorporated by reference to Exhibit 3.1 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
3.2	Bylaws of Wellgistics Health, Inc. as currently in effect (incorporated by reference to Exhibit 3.2 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
4.1**	Form of Warrant.
4.2**	Form of Pre-Funded Warrant.
4.3**	Form of Placement Agent Warrant.
5.1**	Opinion of Dykema Gossett PLLC.
10.1†	Second Amended and Restated 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025)
10.2†	Executive Employment Agreement dated January 1, 2023, by and between Dr. Shafaat Pirani and Wellgistics Health, Inc. (incorporated by reference to Exhibit 10.7 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.3†	Executive Employment Agreement dated March 3, 2025, by and between Wellgistics Health, Inc. and Brian Norton (incorporated by reference to Exhibit 5.1 of Wellgistics Health, Inc.’s Current Report on Form 8-K filed with the SEC on March 6, 2025).
10.4†	Indemnification Agreement dated January 9, 2024, by and between Tim Canning and Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) (incorporated by reference to Exhibit 10.10 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025)
10.5	Lease Agreement dated March 23, 2024, by and between GVI-IP TAMPA OFFICE OWNER, LLC and Wellgistics, LLC and Wellgistics Health, Inc (f/k/a Danam Health, Inc.) (incorporated by reference to Exhibit 10.12 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025)
10.6	Promissory Note dated August 22, 2023, made by Wood Sage, LLC in favor of Integral Health, Inc. (incorporated by reference to Exhibit 10.13 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).

II-3

10.7	Promissory Note dated September 13, 2023, made by Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) in favor of Nomad Capital LLC (incorporated by reference to Exhibit 10.16 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.8*#	Loan and Security Agreement dated November 22, 2024, by and between Marco Capital, Inc. and Wellgistics, LLC.
10.9	Guaranty Agreement dated as of November 22, 2024, by Wellgistics Health, Inc. (formerly Danam Health, Inc.) in favor of Marco Capital, Inc. (incorporated by reference to Exhibit 10.18 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.10	Roadie, Inc. Services Agreement dated July 12, 2023, by and between Roadie, Inc. and Alliance Pharma Solutions, LLC dba DelivMeds (incorporated by reference to Exhibit 10.19 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.11	Integration and Delivery Services Agreement dated January 26, 2022, by and between Lyft Healthcare, Inc. and Alliance Pharma Solutions, LLC d/b/a DelivMeds (incorporated by reference to Exhibit 10.20 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.12	Master Services Agreement dated November 20, 2023, by and between Best Computer Systems, Inc. d/b/a BestRx Pharmacy Software and DelivMeds (incorporated by reference to Exhibit 10.21 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.13	340B Contract Pharmacy Services Agreement dated April 1, 2021, by and between Community Specialty Pharmacy, LLC and AIDS Service Association of Pinellas, Inc. dba EPIC (incorporated by reference to Exhibit 10.22 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.14	Participating Pharmacy Agreement dated February 6, 2023, by and between Medzoomer, Inc. and Community Specialty Pharmacy Inc. (incorporated by reference to Exhibit 10.23 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.15*#	Standard Merchant Cash Advance Agreement dated October 1, 2024, by and between Cedar Advance LLC and Wellgistics, LLC / Danam Health, Inc.
10.16	Consulting Agreement dated February 25, 2025, by and between Wellgistics Health, Inc. and Hudson Global Ventures, LLC (incorporated by reference to Exhibit 1.1 of Wellgistics Health, Inc.’s Current Report on Form 8-K filed with the SEC on February 28, 2025).
10.17†	Executive Employment Agreement dated April 22, 2025, by and between the Company and Mark DiSiena (incorporated by reference to Exhibit 10.1 of Wellgistics Health, Inc.’s Current Report on Form 8-K filed with the SEC on April 24, 2025).
10.18*#	Business Loan and Security Agreement dated as of August 26, 2025, among Agile Capital Funding, LLC, Wellgistics Health, Inc., and Wellgistics, LLC.
10.19†	Executive Employment Agreement dated June 10, 2025, by and between D. Tony Madsen and Wellgistics Health, Inc.
10.20**	Form of Securities Purchase Agreement.
16.1	Letter from Suri & Co., Chartered Accountants, dated as of July 8, 2025 (incorporated by reference herein from Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2025).
21.1	List of Subsidiaries of Wellgistics Health, Inc. (incorporated by reference to Exhibit 21.1 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1 filed with the SEC on January 14, 2025).
23.1*	Consent of Suri & Co.
23.2**	Consent of Dykema Gossett PLLC (reference is made to Exhibit 5.1)
24.1*	Power of Attorney (reference is made to the signature page to the Registration Statement).
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)
107	Calculation of Filing Fee Table

*	Filed herewith.
**	To be filed via amendment.
#	As permitted by Regulation S-K, Item 601(b)(10)(iv) of the Securities Exchange Act of 1934, as amended, certain confidential portions of this exhibit have been redacted from the publicly filed document. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.
†	Indicates a management contract or any compensatory plan, contract or arrangement.

II-4

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on August 28, 2025.

WELLGISTICS HEALTH, INC.

By:	/s/ Brian Norton
Brian Norton
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below appoints Brian Norton as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this Offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Norton	Chief Executive Officer	August 28, 2025
Brian Norton	(Principal Executive Officer)

/s/ Mark DiSiena	Chief Financial Officer	August 28, 2025
Mark DiSiena	(Principal Financial Officer, Principal Accounting Officer)

/s/ Suren Ajjarapu	Director	August 28, 2025
Suren Ajjarapu

/s/ Michael L. Peterson	Director	August 28, 2025
Michael L. Peterson

/s/ Donald W. Anderson	Director	August 28, 2025
Donald W. Anderson

/s/ Rebecca Shanahan	Director	August 28, 2025
Rebecca Shanahan

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